As filed with the Securities and Exchange Commission on January 12, 2024

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
Under
The Securities Act of 1933

COLLECTIVE AUDIENCE, INC.
(Exact name of Registrant as specified in its charter)

Delaware	7370	86-2861807
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

85 Broad Street 16-079
New York, NY 10004
(808) 829-1057
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Peter Bordes
Chief Executive Officer
85 Broad Street 16-079
New York, NY 10004
(808) 829-1057
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Christopher Tinen, Esq.
Procopio Cory Hargreaves & Savitch, LLP

12544 High Bluff Drive, Suite 400

San Diego, CA 92130

(858) 720-6320

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	Subject to Completion	January 12, 2024

By Selling Securityholders

2,525,364 Shares of Common Stock
697,678 Shares of Common Stock Underlying Warrants

This prospectus relates to the sale of an aggregate 3,223,042 shares of Common Stock, par value of $0.0001, of Collective Audience, Inc. (referred to herein as the “Company” or “Collective Audience”), being registered by the Selling Securityholders named in this prospectus (the “Selling Securityholders”) which include, among other things, (i) up to 1,995,364 shares of our Common Stock, par value $0.0001 per share (“Common Stock”), (ii) 697,678 shares of our common stock issuable upon the exercise of issued warrants to purchase the Company’s common stock (the “Warrants”) (iii) 500,000 shares of our common stock originally issued in a private placement to our sponsor, Abri ventures, I, LLC, a Delaware limited liability company (“Sponsor”), and certain directors and former directors of the Company (collectively, the “Initial Shares”); (iv) 30,000 shares of common stock previously issued to our Underwriter, Chardan capital Markets, LLC, (the “Underwriter”) (collectively, the “Offering”)

The total number of shares of common stock registered in this registration statement is 3,223,042 (697,678 of which are issuable upon exercise if the Warrants)

On November 2, 2023, we consummated the transactions (the “Business Combination”) contemplated by that certain Merger Agreement dated as of September 9, 2022, as amended by the First Amendment dated May 1, 2023, the Second Amendment dated June 8, 2023, the Third Amendment dated July 20, 2023 and the Fourth Amendment dated August 28, 2023 thereto (collectively the “Merger Agreement”), by and among Abri SPAC I, Inc., our predecessor company (“Abri”), Logiq, Inc., a Delaware corporation (“Logiq”), DLQ, Inc., a Nevada corporation a (“DLQ,”) and Abri Merger Sub, Inc. (“Merger Sub”). As a result of the Closing of the Business Combination, DLQ merged with and into Merger Sub, resulting in DLQ becoming a wholly-owned subsidiary of the Company.

The Selling Securityholders may offer, sell or distribute all or a portion of the securities hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from such sales of the shares of our Common Stock or warrants, except with respect to amounts received by us upon the exercise of the Warrants. We will bear all costs, expenses and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their sale of their shares of our Common Stock or warrants. See section entitled “Plan of Distribution” beginning on page 79 of this prospectus.

Our Common Stock is listed on the Nasdaq Global Market of The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “CAUD.” Our Public Warrants were listed on Nasdaq under the symbol “CAUDW” until November 3, 2023 and remain unlisted. On January 11, 2023, the last quoted sale price for our Common Stock as reported was $1.17 per share.

We are an “emerging growth company,” as defined under the federal securities laws, and, as such, may elect to comply with certain reduced public company reporting requirements for future filings.

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the risks of investing in our securities in the section entitled “Risk Factors” beginning on page 7 of this prospectus.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment hereto. We have not authorized anyone to provide you with different information.

Neither the Securities Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is,            2024.

You should rely only on the information contained in this prospectus or in any free writing prospectus prepared by us or on our behalf. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission (“SEC”). The Selling Securityholders hereunder may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by such Selling Securityholders of the securities offered by them described in this prospectus. This prospectus also relates to the issuance by us of shares of Common Stock issuable upon the exercise of the Warrants. We will receive proceeds from any exercise of the warrants for cash.

Neither we nor the Selling Securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Securityholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Securityholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

The Selling Securityholders and their permitted transferees may use the shelf registration statement of which this prospectus forms a part to sell securities from time to time through any means described in the section entitled “Plan of Distribution.” More specific terms of any securities that the Selling Securityholders and their permitted transferees offer and sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement or post-effective amendment modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information.”

Unless expressly indicated or the context otherwise requires, references in this prospectus to “Collective Audience”, the “Company,” the “Registrant”, “we,” “us” and “our” in this prospectus refers to Collective Audience, Inc., a Delaware corporation, the parent entity formerly named Abri SPAC I, Inc. after giving effect to the Business Combination, and as renamed Collective Audience, Inc., and where appropriate our wholly-owned subsidiaries (including DLQ, Inc. (“DLQ”) and its subsidiaries). References to the consummation of the Business Combination shall be as of the “Closing,” and such date of the consummation of the Business Combination, the “Closing Date.”

MARKET AND INDUSTRY DATA

This prospectus contains estimates and information concerning our industry, our business, and the market for our products and services, including our general expectations of our market position, market growth forecasts, our market opportunity, and size of the markets in which we participate, that are based on industry publications, surveys, and reports that have been prepared by independent third parties. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to these estimates. Although we have not independently verified the accuracy or completeness of the data contained in these industry publications, surveys, and reports, we believe the publications, surveys, and reports are generally reliable, although such information is inherently subject to uncertainties and imprecision. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section entitled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in these publications and reports.

TRADEMARKS

This document contains references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of it by, any other companies.

ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including with respect to the anticipated effects of the Business Combination. These statements are based on the current expectations and beliefs of management of the Company and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These forward-looking statements include statements about future financial and operating results of the Company; statements of the plans, strategies and objectives of management for future operations of the Company; statements regarding future economic conditions or performance; and other statements regarding the future business of the Company. Forward-looking statements may contain words such as “will be,” “will,” “expect,” “anticipate,” “continue,” “project,” “believe,” “plan,” “could,” “estimate,” “forecast,” “guidance,” “intend,” “may,” “plan,” “possible,” “potential,” “predict,” “pursue,” “should,” “target” or similar expressions, and include the assumptions that underlie such statements. These statements include, but are not limited to the following:

●	changes in the competitive industries and markets in which the Company and its subsidiaries operates or plans to operate;

●	changes in applicable laws or regulations affecting the Company’s business;

●	the Company’s ability to implement business plans, forecasts, and other expectations after the completion of the Business Combination, and identify and realize additional opportunities;

●	risks related to the Company’s potential inability to achieve or maintain profitability and generate significant revenue;

●	current and future conditions in the global economy, including as a result of economic uncertainty, and its impact on the Company, its business and the markets in which it operates;

●	the Company’s potential inability to manage growth effectively;

●	the Company’s ability to recruit, train and retain qualified personnel;

●	estimates for the prospects and financial performance of the Company’s business may prove to be incorrect or materially different from actual results;

●	costs related to the Business Combination and the failure to realize anticipated benefits of the Business Combination;

●	risks related to the Company’s marketing and growth strategies;

●	the effects of competition on the Company’s business;

●	expectations with respect to future operating and financial performance and growth, including when the Company will generate positive cash flow from operations;

●	the Company’s ability to raise funding on reasonable terms as necessary to develop its products in the timeframe contemplated by its business plan; and

●	other risks and uncertainties indicated in this prospectus including those under “Risk Factors” beginning on page 7 in the Proxy Statement/Prospectus and other filings that have been made or will be made with the SEC by the Company.

In addition, there may be events that the Company’s management is not able to predict accurately or over which the Company has no control.

The forward-looking statements contained in this prospectus and registration statement are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those that the Company has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the Company’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under section entitled “Risk Factors” in this prospectus. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. The Company will not and does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

iii

PROSPECTUS SUMMARY

This summary highlights information contained in greater detail elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider in making your investment decision. You should read the entire prospectus carefully before making an investment in our Common Stock. You should carefully consider, among other things, our consolidated financial statements and the related notes and the sections entitled “Risk Factors,” “Business,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

Overview

Collective Audience, Inc. (the “Company” or “Collective Audience”) was incorporated in Delaware on March 18, 2021 as Abri SPAC I, Inc., and was formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities. The Company consummated the Business Combination on November 2, 2023 and as a result, DLQ, Inc. (“DLQ”) became a wholly-owned subsidiary of the Company and its operations are primarily through DLQ and DLQ’s subsidiaries.

DLQ was, originally incorporated in 2019 as Origin8, Inc. On April 15, 2020, its named was changed to Logiq, Inc. and on August 29, 2022 its name was changed to DLQ, Inc. DLQ is a wholly owned subsidiary of the Company and itself has three wholly owned subsidiaries, (i) Tamble Inc., a Delaware corporation (“Tamble”), (ii) Push Interactive, LLC, a Minnesota limited liability company (“Push”), and (iii) BattleBridge Acquisition Co. LLC, a Nevada corporation (“BattleBridge”) DLQ is headquartered in Minneapolis, Minnesota, USA.

Corporate Information

On November 2, 2023 (the “Closing Date”), Abri SPAC I, Inc. (“Abri”), our predecessor company consummated its previously announced business combination (“Business Combination”) pursuant to the terms of that certain Merger Agreement (as amended, “Merger Agreement”) with Logiq, Inc., a Delaware corporation (“Logiq” or “DLQ Parent”), DLQ, and Abri Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Abri (“Merger Sub”).

Pursuant to the terms of the Merger Agreement (and upon all other conditions pursuant to the Merger Agreement being satisfied or waived), on the Closing Date, (i) Abri changed its name to “Collective Audience, Inc.”, and (ii) Merger Sub merged with and into DLQ ( “Merger”), with DLQ as the surviving company in the Merger and, after giving effect to such Merger, DLQ becoming a wholly-owned subsidiary of the Company.

Lead Generation

Revenue is primarily generated through lead generation, which are leads sourced from DLQ owned and operated online brands, and then sold to lead exchanges and other buyers segregated by market verticals.

Lead data is captured on domains owned by DLQ, processed through DLQ’s internal and proprietary technology platform named “Marble”. Marble is DLQ’s proprietary architecture that ingests data from their owned and operated brands as a “Consumer Data Profile” distributed via Application Programming Interfaces (“API’s”), and sold within a live data auction. The data sold based on each of their corporate customer’s criteria as set forth in their respective contracts. DLQ utilizes both internal media and third-party publisher partners to produce digital advertising traffic to Push’s owned and operated brands. This results in captured consumer data that is sold to lead buyers and lead exchanges.

Performance Based Engagement

DLQ generates additional revenue through a pay-for-performance marketing model on select advertisers’ offers. These offers are used as promotions on DLQ’s owned and operated brands or promoted via third party traffic partners (such as display advertising, email marketing, and social media partners). These third party traffic partners independently engage in digital marketing efforts to direct targeted web traffic to one of DLQ’s owned and operated brands. Push is paid on a successful lead or sale with this approach. Success criteria are dependent on the specific offer, but typically requires that any unique instance of web traffic results in a lead which is subsequently sold by DLQ.

DLQ aims to provide a successful outcome for DLQ clients by connecting them to new consumers for their business. DLQ’s primary revenue generating models are the (i) Push business unit and (ii) the BattleBridge business unit.

Push Business Unit

Through Push, DLQ offers two types of services for clients:

(1)	Lead generation: DLQ provides their clients with a prospective customer who has demonstrated an intent to engage with a particular vertical, such as home improvement, or a particular service or product.

(2)	Performance Based Engagement: DLQ connects digital marketing traffic from third parties to brands and service providers, creating a new customer to a client through an e-commerce transaction. This is on a pay-for-performance model.

Marble: Marble is DLQ’s proprietary architecture that ingests data from their owned and operated brands as a “Consumer Data Profile”. Marble has been built as an internally facing tool that assembles repeated submissions with a common data point into unified consumer profiles to track engagement over time and across brands. These profiles are then validated by a series of third-party partners, who provide scores based on fraud probability, specific accuracy of data points, and the overall profile’s match rate to what resides in existing major data warehouses. These inputs are utilized to identify trends in captured consumer data, which informs both the traffic’s sources and brand teams of their ad campaign performance and overall quality of the leads being generated on DLQ owned funnels. These inputs are utilized to identify trends in captured consumer data, which informs both the traffic’s sources and brand teams of their ad campaign performance and overall quality of the leads being generated on DLQ owned brands.

Distribution of lead data for sale is handled through a live auction via a ping-post system. This allows Marble to solicit bids from several buyers for the same record simultaneously, while protecting the privacy and integrity of the lead until a winning bidder can be selected. Marble’s flexible distribution architecture allows DLQ to meet the unique requirements of each of their major data buyers and to adapt to new verticals as required throughout the year.

Outcome: Outcome is a self-service lead generation marketplace targeting SMB service providers within the United States. Outcome permits these customers to set specific criteria and pricing goals within the platform and accept delivery of consumer lead data at a regular cadence. This data is delivered via an API to the customer’s customer relationship management platform (“CRM”) along with rights to engage the consumer in marketing activities for their specific offering. Customer requests are fulfilled from DLQ’s owned and operated brand websites primarily derived from web traffic generated by DLQ’s internal agency.

Outcome utilizes a separate database instance built on the Marble architecture, providing their customers with similar end results that their own team has generated in DLQ’s lead generation business with Marble’s lead vetting and distribution tools. This shared architecture ensures the same security and stability infrastructure as their own primary products and services, thereby reducing the scope and improving the efficiencies of DLQ overhead.

Outcome’s sales process is based on minimal overhead and rapid turnaround between signup and lead delivery. This addresses many issues DLQ normally experiences through its traditional lead generation model with integrated agreements and disclaimers, improving onboarding efficiency through a do-it-yourself (“DIY”) solution, and standardizing delivery process to static CRM endpoints. This enables DLQ to scale up its sales process to address the inherently broader customer base associated with the SMB versus lead exchange markets.

Outcome’s customers enter into a data services agreement and/or lead generation services with pricing determined by a pre-set bid. All other terms and conditions are customized to the customer’s situation and needs.

BattleBridge Business Unit

BattleBridge, the agency services business unit of DLQ, is a full-service branding and digital marketing agency serving both external clients and other DLQ business units. BattleBridge offers branding and identity development in addition to digital strategy and media buying services, as well as all necessary ancillary and supporting services to enable the branding and digital practices.

Branding and identity development services include product and company naming, design and documentation of comprehensive branding standards around graphics, marks, colors, and typestyles, as well as verbal assets like value propositions, sales language, marketing claims, sales scripts, media releases, and seminal white papers.

Digital strategy and media buying services include planning, targeting, configuring, and executing all aspects of ad campaigns including design, copy, graphic art, video, music, promotional tactics, and distribution of ads via targeted media buying. BattleBridge currently uses targeted media buying with talent and is in process of integrating automation solutions obtained from DLQ’s other business units. Targeted media buying focuses primarily around Google AdWords, Bing Ads, Facebook, Instagram, TikTok, YouTube, and Amazon, all of which are included in BattleBridge’s services and talent sets. BattleBridge establishes individual goals with each client and provides periodic reporting based on those goals, often referencing Return on Ad Spend (“ROAS”) as the primary key performance indicator.

BattleBridge also provides online marketing services including search engine optimization (“SEO”), content marketing, funnel design and engineering, conversion optimization, videography, product photography, and email marketing.

DLQ initially intended to add the Rebel AI business unit as a marketing platform, however due to limitations of its usage and lack of proprietary application, DLQ has decided not to use this platform and will move forward with further developing its BattleBridge platform instead, which provides a subscription service for small businesses to use advanced marketing and advertising techniques. The exclusion of these assets would prevent additional cost for DLQ to integrate this business unit. The value of these assets were not contemplated in the merger valuation of DLQ.

The Company’s principal executive offices are located at 85 Broad Street 16-079, New York, NY 10004, and its telephone number is (808) 829-1057.

Our website address is http://www.collectiveaudience.co. The information on, or that can be accessed through, our website is not part of this prospectus, and you should not consider information contained on our website in deciding whether to purchase shares of the Company’s Common Stock. The Company has included our website address in this prospectus solely as an inactive textual reference.

The Company uses the Collective Audience logo and other marks as trademarks in the United States and other countries. This prospectus contains references to our trademarks and service marks and to those belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without a trademark symbol, but such references are not intended to indicate in any way that the Company will not assert, to the fullest extent under applicable law, its rights or the rights of the applicable licensor to these trademarks and trade names. The Company does not intend its use or display of other entities’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other entity.

The Company are an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”). We will remain an emerging growth company until the earliest to occur of: the last day of the fiscal year in which we have more than $1.07 billion in annual revenues; the date it qualifies as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates; the issuance, in any three-year period, of more than $1.0 billion in non-convertible debt securities; and the last day of the fiscal year ending after the fifth anniversary of Abri’s initial public offering.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (“Securities Act”), for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.

Additionally, the Company is a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. The Company will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our ordinary shares held by non-affiliates exceeds $250 million as of the prior June 30, or (ii) its annual revenue exceeded $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates exceeds $700 million as of the prior June 30.

Unless expressly indicated or the context requires otherwise, the terms “Collective Audience” the “Company,” the “Registrant,” “we,” “us” and “our” in this prospectus refer to Collective Audience, Inc., the parent entity formerly named Abri SPAC I, Inc., after giving effect to the Business Combination, and as renamed Collective Audience, Inc. and where appropriate, our wholly-owned subsidiaries (including DLQ).

Summary of Risk Factors

In evaluating an investment in our securities, investors should carefully read the risks described below, this prospectus and especially consider the factors discussed in the section entitled “Risk Factors.” If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. Such risks include, but are not limited to:

●	Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern”.

●	Nasdaq may delist our common stock from quotation on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

●	Our ability to be successful after the Business Combination will be totally dependent upon the efforts of our key personnel, some of whom may join us post-Business Combination. While we intend to closely scrutinize any individuals we engage, our assessment of these individuals may not prove to be correct.

●	Negative Operating Cash Flow.

●	DLQ is subject to risks associated with changing technologies in the digital marketing industry, which could place DLQ at a competitive disadvantage.

●	Defects or errors in DLQ’s platform and products could harm its reputation, result in significant costs and impair its ability to market their products and services.

●	If DLQ is unable to reliably meet their data storage and management requirements, or if they experience any failure or interruption in the delivery of their services over the Internet, customer satisfaction and DLQ’s reputation could be harmed and customer contracts may be terminated.

●	DLQ’s future success depends on their ability to develop and successfully introduce new and enhanced products that meet the needs of our customers.

●	New entrants and the introduction of other platforms in DLQ’s markets may harm DLQ’s competitive position.

●	DLQ has substantial customer concentration, with a limited number of customers accounting for a substantial portion of our Revenues.

●	Attrition of customers and failure to attract new customers could have a material adverse effect on DLQ’s business, financial condition and results of operations, and cash flows.

●	Increasing competition and increasing costs within DLQ’s customers’ industries may affect the demand for their products and services, which may affect its results of operations and financial condition.

●	DLQ relies on third-party providers to license certain intellectual property and to provide internet services, and any failure by these third-party providers to continue to license any intellectual property or to provide reliable services could cause DLQ to lose customers and subject it to claims for credits or damages, among other things.

●	If DLQ is unable to transfer existing customers or acquire new customers, its operating results will be harmed. Likewise, potential customer turnover in the future, or costs it incurs to retain its existing customers, could materially and adversely affect its operating results.

●	Our insiders will control a substantial interest in us and thus may influence certain actions requiring a stockholder vote.

●	We will, in the future, issue additional common shares, which will reduce investors’ percent of ownership and dilute our share value.

●	The Public Warrants may never be in the money, and they may expire worthless.

●	The market price of our Common Stock may be volatile, which could result in substantial losses for investors.

●	Our principal stockholders and management own a significant percentage of our Common Stock and will be able to exercise significant influence over matters subject to stockholder approval.

●	We may redeem unexpired Public Warrants prior to their exercise at a time that is disadvantageous to warrant holders, thereby making their Public Warrants worthless.

●	We anticipate the need to sell additional authorized shares in the future. This will result in a dilution to our existing shareholders and a corresponding reduction in their percentage ownership in the Company.

Summary of The Offering

Issuer	Collective Audience, Inc., a Delaware corporation

Resale of Common Stock and Warrants

Shares of Common Stock offered by the Selling Securityholders	Up to 3,223,042 shares of Common Stock

Warrants offered by the Selling Securityholders	Up to 697,678 Warrants.

Number of shares of Common Stock outstanding prior to the Offering	13,726,810 shares of Common Stock as of January 3, 2024

Number of shares of Common Stock outstanding after the Offering	13,726,810 shares of Common Stock

Number of Warrants outstanding prior to the Offering	6,028,518 as of January 3, 2024

Number of Warrants outstanding after the Offering	6,028,518

Terms of the Offering	The Selling Securityholders will determine when and how they will dispose of the shares of Common Stock and Warrants registered under this prospectus for resale.

Use of proceeds	We will not receive any proceeds from the sale of shares of Common Stock or Warrants by the Selling Securityholders.

Lock-up restrictions	Certain of our stockholders are subject to certain restrictions on transfer until the termination of applicable lock-up periods. See the section entitled “Certain Relationships, Related Party and Other Transactions.”

Trading symbols	Our Common Stock is listed on Nasdaq under the symbol “CAUD” Our Warrants are not currently listed on any exchange or bulletin board.

Risk Factors	See the section entitled “Risk Factors” and other information included in this prospectus for a discussion of factors that you should consider carefully before deciding to invest in our securities.

RISK FACTORS

You should carefully review and consider the following risk factors and the other information contained in prospectus, including the financial statements and notes to the financial statements included herein and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” before deciding whether to invest in our securities. We cannot assure you that any of the events discussed below will not occur. These events could have a material and adverse impact on the Company’s business, financial condition, results of operations and prospects. Unless otherwise indicated, references to the Company’s business being harmed in these risk factors will include harm to its business, reputation, financial condition, results of operations, net revenue and future prospects. In such event, the trading price of the Company’s Common Stock could decline, and you could lose all or part of your investment. We may face additional risks and uncertainties that are not presently known, or that are currently deem immaterial, which may also impair the Company’s business or financial condition. The following discussion should be read in conjunction with the financial statements and notes to the financial statements included herein. Unless expressly indicated or the context requires otherwise, the terms “Collective Audience” the “Company,” the “Registrant,” “we,” “us” and “our” in this prospectus refer to Collective Audience, Inc., the parent entity formerly named Abri SPAC I, Inc., after giving effect to the Business Combination, and as renamed Collective Audience, Inc., and where appropriate, our wholly-owned subsidiaries (including DLQ).

Risks Relating to the Company’s Business and the Consummation of the Business Combination

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.”

As of December 31, 2023, we had $611,449 in cash and a working capital deficit of $1,921,061. As of September 30, 2023, we had cash of $699,307 and a working capital deficit of $2,517,070. Further, we have incurred and expect to continue to incur significant costs in pursuit of our finance and acquisition plans. Management’s plans to address this need for capital through this offering are discussed in the section of this prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” We cannot assure you that our plans to raise capital, increase revenues or to consummate any further business combinations will be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern. The financial statements contained elsewhere in this prospectus do not include any adjustments that might result from our inability to consummate this offering or our inability to continue as a going concern.

We have consummated only one business combination, which causes us to be solely dependent on a single business which may have a limited number of products or services.

As discussed herein, we consummated our initial business combination with a single target business, DLQ, Inc. By consummating the Business Combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

●	solely dependent upon the performance of a single business, or

●	dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to the Business Combination.

Risks Relating to the Company’s Management Team

Our ability to be successful after the Business Combination will be totally dependent upon the efforts of our key personnel, some of whom may join us post-Business Combination. While we intend to closely scrutinize any individuals we engage, our assessment of these individuals may not prove to be correct.

Our ability to successfully effect and continue operations post-Business Combination is dependent upon the efforts of our key personnel. We believe that our success depends on the continued service of our key personnel, post- Business Combination. None of our officers are required to commit any specified amount of time to our affairs (although we expect them to devote approximately 10 hours per week to our business) and, accordingly, they will have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence. If our officers’ and directors’ other business affairs require them to devote more substantial amounts of time to their other business activities, it could limit their ability to devote time to our affairs and could have a negative impact on our operations. In addition, other than our Chief Executive Officer, Peter Bordes, and our Chief Operating Officer, Christopher Andrews, we do not have employment agreements with, or key-man insurance on the life of, any of our officers. The unexpected loss of the services of our key personnel could have a detrimental effect on us.

Additionally, some members of the management team may be unfamiliar with the requirements of operating a public company, which could cause us to have to expend time and resources helping them become familiar with such requirements. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

Members of our management team may have affiliations with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Members of our management team may have affiliations with companies, including companies that are engaged in business activities similar to those intended to be conducted by us. Accordingly, they may participate in transactions and have obligations that may be in conflict or competition with ours. For a more detailed description of the potential conflicts of interest of our management, see the section titled “Management — Conflicts of Interest.”

Risks Related to DLQ’s Business

Negative Operating Cash Flow.

DLQ has negative cash flow from operating activities. There is no assurance that sufficient revenues will be generated in the near future. To the extent that DLQ has negative operating cash flows in future periods, it may need to deploy a portion of its existing working capital to fund such negative cash flows.

DLQ is subject to risks associated with changing technologies in the digital marketing industry, which could place DLQ at a competitive disadvantage.

The successful implementation of DLQ’s business strategy requires DLQ to continuously evolve its existing solutions and introduce new solutions to meet customers’ needs. DLQ believes that its customers rigorously evaluate DLQ’s solution and service offerings on the basis of a number of factors, including, but not limited to: quality; price competitiveness; technical expertise and development capability; innovation; reliability and timeliness of delivery; operational flexibility; customer service; and overall management.

DLQ’s success depends on their ability to continue to meet its customers’ changing requirements and specifications with respect to these and other criteria. There can be no assurance that DLQ will be able to address technological advances or introduce new offerings that may be necessary to remain competitive within the digital marketing industry.

Systems failures could cause interruptions in DLQ’s services or decreases in the responsiveness of DLQ’s services which could harm DLQ’s business.

If DLQ’s systems fail to perform for any reason, they could experience disruptions in operations, slower response times, or decreased customer satisfaction. DLQ’s ability to provide digital marketing services successfully and provide high quality customer service depends on the efficient and uninterrupted operation of its hosting company’s computer and communications hardware and software systems. Although unlikely, DLQ’s hosting company’s systems are vulnerable to damage or interruption from human error, natural disasters, power loss, telecommunication failures, break-ins, sabotage, computer viruses, intentional acts of vandalism, and similar events. Any systems failure that causes an interruption in DLQ’s services or decreases the responsiveness of DLQ’s services could impair their reputation, damage our brand name, and materially adversely affect DLQ’s business, financial condition and results of operations and cash flows.

If DLQ’s security is breached, its business could be disrupted, its operating results could be harmed, and customers could be deterred from using DLQ’s products and services.

DLQ’s business relies on the secure electronic transmission, storage, and hosting of sensitive information, including financial information, and other sensitive information relating to its customers, company, and workforce. As a result, DLQ face some risk of a deliberate or unintentional incident involving unauthorized access to its computer systems (including, among other methods, cyber- attacks or social engineering) that could result in misappropriation or loss of assets or sensitive information, data corruption, or other disruption of business operations. In light of this risk, DLQ have devoted significant resources to protecting and maintaining the confidentiality of its information, including implementing security and privacy programs and controls, training DLQ’s workforce, and implementing new technology. DLQ has no guarantee that these programs and controls will be adequate to prevent all possible security threats. DLQ believes that any compromise of its electronic systems, including the unauthorized access, use, or disclosure of sensitive information or a significant disruption of its computing assets and networks, would adversely affect its reputation and ability to fulfill contractual obligations, and would require DLQ to devote significant financial and other resources to mitigate such problems, and could increase future cyber security costs. Moreover, unauthorized access, use, or disclosure of such sensitive information could result in contractual or other liability. In addition, any real or perceived compromise of DLQ’s security or disclosure of sensitive information may result in lost revenues by deterring customers from using or purchasing DLQ’s products and services in the future or prompting them to use competing service providers.

Delays in the release of new or enhanced products or services or undetected errors in DLQ’s products or services may result in increased costs, delayed market acceptance of their products, and delayed or lost revenue.

To achieve market acceptance, new or enhanced products or services can require long development and testing periods, which may result in delays in scheduled introduction. Any delays in the release schedule for new or enhanced products or services may delay market acceptance of these products or services and may result in delays in new or existing customers from using these new or enhanced products or services or the loss of new or existing customers. In addition, new or enhanced products or services may contain a number of undetected errors or “bugs” when they are first released. Although DLQ extensively tests each new or enhanced product or service before it is released to the market, there can be no assurance that significant errors will not be found in existing or future releases. As a result, in the months following the introduction of certain releases, DLQ may need to devote significant resources to correct these errors. There can be no assurance, however, that all of these errors can be corrected.

Defects or errors in DLQ’s platform and products could harm its reputation, result in significant costs and impair its ability to market their products and services.

DLQ’s products and software may contain defects or errors, some of which may be material. Errors may result from DLQ’s own technology or from DLQ’s cloud-based solutions with legacy systems and data, which DLQ did not develop. The risk of errors is particularly significant when a new product is first introduced or when new versions or enhancements of existing products are released. The likelihood of errors is increased when DLQ has more frequent releases of new products, services and enhancements of existing products. DLQ has, from time to time, found defects in their software. Although these past defects have not resulted in any litigation against DLQ to date, they have invested significant capital, technical, managerial, and other resources to investigate and correct these past defects and they have needed to divert these resources from other development efforts. In addition, material performance problems or defects in DLQ’s products may arise in the future. Material defects in DLQ’s cloud-based solutions could result in a reduction in sales, delay in market acceptance of services, or credits or refunds to DLQ’s customers. In addition, such defects may lead to the loss of existing customers and difficulty in attracting new customers, diversion of development resources, or harm to DLQ’s reputation. Correction of defects or errors could prove to be impossible or impractical. The costs incurred in correcting any defects or errors or in responding to resulting claims or liability may be substantial and could adversely affect DLQ’s operating results.

If DLQ is unable to reliably meet their data storage and management requirements, or if they experience any failure or interruption in the delivery of their services over the Internet, customer satisfaction and DLQ’s reputation could be harmed and customer contracts may be terminated.

As part of DLQ’s current business model, it delivers its services over the Internet and store and manage hundreds of terabytes of data for its customers, resulting in substantial information technology infrastructure and ongoing technological challenges, which it expects to continue to increase over time. If DLQ does not reliably meet these data storage and management requirements, or if they experience any failure or interruption in the delivery of their services over the Internet, customer satisfaction and reputation could be harmed, leading to reduced revenues and increased expenses. DLQ’s hosting services are subject to service-level agreements and, in the event that they fail to meet guaranteed service or performance levels, they could be subject to customer credits or termination of these customer contracts. If the cost of meeting these data storage and management requirements increases, DLQ’s results of operations could be harmed.

Upgrading DLQ’s products and services could result in implementation issues and business disruptions.

DLQ updates their products and services on a periodic basis. In doing so, they face the possibility that existing customers will find the updated product and/or service unacceptable, or new customers may not be as interested as they have been in the past versions. Furthermore, translation errors might introduce new software and/or technical bugs that will not be caught.

New entrants and the introduction of other platforms in DLQ’s markets may harm DLQ’s competitive position.

The markets for development, distribution, and sale of offering SMB’s digital marketing solutions to establish a brand presence for their business are rapidly evolving. New entrants seeking to gain market share by introducing new technology, new products, and new platforms may make it more difficult for DLQ to sell their products and services which could create increased pricing pressure, reduced profit margins, increased sales and marketing expenses, or the loss of market share or expected market share, any of which may significantly harm our business, operating results and financial condition.

DLQ’s future success depends on their ability to develop and successfully introduce new and enhanced products that meet the needs of our customers.

DLQ’s sales depend on their ability to anticipate our existing and prospective customers’ needs and develop products and services that address those needs. DLQ’s future success will depend on their ability to develop new products and strategies, anticipate technological improvements and enhancements, and to develop products that are competitive in the rapidly changing digital marketing industry. Introduction of new products and product enhancements will require coordination of DLQ’s efforts with their customers to develop products that offer performance metrics and features desired by their customers and performance and functionality superior or more cost effective than solutions offered by our competitors. If DLQ fails to coordinate these efforts, develop product enhancements or introduce new products that meet the needs of their customers as scheduled, its operating results will be materially and adversely affected, and DLQ’s business and prospects will be harmed. DLQ cannot assure that product introductions will meet their anticipated release schedules or that their products will be competitive in the market. Furthermore, given the rapidly changing nature of the mobile apps market, there can be no assurance DLQ’s products and technology will not be rendered obsolete by alternative or competing technologies.

DLQ’s cost structure is partially fixed. If their revenues decline and they are unable to reduce costs, their profitability will be adversely affected.

DLQ’s cost structure is partially fixed, and if their revenues decrease, these fixed costs will not be reduced. DLQ bases their cost structure on historical and expected levels of demand for DLQ’s services, as well as fixed operating infrastructure, such as computer hardware, software, and staffing levels. If demand for DLQ’s services declines, and as a result, DLQ’s revenues decline, DLQ may not be able to adjust its cost structure on a timely basis and their profitability may be materially adversely affected.

DLQ has substantial customer concentration, with a limited number of customers accounting for a substantial portion of our Revenues.

DLQ currently derives a significant portion of its revenue from two customers. Approximately 53% of revenues were generated from these two customers for the year ended December 31, 2022 and 21% of revenues were generated from three (3) customers for the year ended December 31, 2021. There are inherent risks whenever a large percentage of total revenues are concentrated with a limited number of customers. It is not possible for DLQ to predict the future level of demand for its services that will be generated by these customers or the future demand for the products and services of these customers in the end-user marketplace. In addition, revenues from these larger customers, especially DLQ’s three largest customers, may fluctuate from time to time based on the commencement and completion of projects, the timing of which may be affected by market conditions or other facts, some of which may be outside of DLQ’s control. Further, some of DLQ’s contracts with these larger customers permit them to terminate DLQ’s services at any time (subject to notice and certain other provisions). If any of these customers experience declining or delayed sales due to market, economic or competitive conditions, DLQ could be pressured to reduce the prices they charge for services which could have an adverse effect on DLQ’s margins and financial position, and could negatively affect DLQ’s revenues and results of operations and/or trading price of its common stock. If any of DLQ’s largest customers terminates their services, such termination would negatively affect DLQ’s revenues and results of operations and/or trading price of its common stock.

There can be no assurance that DLQ will be successful in maintaining their existing contractual relationships with customers.

DLQ’s customers have in the past, and may in the future, negotiate agreements that are short-term and subject to renewal, non-exclusive and/or terminable at the option of the customer on relatively short notice or no notice and without penalty. In the event that such contracts are terminated, the customer is generally required to pay DLQ costs associated with any work completed as of the date of the termination. While contract termination is rare, there can be no assurance that long-term contractual relationships will not be terminated, which could adversely affect DLQ.

Attrition of customers and failure to attract new customers could have a material adverse effect on DLQ’s business, financial condition and results of operations, and cash flows.

Although DLQ offers digital marketing services designed to support and retain their customers, their efforts to attract new customers or prevent attrition existing customers may not be successful. If DLQ is unable to retain existing customers or acquire new customers in a cost-effective manner, their business, financial condition and results of operations, and cash flows would likely be adversely affected. Although DLQ has spent significant resources on business development and related expenses and plans to continue to do so, these efforts may not be cost-effective at attracting new customers.

DLQ’s ability to sustain or increase revenues will depend upon their success in entering new markets, continuing to increase their customer base, and in deriving additional revenues from existing customers.

One component of DLQ’s overall business strategy is to derive more revenues from existing customers by expanding their use of DLQ products and services. Such strategy would have DLQ customers utilize its platforms and their tools and components to leverage vast amounts of information stored in both corporate databases and public data sources in order to make informed business decisions during the research and development process. In addition, DLQ seeks to expand into new markets, and new areas within DLQ’s existing markets, by potentially acquiring businesses in these markets, attracting and retaining personnel knowledgeable in these markets, identifying the needs of these markets, and developing marketing programs to address these needs. If successfully implemented, these strategies could increase the usage of DLQ’s platforms from SMBs operating within DLQ’s existing customer base, as well as by new customers in other industries. However, if these strategies are not successfully implemented, DLQ’s products and services may not achieve market acceptance or penetration in targeted new departments within their existing customers or in new industries. As a result, DLQ may incur additional costs and expend additional resources without being able to sustain or increase revenue.

Some of DLQ’s products and services utilize open source software, and any failure to comply with the terms of one or more of these open source licenses could adversely affect DLQ’s business.

Some of DLQ’s products utilize software covered by open source licenses. Open source software is typically freely accessible, usable and modifiable, and is used by DLQ’s development team in an effort to reduce development costs and speed up the development process. Certain open source software licenses require a user who intends to distribute the open source software as a component of the user’s software to disclose publicly part or all of the source code to the user’s software. In addition, certain open source software licenses require the user of such software to make any derivative works of the open source code available to others on unfavorable terms or at no cost. This can subject previously proprietary software to open source license terms. While DLQ monitors the use of all open source software in their products, processes and technology, in some areas of their business they do not have written policies and procedures for managing against the risks of potential copyright or other intellectual property infringement claims made by third parties. Enforcement of such intellectual property rights may have an adverse effect on their business, such as, for example, following inadvertent use of open source software that requires them to disclose or make available the source code to related products.

A pandemic, epidemic or outbreak of an infectious disease in the United States or elsewhere may adversely affect DLQ’s business.

If a pandemic, epidemic or outbreak of an infectious disease occurs in the United States or elsewhere, DLQ’s business may be adversely affected.

COVID-19 has spread worldwide and has resulted in government authorities implementing numerous measures to try to contain it, such as travel bans and restrictions, quarantines, shelter-in-place orders and shutdowns. These measures have impacted, and may further impact, DLQ’s workforce and operations, the operations of DLQ’s customers and DLQ’s partners, and those of their respective vendors and suppliers. DLQ’s critical business operations, including their headquarters, are located in regions which have been impacted by COVID-19. DLQ’s customers worldwide have also been affected and may continue to be affected by COVID-19 related restrictions and closures.

The spread of COVID-19 caused DLQ to modify their business practices as they comply with state mandated requirements for safety in the workplace to ensure the health, safety and well-being of DLQ employees. These measures include personal protective equipment, social distancing, cleanliness of the facilities and daily monitoring of the health of employees in DLQ facilities, as well as modifying DLQ policies on employee travel and the cancellation of physical participation in meetings, events and conferences. DLQ may take further actions as required by government authorities or that they determine are in the best interests of DLQ employees, customers, partners and suppliers. However, DLQ has not developed a specific and comprehensive contingency plan designed to address the challenges and risks presented by the COVID-19 pandemic and, even if and when DLQ does develop such a plan, there can be no assurance that such plan will be effective in mitigating the potential adverse effects on DLQ’s business, financial condition and results of operations.

In addition, while the extent and duration of the COVID-19 pandemic on the global economy and DLQ’s business in particular is difficult to assess or predict, the pandemic has resulted in, and may continue to result in, significant disruption of global financial markets, which may reduce their ability to access capital or DLQ’s customers’ ability to pay them for past or future purchases, which could negatively affect their liquidity. A recession or financial market correction resulting from the lack of containment and spread of COVID-19 could impact overall technology spending, adversely affecting demand for DLQ products, its business and the value of DLQ’s common stock.

The ultimate impact of the COVID-19 pandemic or a similar health epidemic is highly uncertain and subject to change. The extent of the impact of the COVID-19 pandemic on DLQ’s operational and financial performance, including their ability to execute their business strategies and initiatives in the expected time frame, will depend on future developments, including, but not limited to, the duration and continued spread of the pandemic, its severity, the actions to contain the disease or treat its impact, further related restrictions on travel, and the duration, timing and severity of the impact on customer spending, including any recession resulting from the pandemic, all of which are uncertain and cannot be predicted. An extended period of economic disruption as a result of the COVID-19 pandemic could have a material negative impact on DLQ’s business, results of operations, access to sources of liquidity and financial condition, though the full extent and duration is uncertain.

If DLQ is not successful in selecting and integrating the businesses and technologies they acquire, or in managing their current and future divestitures, DLQ’s business may suffer.

Over the years, DLQ has expanded their business through acquisitions. DLQ continues to search to acquire businesses and technologies and form strategic alliances. However, businesses and technologies may not be available on terms and conditions DLQ finds acceptable. DLQ risks spending time and money investigating and negotiating with potential acquisition or alliance partners, but not completing transactions. Even if completed, acquisitions and alliances involve numerous risks which may include: difficulties in achieving business and continuing financial success; difficulties and expenses incurred in assimilating and integrating operations, services, products, technologies, or pre-existing relationships with DLQ customers, distributors, and suppliers; challenges with developing and operating new businesses, including those which are materially different from DLQ’s existing businesses and which may require the development or acquisition of new internal capabilities and expertise; challenges of maintaining staffing at the acquired entities, including loss of key employees; potential losses resulting from undiscovered liabilities of acquired companies that are not covered by the indemnification DLQ may obtain from the seller(s); the presence or absence of adequate internal controls and/or significant fraud in the financial systems of acquired companies; diversion of management’s attention from other business concerns; acquisitions could be dilutive to earnings, or in the event of acquisitions made through the issuance of DLQ common stock to the stockholders of the acquired company, dilutive to the percentage of ownership of the existing stockholders; new technologies and products may be developed which cause businesses or assets DLQ acquires to become less valuable; and risks that disagreements or disputes with prior owners of an acquired business, technology, service, or product may result in litigation expenses and distribution of DLQ’s management’s attention. In the event that an acquired business or technology or an alliance does not meet DLQ’s expectations, DLQ results of operations may be adversely affected.

Some of the same risks exist when DLQ decides to sell a business, site, product line, or division. In addition, divestitures could involve additional risks, including the following: difficulties in the separation of operations, services, products, and personnel; and the need to agree to retain or assume certain current or future liabilities in order to complete the divestiture. DLQ evaluates the performance and strategic fit of its businesses. These and any divestitures may result in significant write-offs, including those related to goodwill and other intangible assets, which could have an adverse effect on DLQ’s results of operations and financial condition. In addition, DLQ may encounter difficulty in finding buyers or alternative exit strategies at acceptable prices and terms and in a timely manner. DLQ may not be successful in managing these or any other significant risks that DLQ encounter in divesting a business, site, product line, or division, and as a result, DLQ may not achieve some or all of the expected benefits of the divestitures.

If DLQ is unable to manage their growth and expand their operations successfully, their business and operating results will be harmed and their reputation may be damaged.

DLQ has expanded their operations significantly since inception and anticipate that further significant expansion will be required to achieve its business objectives. The growth and expansion of their business and product offerings places a continuous and significant strain on their management, operational, and financial resources. Any such future growth would also add complexity to and require effective coordination throughout the organization. To manage any future growth effectively, DLQ must continue to improve and expand their information technology and financial infrastructure, their operating and administrative systems and controls, and their ability to manage headcount, capital and processes in an efficient manner. DLQ may not be able to successfully implement improvements to these systems and processes in a timely or efficient manner, which could result in additional operating inefficiencies and could cause its costs to increase more than planned. If DLQ does increase their operating expenses in anticipation of the growth of their business and this growth does not meet DLQ’s expectations, their operating results may be negatively impacted. If DLQ is unable to manage future expansion, their ability to provide high quality products and services could be harmed, which could damage their reputation and brand and may have a material adverse effect on their business, operating results, and financial condition.

DLQ may be unable to respond to customers’ demands for new digital marketing solutions and service offerings, and their business, financial condition and results of operations, and cash flows may be materially adversely affected.

DLQ’s customers may demand new digital marketing solutions and service offerings. If DLQ fails to identify these demands from customers or update its offerings accordingly, new offerings provided by DLQ’s competitors may render their existing solutions and services less competitive. DLQ’s future success will depend, in part, on their ability to respond to customers’ demands for new offerings on a timely and cost-effective basis and to adapt to address the increasingly sophisticated requirements and varied needs of their customers and prospective customers. DLQ may not be successful in developing, introducing or marketing new offerings. In addition, their new offerings may not achieve market acceptance. Any failure on their part to anticipate or respond adequately to customer requirements, or any significant delays in the development, introduction or availability of new offerings or enhancements of current offerings could have a material adverse effect on DLQ’s business, financial condition and results of operations and cash flows.

Increasing competition and increasing costs within DLQ’s customers’ industries may affect the demand for their products and services, which may affect its results of operations and financial condition.

DLQ’s customers’ demand for their products is impacted by continued demand for their products and by their customers’ research and development costs, budget costs, and capital expenditures. Demand for DLQ’s customers’ products could decline, and prices charged by their customers for their products may decline, as a result of increasing competition that their customers face in their respective industries. In addition, DLQ’s customers’ expenses could continue to increase as a result of increasing costs of complying with government regulations and other factors. A decrease in demand for their customers’ products, pricing pressures associated with the sales of these products, and additional costs associated with product development could cause DLQ’s customers to reduce their research and development costs, budget costs, and capital expenditures. Although DLQ believes its products can help their customers increase productivity, generate additional sales, and reduce costs in many areas, because their products and services depend on such research and development, budget, and capital expenditures, DLQ’s revenues may be significantly reduced.

DLQ’s insurance coverage may be insufficient to avoid material impact on their financial position or results of operations resulting from claims or liabilities against DLQ, and they may not be able to obtain insurance coverage in the future.

DLQ maintains insurance coverage for protection against many risks of liability. The extent of DLQ’s insurance coverage is under continuous review and is modified as they deem it necessary. Despite this insurance, it is possible that claims or liabilities against DLQ may have a material adverse impact on their financial position or results of operations. In addition, DLQ may not be able to obtain any insurance coverage, or adequate insurance coverage, when its existing insurance coverage expires.

Any negative commentaries made by any regulatory agencies or any failure by DLQ to comply with applicable regulations and related guidance could harm their reputation and operating results, and compliance with new regulations and guidance may result in additional costs.

Any negative commentaries made by any regulatory agencies or any failure on DLQ’s part to comply with applicable regulations could result in the termination of customers using their products and services. This could harm DLQ’s reputation, their prospects for generating future revenue, and their operating results. If DLQ’s operations are found to violate any applicable law or other governmental regulations, DLQ might be subject to civil and criminal penalties, damages, and fines. Any action against DLQ for violation of these laws, even if DLQ successfully defends against it, could cause DLQ to incur significant legal expenses, divert their management’s attention from the operation of its business, and damage DLQ’s reputation.

Current and future litigation against DLQ, which may arise in the ordinary course of business, could be costly and time consuming to defend.

DLQ is subject to claims that arise in the ordinary course of business, such as claims brought by their customers in connection with commercial disputes, vendor disputesand employment claims made by their current or former employees. Third parties may in the future assert intellectual property rights to technologies that are important to their business and demand back royalties or demand that DLQ license their technology. Litigation may result in substantial costs and may divert management’s attention and resources, which may seriously harm their business, overall financial condition, and operating results. Insurance may not cover such claims, may not be sufficient for one or more such claims, and may not continue to be available on terms acceptable to DLQ. A claim brought against DLQ that is uninsured or underinsured could result in unanticipated costs, negatively affecting their business, results of operations, and financial condition.

DLQ could incur substantial costs resulting from product liability claims relating to their products or services or their customers’ use of their products or services.

Any failure or errors caused by DLQ’s products or services could result in a claim for substantial damages against them by their customers, regardless of their responsibility for the failure. Although DLQ is generally entitled to indemnification under its customer contracts against claims brought against them by third parties arising out of their customers’ use of their products, DLQ might find themselves entangled in lawsuits against them, even if unsuccessful, may divert their resources and energy and adversely affect their business. Further, in the event DLQ seeks indemnification from a customer, a court may not enforce the indemnification right if the customer challenges it or the customer may not be able to fund any amounts for indemnification owed to DLQ. In addition, DLQ’s existing insurance coverage may not continue to be available on reasonable terms or may not be available in amounts sufficient to cover one or more large claims, or the insurer may disclaim coverage as to any future claim.

Cybersecurity and data privacy incidents or breaches may damage client relations and inhibit DLQ’s growth.

The confidentiality and security of DLQ’s information, and that of third parties, is critical to DLQ’s business. DLQ’s services involve the transmission, use, and storage of customers’ and their customers’ information, which may be confidential or contain personally identifiable information. Any cybersecurity or data privacy incidents could have a material adverse effect on DLQ’s results of operations and financial condition. While DLQ maintains a broad array of information security and privacy measures, policies and practices, its networks may be breached through a variety of means, resulting in someone obtaining unauthorized access to DLQ’s information, to information of DLQ’s customers or their customers, or to DLQ’s intellectual property; disabling or degrading service; or sabotaging systems or information. In addition, hardware, software, or systems, DLQ develops or procure from third parties may contain defects in design or manufacture or other problems that could unexpectedly compromise information security. Unauthorized parties may also attempt to gain access to DLQ’s systems or facilities, or those of third parties with whom DLQ does business, through fraud or other forms of deceiving DLQ’s employees, contractors, and vendors. Because the techniques used to obtain unauthorized access, or to sabotage systems, change frequently and generally are not recognized until launched against a target, DLQ may be unable to anticipate these techniques or to implement adequate preventative measures. DLQ will continue to incur significant costs to continuously enhance its information security measures to defend against the threat of cybercrime. Any cybersecurity or data privacy incident or breach may result in:

●	loss of revenue resulting from the operational disruption;

●	loss of revenue or increased bad debt expense due to the inability to invoice properly or to customer dissatisfaction resulting in collection issues;

●	loss of revenue due to loss of customers;

●	material remediation costs to recreate or restore systems;

●	material investments in new or enhanced systems in order to enhance DLQ’s information security posture;

●	cost of incentives offered to customers to restore confidence and maintain business relationships;

●	reputational damage resulting in the failure to retain or attract customers;

●	costs associated with potential litigation or governmental investigations;

●	costs associated with any required notices of a data breach;

●	costs associated with the potential loss of critical business data;

●	difficulties enhancing or creating new products due to loss of data or data integrity issues; and

●	other consequences of which DLQ is not currently aware but would discover through the process of remediating any cybersecurity or data privacy incidents or breaches that may occur.

DLQ may face additional costs, loss of revenue, significant liabilities, harm to its brand, decreased use of its products or services and business disruption if there are any security or data privacy breaches or other unauthorized or improper access.

DLQ has access to and utilizes personal data, such as names, mailing addresses, email addresses, mobile phone numbers, location information and other consumer information used for marketing purposes. Any failure to prevent or mitigate security breaches or improper access to, use, disclosure or other misappropriation of its data or consumers’ personal data could result in significant liability under state, (e.g., state breach notification and privacy laws such as the CCPA) federal and laws in other jurisdictions. Such an incident may also cause a material loss of revenue from the potential adverse impact to DLQ’s reputation and brand, affect its ability to retain or attract new users of our products and services and potentially disrupt its business.

Unauthorized disclosure of sensitive or confidential data, including personally identifiable information, whether through a breach of computer systems, systems failure, employee negligence, fraud or misappropriation, or otherwise, or unauthorized access to or through DLQ’s information systems and networks, whether by its employees or third parties, could result in negative publicity, legal liability and damage to its reputation. Unauthorized disclosure of personally identifiable information could also expose DLQ to sanctions for violations of data privacy laws and regulations around the world. To the extent that any disruption or security breach resulted in a loss of or damage to our data or applications, or inappropriate disclosure of confidential or proprietary information, DLQ could incur liability. For example, the loss of or client data could result in delays of the performance of our services and negatively impact our reputation, revenues and in some instances create liability.

As DLQ becomes more dependent on information technologies to conduct our operations, cyber incidents, including deliberate attacks and attempts to gain unauthorized access to computer systems and networks, may increase in frequency and sophistication. These threats pose a risk to the security of DLQ’s systems and networks, the confidentiality and the availability and integrity of its data and these risks apply both to DLQ, and to third parties on whose systems it relies upon for the conduct of its business. Because the techniques used to obtain unauthorized access, disable or degrade service or sabotage systems change frequently and often are not recognized until launched against a target, DLQ and its partners may be unable to anticipate these techniques or to implement adequate preventative measures. may in the future, experience security incidents. DLQ cannot predict the impact of any such future events. Further, DLQ does not have any control over the operations of the facilities or technology of its cloud and service providers, including any third-party vendors that collect, process and store personal data on its behalf. DLQ’s systems, servers and platforms and those of its service providers may be vulnerable to computer viruses or physical or electronic break-ins that our or their security measures may not detect. Individuals able to circumvent such security measures may misappropriate DLQ’s confidential or proprietary information, disrupt its operations, damage its computers or otherwise impair its reputation and business. DLQ may need to expend significant resources and make significant capital investments to protect against security breaches or to mitigate the impact of any such breaches. In addition, to the extent that its cloud and other service providers, experience security breaches that result in the unauthorized or improper use of confidential data, employee data or personal data, DLQ may not be indemnified for any losses resulting from such breaches. There can be no assurance that DLQ or its third-party providers will be successful in preventing cyber-attacks or successfully mitigating their effects.

Cyber-attacks purportedly originated by Russian controlled entities have exacerbated in the wake of Russia’s invasion of Ukraine and our systems may be infiltrated by foreign actors. If DLQ is unable to prevent or mitigate the impact of such security breaches, our ability to attract and retain new customers, other partners could be harmed as they may be reluctant to entrust their data to DLQ, and DLQ could be exposed to litigation and governmental investigations, which could lead to a potential disruption to its business or other adverse consequences.

DLQ’s use, disclosure and other processing of personally identifiable information is subject to US federal, state, and foreign privacy and security regulations, and its failure to comply with those regulations or to adequately secure the information it holds could result in significant liability or reputational harm and, in turn, a material adverse effect on DLQ’s business, operating results and prospects.

DLQ maintains and its third-party vendors, collaborators, contractors and consultants maintain and process on its behalf, sensitive information, including confidential business, personal and other information, and are subject to data privacy and protection laws and regulations that apply to the collection, transmission, storage and use of personally identifying information, which among other things, impose certain requirements relating to the privacy, security and transmission of personal information. Failure by DLQ or their third-party vendors, collaborators, contractors and consultants to comply with any of these laws and regulations could result in notification obligations or enforcement actions against them, which could result in fines, imprisonment of company officials and public censure, claims for damages by affected individuals, damage to reputation and loss of goodwill, any of which could have a material adverse effect on DLQ’s business, financial condition, results of operations or prospects. These laws, rules and regulations evolve frequently and their scope may continually change, through new legislation, amendments to existing legislation and changes in enforcement, and may be inconsistent from one jurisdiction to another. In the US, numerous federal and state laws and regulations, including federal health information privacy laws, state data breach notification laws, state health information privacy laws and federal and state consumer protection laws (e.g., Section 5 of the Federal Trade Commission Act), that govern the collection, use, disclosure and protection of personal information could apply to DLQ’s operations.

Many state legislatures have adopted legislation relating to privacy, data security and data breaches. Laws in all 50 states require businesses to provide notice to customers whose personally identifiable information has been disclosed as a result of a data breach. The laws are not consistent, and compliance in the event of a widespread data breach is costly. States are also frequently amending existing laws, requiring attention to frequently changing regulatory requirements. For example, California recently enacted the CCPA, which became effective on January 1, 2020. The CCPA, among other things, requires new disclosures to California consumers and affords such consumers new abilities to access and delete their personal information, opt-out of certain sales of personal information and receive detailed information about how their personal information is used. The CCPA provides for fines of up to $7,500 per violation, as well as a private right of action for data breaches that is expected to increase the frequency of data breach litigation. While the CCPA has already been amended multiple times, it is unclear how this legislation will be further modified or how it will be interpreted. Interpretations of the CCPA may continue to evolve with regulatory guidance and the CCPA continue to be amended, including through a ballot initiative, the CPRA. That passed in November 2020. The CPRA will impose additional data protection obligations on companies doing business in California, including additional consumer rights, including regarding certain uses of sensitive data. It also creates a new California data protection agency specifically tasked to enforce the law, which may likely result in increased regulatory scrutiny of California businesses in the areas of data protection and security. The effects of this legislation potentially are far-reaching, however, and may require us to modify our data processing practices and policies and incur substantial compliance-related costs and expenses. The CCPA and other changes in state and federal laws or regulations relating to privacy, data protection and information security, particularly any new or modified laws or regulations that require enhanced protection of certain types of data or new obligations with regard to data retention, transfer or disclosure, could increase the cost of providing our offerings, require significant changes to our operations or even prevent us from providing certain offerings in jurisdictions in which DLQ currently operates and in which we may operate in the future.

Because of the breadth of these data protection laws and the narrowness of their exceptions and safe harbors, it is possible that DLQ’s business or data protection policies could be subject to challenge under one or more of such laws. The scope and enforcement of each of these laws is uncertain and subject to rapid change in the current environment of heightened regulatory focus on data privacy and security issues. Although DLQ endeavors to comply with our published policies and documentation and ensure their compliance with current laws, rules and regulations, DLQ may at times fail to do so or be alleged to have failed to do so. The publication of its privacy policy and other documentation that provide promises and assurances about privacy and security can subject DLQ to potential state and federal action in the United States if they are found to be deceptive, unfair, or misrepresentative of our actual practices. Any failure by DLQ or other parties with whom it does business to comply with this documentation or with federal, state, local or international regulations could result in proceedings against us by governmental entities, private parties or others. In many jurisdictions, enforcement actions and consequences for noncompliance are rising.

If DLQ’s operations are found to be in violation of any of the data protection laws described above or any other laws that apply to them, they may be subject to penalties, including, but not limited to, criminal, civil and administrative penalties, damages, fines, disgorgement, individual imprisonment, possible exclusion from participation in government healthcare programs, injunctions, private qui tam actions brought by individual whistleblowers in the name of the government, class action litigation and the curtailment or restructuring of DLQ’s operations, as well as additional reporting obligations and oversight if they become subject to a corrective action plan or other agreement to resolve allegations of non-compliance with these laws, any of which could adversely affect their ability to operate our business and our results of operations. Complying with these various laws and regulations could cause us to incur substantial costs or require us to change our business practices, systems and compliance procedures in a manner adverse to DLQ business.

DLQ may eventually operate in a number of countries outside of the United States whose laws, including data privacy laws, may in some cases be more stringent than the requirements in the United States. For example, EU and UK data privacy laws have specific requirements relating to cross-border transfers of personal data to certain jurisdictions, including to the United States, have strict requirements relating to personal data collection, use or sharing, and have more stringent requirements relating to organizations’ privacy programs and provide stronger individual rights. Moreover, we may also be subject to evolving international privacy and data security regulations which could result in greater compliance costs and in turn lead to penalties, where such compliance programs are not implemented correctly.

Risks Related to Intellectual Property

DLQ may be unable to adequately enforce or defend their ownership and use of DLQ’s intellectual property and other proprietary rights.

Part of DLQ’s success is dependent upon their intellectual property and other proprietary rights. DLQ relies upon a combination of trademark, trade secret, copyright, unpatented know-how, and unfair competition laws, as well as license and access agreements and other contractual provisions, to protect their intellectual property and other proprietary rights. In addition, DLQ attempts to protect its intellectual property and proprietary information by requiring certain of its employees and consultants to enter into confidentiality, non-competition, and assignment-of-inventions agreements. Policing unauthorized use of DLQ products and services is difficult and they may not be able to protect our technology from unauthorized use. Further, the steps DLQ takes to protect its rights may not be adequate under the laws of some foreign countries, which may not protect intellectual property rights to the same extent as do the laws of the United States. DLQ’s attempts to protect its intellectual property may be challenged by others or invalidated through administrative process or litigation, and agreement terms that address non-competition are difficult to enforce in many jurisdictions and may not be enforceable in any particular case. In addition, there remains the possibility that others will “reverse engineer” DLQ’s products or services in order to introduce competing products or services, or that others will develop competing technology independently and that do not infringe DLQ rights. In these cases, they may be unable to prevent such competitors from selling or licensing these similar or superior technologies. If DLQ resorts to legal proceedings to enforce its intellectual property rights or to determine the validity or scope of DLQ’s intellectual property or other proprietary rights, the proceedings could be burdensome, expensive and distracting of management, even if they were to prevail. The failure to adequately protect DLQ’s intellectual property and other proprietary rights may have a material adverse effect on DLQ’s business, results of operations or financial condition.

DLQ relies on third-party providers to license certain intellectual property and to provide internet services, and any failure by these third-party providers to continue to license any intellectual property or to provide reliable services could cause DLQ to lose customers and subject it to claims for credits or damages, among other things.

DLQ relies on services from third-party intellectual property providers in order to provide services to its customers and their customers. In addition, DLQ depends on its internet bandwidth suppliers to provide uninterrupted and error-free service through their networks. DLQ exercises little control over these third-party providers, which increases its vulnerability to problems with the services they provide.

When problems occur, it may be difficult to identify the source of the problem. Service disruption or outages, whether caused by DLQ’s service, the products or services of DLQ’s third-party service providers, or DLQ’s customers’ or their customers’ equipment and systems, may result in loss of market acceptance of its products and technologies and any necessary remedial actions may force it to incur significant costs and expenses.

If any of these service providers fail to provide reliable services, suffer outages, degrade, disrupt, increase the cost of or terminate the services that DLQ and its customers depend on, DLQ may be required to switch to another service provider. Delays caused by switching to another service provider, if available, and qualifying this new service provider could materially harm its operating results. Further, if any licenses cannot be renewed on commercially favorable terms, and any failure on the part of third-party service providers to achieve or maintain expected performance levels, stability and security could harm DLQ’s relationships with its customers, cause it to lose customers, result in claims for credits or damages, increase its costs or the costs incurred by its customers, damage its reputation, significantly reduce customer demand for its products and technologies and seriously harm its operating results.

If DLQ is unable to transfer existing customers or acquire new customers, its operating results will be harmed. Likewise, potential customer turnover in the future, or costs it incurs to retain its existing customers, could materially and adversely affect its operating results.

DLQ’s success depends on its ability to maintain existing customers and to acquire new customers in new and existing verticals, and in new and existing markets. If DLQ is unable to transfer existing customers or attract a sufficient number of new customers, it may be unable to reduce gross margins at desired rates and its operating results may suffer. The software service market is competitive and many of DLQ’s competitors have substantial financial, personnel and other resources that they utilize to develop solutions and attract customers. As a result, it may be difficult for us to maintain existing customers or add new customers to DLQ’s existing customer base. Competition in the marketplace may also lead us to win fewer new customers or result in us providing discounts and other commercial incentives. Additional factors that impact DLQ’s ability to acquire new customers include the perceived need for marketing products or services, the size of prospective customers’ budgets for these products and services, the utility and efficacy of DLQ’s existing platform and new products, whether proven or perceived, and general economic conditions. These factors may have a meaningful negative impact on operating results.

DLQ’s use of open source technology could impose limitations on its ability to commercialize its software.

DLQ uses open source technology in some of its software and expect to continue to use open source technology in the future. Although it monitors its use of open source technology to avoid subjecting its software to conditions DLQ does not intend, DLQ may face allegations from others alleging ownership of, or seeking to enforce the terms of, an open source license, including demands for the release of the open source software, derivative works, or DLQ’s proprietary source code that was developed using such technology. These allegations could also result in litigation. The terms of many open source licenses have not been interpreted by United States courts. There is a risk that these licenses could be construed in a way that could impose unanticipated conditions or restrictions on DLQ’s ability to commercialize its software. In such an event, DLQ may be required to seek licenses from third parties to continue commercially offering its software, to make its proprietary code generally available in source code form, to re-engineer software or to discontinue the sale of its software if re-engineering could not be accomplished on a timely basis, any of which could adversely affect DLQ’s business and revenue.

The use of open source technology could subject DLQ to a number of other risks and challenges. Certain open source technology is subject to further development or modification by anyone. Others may develop such software to be competitive with or no longer useful by us. It is also possible for competitors to develop their own solutions using open source software, potentially reducing the demand for DLQ’s software. If DLQ is unable to successfully address these challenges, its operating results may be adversely affected, and its development costs may increase.

Claims by others that DLQ infringes their intellectual property or trade secret rights could harm their business.

DLQ’s industry is characterized by vigorous protection and pursuit of intellectual property rights, which has resulted in protracted and expensive litigation for many companies. Third parties may in the future assert claims of infringement of intellectual property rights against DLQ or against their customers or channel partners for which DLQ may be liable. As the number of products and competitors in DLQ’s market increases and overlaps occur, infringement claims may increase.

Intellectual property or trade secret claims against DLQ, and any resulting lawsuits, may result in DLQ incurring significant expenses and could subject us to significant liability for damages. DLQ’s involvement in any patent dispute, copyright dispute or other intellectual property dispute or action regarding trade secret or know-how misappropriation could have a material adverse effect on our business. Adverse determinations in any litigation could subject DLQ to significant liabilities to third parties, require DLQ to seek licenses from third parties and prevent us from developing and selling DLQ products or services. Any of these situations could have a material adverse effect on our business. These claims, regardless of their merits or outcome, would likely be time consuming and expensive to resolve and could divert management’s time and attention.

DLQ’s software products may have bugs, which could result in delayed or lost revenue, expensive correction, liability to its customers and claims against us.

Complex software products and services such as DLQ’s may contain errors, defects or bugs. Defects in the solutions, products or services that they develop and sell to its customers could require expensive corrections and result in delayed or lost revenue, adverse customer reaction and negative publicity about us or DLQ’s products, services and technologies. Customers who are not satisfied with any of DLQ’s products or services may also bring claims against us for damages, which, even if unsuccessful, would likely be time-consuming to defend, and could result in costly litigation and payment of damages. Such claims could harm DLQ’s reputation, financial results and competitive position.

DLQ may be unable to respond quickly enough to changes in technology and technological risks and to develop its intellectual property into commercially viable products and services.

Changes in legislative, regulatory or industry requirements or in competitive technologies may render certain of DLQ’s products or services obsolete or less attractive to its customers, which could adversely affect its results of operations. DLQ’s ability to anticipate changes in technology and regulatory standards and to successfully develop and introduce new and enhanced products and services on a timely basis will be a significant factor in its ability to be competitive. There is a risk that DLQ will not be able to achieve the technological advances that may be necessary for us to be competitive or that certain of its products or services will become obsolete. DLQ is also subject to the risks generally associated with new product and service introductions, including lack of market acceptance, delays in product/service development and failure of products and services to operate properly. These risks could have a material adverse effect on DLQ’s business, results of operations and financial condition.

Risks Related to DLQ’s Personnel

DLQ depends on talented, experienced and committed personnel to operate and grow DLQ’s business and may incur increased operational costs to recruit, train, motivate and/or retain them. If DLQ is unable to do so, DLQ’s business, financial condition, results of operations and prospects may be adversely affected.

DLQ believes that its future success is highly dependent on the talents and contributions of DLQ’s employees. DLQ’s future success depends on its ability to attract, develop, motivate and retain highly qualified and skilled employees. DLQ’s growth strategy is based, in part, on its ability to attract and retain highly skilled employees experienced in the digital marketing industry. DLQ has and will continue to face intense competition for qualified individuals from numerous software and other technology companies and has previously experienced attrition in these areas. DLQ may incur increased operational costs to recruit, train, motivate and/or retain qualified and suitable personnel. Even so, these measures may not be enough to attract and retain the personnel DLQ requires to operate its business effectively. DLQ may face difficulties in recruiting and retaining professionals of a caliber consistent with its business strategy in the future. The loss of even a few qualified employees or an inability to attract, retain and motivate additional highly skilled employees required for the expansion of DLQ’s business could adversely impact its operating results and impair its ability to grow.

Misconduct, errors, mistakes and/or inappropriate conduct (including breach of laws, regulations and internal policies) or public statements by DLQ’s personnel and/or service providers and/or DLQ’s failure to appropriately respond to such conduct or situation, may result in legal liability for DLQ and adversely impact DLQ’s business operations as well as reputation.

There is a risk that an employee of, or service provider to, DLQ or any of its affiliates could engage in misconduct that adversely affects DLQ’s business. It is not always possible to deter such misconduct and the precautions DLQ takes to detect and prevent such misconduct may not be effective in all cases.

Employee or service provider misconduct or error, including breach of laws, regulations and/or DLQ’s internal policies, could subject DLQ’s to legal liability, financial losses and regulatory sanctions and could seriously harm DLQ’s reputation and negatively affect DLQ’s business. Such misconduct could include breach of anti-bribery and corruption laws, engaging in improper or unauthorized transactions or activities, misappropriation of customer information or data, insider trading and misappropriation and misuse of information (including material non-public information), failing to supervise other employees or service providers, improperly using confidential information, as well as improper trading activity such as spoofing, layering, wash trading, manipulation and front-running. Employee or service provider errors, including mistakes in executing, recording or processing transactions for customers, could expose DLQ to the risk of material losses even if the errors are detected. Although DLQ plans to implement processes and procedures and provide training to DLQ’s employees and service providers to reduce the likelihood of misconduct and error, these efforts may not be successful.

Moreover, the risk of employee or service provider error or misconduct may be even greater for novel products and services and is compounded by the fact that many of DLQ’s employees and service providers are accustomed to working at digital marketing companies which generally do not maintain the same compliance customs and rules. This can lead to high risk of confusion among employees and service providers, particularly in a growing company like DLQ, with respect to compliance obligations, particularly including confidentiality, data access, trading and conflicts.

It is not always possible to deter misconduct and the precautions DLQ takes to prevent and detect this activity may not be effective in all cases. If DLQ were found to have not met its regulatory oversight and compliance and other obligations, DLQ could be subject to regulatory sanctions, financial penalties and restrictions on DLQ’s activities for failure to properly identify, monitor and respond to potentially problematic activity and seriously damage DLQ’s reputation. DLQ’s employees, contractors and agents could also commit errors that subject DLQ to financial claims for negligence as well as regulatory actions or result in financial liability. Further, allegations by regulatory or criminal authorities of improper trading activities could affect DLQ’s brand and reputation. DLQ’s failure to appropriately respond to such conduct or situation can also adversely impact DLQ’s business operations as well as reputation.

DLQ’s personnel or service providers may also make inappropriate or harmful public statements in their own capacity that are not authorized by DLQ, including posting on social media platforms. By virtue of their association with DLQ, the public may react negatively against DLQ. Such unauthorized public statements may damage DLQ’s brand, reputation and public perception and adversely impact DLQ’s business, financial condition and share price.

Risks Related To DLQ Becoming A Subsidiary of a NASDAQ Listed Company as a Result of The Business Combination

Industry data, projections and estimates relied upon by DLQ are inherently uncertain, subject to interpretation and may not have been independently verified.

Information concerning DLQ’s industry and the markets in which DLQ intends to operate is obtained from independent industry and research organizations and other third-party sources. Industry projections and estimates are derived from publicly available information released by independent industry analysts and third-party sources. DLQ has not independently verified any such third-party information. In addition, projections, assumptions and estimates of the future performance of the industry in which DLQ operates are subject to uncertainty and risk due to a variety of factors. As a result, inaccuracies in third-party information or in the projects may lead to adverse impact on assumptions that are relied upon for internal business planning and analysis purposes.

DLQ has not yet developed its environmental, social and governance (ESG) program. DLQ may be required by law, regulations or listing rules to implement an ESG program and its failure to do so may adversely impact its operations and reputation.

The growing integration of Environmental, Social and Governance (“ESG”) factors in making investment decisions is relatively new and frameworks and methods used by investors for assessing ESG policies are not fully developed and vary considerably among the investment community. DLQ has not yet developed its ESG program, including its diversity and inclusion program. DLQ may be required by law and regulations to implement an ESG program. In particular, the SEC is considering implementing mandatory reporting rules regarding disclosure of climate related risks. Nasdaq is implementing diversity and inclusion reporting rules as well as requirements for its listed companies to meet certain diversity targets. Any failure to implement an ESG program and comply with ESG disclosure requirements may adversely impact DLQ’s business and reputation as well as financial condition. There may be a perception held by the general public, DLQ’s customers, investors, service providers or counterparties that DLQ’s policies and procedures are insufficient.

DLQ’s reputation could also be harmed if it fails to act responsibly in the ESG areas in which it chooses or is required to report apart from legal or regulatory requirements. Any harm to DLQ’s reputation resulting from setting these standards or its failure or perceived failure to set or meet such standards could impact employee retention; the willingness of DLQ’s customers to use its product and services, service providers or counterparties to do business with it; investors’ willingness or ability to purchase or hold its securities; or DLQ’s ability to access capital, any of which could adversely affect DLQ’s reputation, business, financial performance, and future prospects.

Risks Related to Collective Audience Being a Publicly Listed Company.

Our disclosure controls and procedures may not prevent or detect all errors or acts of fraud.

We are in the process of implementing disclosure controls and procedures designed to provide reasonable assurance that information we must disclose in reports we file or submit under the Exchange Act is accumulated and communicated to management, and recorded, processed, summarized, and reported within the time periods specified in the rules and forms of the SEC. We believe that any disclosure controls and procedures, no matter how well-conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. These inherent limitations include the realities that judgments in decision-making can be faulty and that breakdowns can occur because of simple errors or mistakes. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people or by an unauthorized override of the controls. As a result, because of these inherent limitations in our control system, misstatements or omissions due to error or fraud may occur and may not be detected, which could result in failures to file required reports in a timely manner and filing reports containing incorrect information. Any of these outcomes could result in SEC enforcement actions, monetary fines or other penalties, damage to our reputation, and harm to our financial condition.

The requirements of being a public company may strain our resources, result in litigation and divert management’s attention.

As a public company, we will be subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the listing requirements of Nasdaq and other applicable securities rules and regulations. Complying with these rules and regulations has increased and will increase our legal and financial compliance costs, make some activities more difficult, time-consuming, or costly and increase demand on our systems and resources, particularly after we are no longer an “emerging growth company” as defined in the JOBS Act. The Exchange Act requires, among other things, that we file annual, quarterly, and current reports with respect to our business and operating results. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. We are required to disclose changes made in our internal control and procedures on a quarterly basis. In order to maintain and, if required, improve our disclosure controls and procedures and internal control over financial reporting to meet this standard, significant resources and management oversight may be required. As a result, management’s attention may be diverted from other business concerns, which could adversely affect our business and operating results. We will need to hire additional employees or engage outside consultants to comply with these requirements, which will increase our costs and expenses.

In addition, changing laws, regulations, and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time-consuming.

These laws, regulations, and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations, and standards, and this investment will result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may initiate legal proceedings against us and our business may be adversely affected. By disclosing information in this prospectus and in filings required of a public company, our business and financial condition will become more visible, which we believe may result in threatened or actual litigation, including by competitors and other third parties. If those claims are successful, our business could be seriously harmed. Even if the claims do not result in litigation or are resolved in our favor, the time and resources needed to resolve them could divert our management’s resources and seriously harm our business. We also expect that being a public company and these new rules and regulations will make it more expensive for us to obtain director and officer liability insurance and, in the future, we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of our board of directors, particularly to serve on our audit committee and compensation committee, and qualified executive officers.

In addition, as a result of our disclosure obligations as a public company, we will have reduced strategic flexibility and will be under pressure to focus on short-term results, which may materially and adversely affect our ability to achieve long-term profitability.

Risks Related to the Company’s Securities

We are a newly formed early-stage company with no operating history and, accordingly, you have no basis on which to evaluate our ability to achieve our business objective.

The only operations are through our DLQ and as a result of the Business Combination which closed on November 2, 2023. Because we lack an extensive operating history, you have no basis upon which to evaluate our ability to achieve our business objective, which is to complete our initial business combination with one or more target businesses.

There is currently a limited market for our securities and a more robust market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

There is currently a limited market for our securities. Our common stock is listed on Nasdaq under the symbol “CAUD”. The trading of and the price per share of our securities is volatile and subject to significant and swift volume and price fluctuations. Following this offering, the price of our securities may vary significantly due to, dilution, release of updated financial information and/or general market or economic conditions. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

Nasdaq may delist our common stock from quotation on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

Our common stock is currently listed on the Nasdaq Global Market, a national securities exchange. We currently meet the minimum initial listing standards set forth in the Nasdaq listing standards, we cannot assure you that our securities will be, or will continue to be, listed on Nasdaq in the future. In order to continue listing our securities on Nasdaq we must maintain certain financial, distribution and stock price levels. Generally, we must maintain a minimum amount in stockholders’ equity (generally $5.0 million) and a minimum number of holders of our securities (generally 400 public holders). We will be required to demonstrate compliance with Nasdaq’s continued listing requirements in order to continue to maintain the listing of our securities on Nasdaq.

We received two written notices (the “Nasdaq Notices”), dated December 22, 2023, from the Nasdaq Stock Market (“Nasdaq”) indicating that (i) for the preceding 30 consecutive business days, the market value of the Company’s listed securities (“MVLS”) did not maintain a minimum market value of $50,000,000 (the “Minimum MVLS Requirement”) as required by Nasdaq Listing Rule 5450(b)(2)(A), and (ii) for the preceding 30 consecutive business days, the market value of the Company’s publicly held shares (“MVPHS”) did not maintain a minimum market value of $15,000,000 (the “Minimum MVPHS Requirement”) as required by Nasdaq Listing Rule 5450(b)(2)(C).

In accordance with Nasdaq Listing Rule 5810(c)(3)(C), we have a compliance period of 180 calendar days, or until June 19, 2024, to regain compliance with the Minimum MVLS Requirement. Compliance may be achieved if our MVLS closes at $50,000,000 or more for a minimum of ten consecutive business days at any time during the 180-day compliance period, in which case Nasdaq will notify us of our compliance and the matter will be closed.

In accordance with Nasdaq Listing Rule 5810(c)(3)(D), we have a compliance period of 180 calendar days, or until June 19, 2024, to regain compliance with the Minimum MVPHS Requirement. Compliance may be achieved if the Company’s MVPHS closes at $15,000,000 or more for a minimum of ten consecutive business days at any time during the 180-day compliance period, in which case Nasdaq will notify us of our compliance and the matter will be closed.

If we do not regain compliance with both the Minimum MVLS Requirement and the Minimum MVPHS Requirement by June 19, 2024, Nasdaq will provide written notification to us that our common stock is subject to delisting. At that time, we may appeal the relevant delisting determination to a hearings panel pursuant to the procedures set forth in the applicable Nasdaq Listing Rules. However, there can be no assurance, if we do appeal the delisting determination by Nasdaq to the hearings panel, that such appeal would be successful. In such event, the we may also seek to apply for a transfer to The Nasdaq Capital Market if it meets the requirements for continued listing thereon.

The Nasdaq Notices received have no immediate effect on our continued listing on the Nasdaq Global Market or the trading of our common stock, subject to our compliance with the other continued listing requirements. The Company is presently evaluating potential actions to regain compliance with all applicable requirements for continued listing on the Nasdaq Global Market. There can be no assurance that we will be successful in maintaining the listing of its common stock on the Nasdaq Global Market.

If Nasdaq delists our securities from trading on its exchange, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our securities;

●	reduced liquidity with respect to our securities;

●	a determination that our shares are a “penny stock,” which will require brokers trading in our shares to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our shares;

●	a limited amount of news and analyst coverage for our company; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

We will, in the future, issue additional common shares, which will reduce investors’ percent of ownership and dilute our share value.

Our Certificate of Incorporation authorize the issuance of 200,000,000 shares of common stock, par value $0.0001 per share, of which 13,726,810 shares are issued and outstanding as of January 3, 2024. Future issuances of common stock whether to employees, consultants, is additional financings and for other reasons, will likely result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions will likely have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

There is no current trading market for our Warrants and if a trading market does not develop, purchasers of our Warrants may have difficulty selling.

There is currently no established public trading market for our Warrants and an active trading market in our Warrants may not develop or, if developed, may not be sustained. While the Warrants were listed on Nasdaq under the symbol “CAUDW” until November 3, 2023, the Warrants are not currently listed. We may for admission for the quotation of our Warrants on the Over-The-Counter Quotation Board but if for any reason our Warrants are not quoted on the Over-The-Counter Quotation Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their Warrants should they desire to do so.

The Company’s stock price may fluctuate significantly.

The market price of our Common Stock has, and may fluctuate widely, depending on many factors, some of which may be beyond our control, including:

●	actual or anticipated fluctuations in our results of operations due to factors related to our business;

●	success or failure of our business strategies;

●	competition and industry capacity;

●	changes in interest rates and other factors that affect earnings and cash flow;

●	its level of indebtedness, our ability to make payments on or service its indebtedness and its ability to obtain financing as needed;

●	our ability to recruit and retain qualified personnel;

●	our quarterly or annual earnings, or those of other companies in its industry;

●	announcements by us or our competitors of significant acquisitions or dispositions;

●	changes in accounting standards, policies, guidance, interpretations or principles;

●	the failure of securities analysts to cover, or positively cover, Common Stock after the Business Combination;

●	changes in earnings estimates by securities analysts or its ability to meet those estimates;

●	the operating and stock price performance of other comparable companies;

●	investor perception of the company and its industry;

●	results from any material litigation or government investigation;

●	changes in laws and regulations (including tax laws and regulations) affecting our business;

●	general economic conditions and other external factors.

Low trading volume for the Company’s Common Stock, would amplify the effect of the above factors on stock price volatility.

Should the market price of our shares drop significantly, stockholders may institute securities class action lawsuits against us. A lawsuit against the Company could cause the Company to incur substantial costs and could divert the time and attention of its management and other resources.

The Public Warrants may never be in the money, and they may expire worthless.

The exercise price for our Public Warrants is $11.50 per share. There can be no assurance that the Public Warrants will be in the money prior to their expiration and, as such, the Public Warrants may expire worthless. The terms of our Public Warrants may be amended in a manner that may be adverse to the holders. The warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us provides that the terms of the Public Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of a majority of the then-outstanding Public Warrants to make any change that adversely affects the interests of the registered holders. Accordingly, we may amend the terms of the Public Warrants in a manner adverse to a holder if holders of a majority of the then-outstanding Public Warrants approve of such amendment. Our ability to amend the terms of the Public Warrants (including the Private Warrants) with the consent of a majority of the then-outstanding Public Warrants is unlimited. Examples of such amendments could be amendments to, among other things, increase the exercise price of the Public Warrants, shorten the exercise period or decrease the number of shares of our Common Stock purchasable upon exercise of a Public Warrant.

We have no obligation to net cash settle the warrants.

In no event will we have any obligation to net cash settle the warrants. Accordingly, the warrants may expire worthless.

An investor will only be able to exercise the Public Warrants if the issuance of shares of Common Stock upon such exercise has been registered or qualified or is deemed exempt under the securities laws of the state of residence of the holder of the warrants.

No Public Warrants will be exercisable for cash and we will not be obligated to issue shares of Common Stock unless the shares of Common Stock issuable upon such exercise have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the Public Warrants. At the time that the Warrants become exercisable, we expect to continue to be listed on a national securities exchange, which would provide an exemption from registration in every state. However, we cannot assure you of this fact. If the shares of Common Stock issuable upon exercise of the Public Warrants are not qualified or exempt from qualification in the jurisdictions in which the holders of the Public Warrants reside, the warrants may be deprived of any value, the market for the warrants may be limited and they may expire worthless if they cannot be sold.

Our management’s ability to require holders of our Public Warrants to exercise such Public Warrants on a cashless basis will cause holders to receive fewer shares of Common Stock upon their exercise of the Public Warrants than they would have received had they been able to exercise their Public Warrants for cash.

If we call our Public Warrants for redemption after the redemption criteria have been satisfied (only if, the reported last sale price of the shares of Common Stock equals or exceeds $16.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders, and if there is a current registration statement in effect with respect to the shares of Common Stock underlying such Public Warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption) our management will have the option to require any holder that wishes to exercise its Public Warrants (including any Public Warrants held by our initial stockholders or their permitted transferees) to do so on a “cashless basis.” If our management chooses to require holders to exercise their warrants on a cashless basis, the number of shares of Common Stock received by a holder upon exercise will be fewer than it would have been had such holder exercised its warrants for cash. This will have the effect of reducing the potential “upside” of the holder’s investment in our company. Recent Common Stock trading prices have not met the threshold that would allow us to redeem Public Warrants.

The private Warrants are identical to the Public Warrants except that the Private Warrants will be exercisable for cash (even if a registration statement covering the shares of Common Stock issuable upon exercise of such warrants is not effective) or on a cashless basis, at the holder’s option, and will not be redeemable by us, in each case so long as they are still held by the initial purchasers or their affiliates. If the private warrants are held by holders other than the Sponsor or its permitted transferees, the Private Warrants will be redeemable by us and exercisable by the holders on the same basis as the Public Warrants.

We may redeem your unexpired Public Warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

We have the ability to redeem outstanding Public Warrants (excluding any Private Warrants held by our Sponsor or its permitted transferees) at any time after they become exercisable and prior to their expiration, at $0.01 per warrant, provided that the last reported sales price (or the closing bid price of our Common Stock in the event the shares of our Common Stock are not traded on any specific trading day) of the Common Stock equals or exceeds $16.50 per share (as adjusted for stock splits, stock dividends, reorganizations and the like) on each of 20 trading days within the 30 trading-day period ending on the third business day prior to the date on which we send proper notice of such redemption, provided that on the date we give notice of redemption and during the entire period thereafter until the time we redeem the Public Warrants, we have an effective registration statement under the Securities Act covering the shares of Common Stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding Public Warrants could force a warrant holder: (i) to exercise its Public Warrants and pay the exercise price therefor at a time when it may be disadvantageous for it to do so, (ii) to sell its Public Warrants at the then-current market price when it might otherwise wish to hold its Public Warrants or (iii) to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, will be substantially less than the market value of its Public Warrants.

The State of New York will be the exclusive forum for substantially all disputes between us and our Public Warrant holders, which could limit our Public Warrant holders’ ability to obtain a favorable judicial forum for disputes in connection with the Public Warrants.

The Public Warrants shall be governed in all respects by the laws of the State of New York, without giving effect to conflict of laws. Subject to applicable law, any action, proceeding or claim against the Company arising out of or relating in any way to the Warrant Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, which jurisdiction shall be exclusive forum for any such action, proceeding or claim. This provision does not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

Any person or entity purchasing or otherwise acquiring any interest in the Public Warrants shall be deemed to have notice of and to have consented to the forum provisions. If any action, the subject matter of which is within the scope the forum provisions, is filed in a court other than a court located within the State of New York or the United States District Court for the Southern District of New York in the name of any Public Warrant holder, such Warrant holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located within the State of New York or the United States District Court for the Southern District of New York in connection with any action brought in any such court to enforce the forum provisions, and (y) having service of process made upon such Public Warrant holder in any such enforcement action by service upon such Public Warrant holder’s counsel in the foreign action as agent for such Public Warrant holder.

This choice of forum provision may limit a warrant holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with Abri or its directors, officers, or other employees, which, along with potential increased costs of litigating in the courts provided by the choice of forum provision, may discourage such lawsuits against Abri and its directors, officers, and employees. Alternatively, if a court were to find these provisions of the Abri Warrant Agreement inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, Abri may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect the Company’s business and financial condition.

Your percentage ownership in the Company may be diluted in the future.

Stockholders’ percentage ownership in the Company may be diluted in the future because of equity issuances for acquisitions, capital market transactions or otherwise, including equity awards that the Company will be granting to directors, officers and other employees. Our Board has adopted the incentive plan subject to stockholder approval, for the benefit of certain of our current and future employees, service providers and non-employee directors. Such awards will have a dilutive effect on our earnings per share, which could adversely affect the market price of our Common Stock.

From time-to-time, the Company may opportunistically evaluate and pursue acquisition opportunities, including acquisitions for which the consideration thereof may consist partially or entirely of newly-issued shares of Combined Company’s Common Stock and, therefore, such transactions, if consummated, would dilute the voting power and/or reduce the value of our Common Stock.

The issuance of additional shares of Common Stock, preferred stock or other convertible securities may dilute your ownership and could adversely affect the stock price.

From time to time in the future, the Company may issue additional shares of Common Stock, preferred stock or other securities convertible into Common Stock pursuant to a variety of transactions, including acquisitions. Additional shares of Common Stock may also be issued upon exercise of outstanding stock options and warrants to purchase Common Stock. The issuance by us of additional shares of Common Stock or securities convertible into Common Stock would dilute your ownership of the Combined Company and the sale of a significant amount of such shares in the public market could adversely affect prevailing market prices of our Common Stock. Subject to the satisfaction of vesting conditions and the expiration of lockup agreements, shares issuable upon exercise of options will be available for resale immediately in the public market without restriction.

Issuing additional shares of the Combined Company’s capital stock, other equity securities or securities convertible into equity may dilute the economic and voting rights of our existing stockholders, reduce the market price of our Common Stock or both. Debt securities convertible into equity could be subject to adjustments in the conversion ratio pursuant to which certain events may increase the number of equity securities issuable upon conversion. Preferred stock, if issued, could have a preference with respect to liquidating distributions or a preference with respect to dividend payments that could limit our ability to pay dividends to the holders of our Common Stock. The Company’s decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, which may adversely affect the amount, timing, or nature of our future offerings. As a result, holders of the Combined Company’s Common Stock bear the risk that the Combined Company’s future offerings may reduce the market price of the Combined Company’s Common Stock and dilute their percentage ownership.

Future sales, or the perception of future sales, of the Company’s Common Stock by the Company or its existing stockholders in the public market could cause the market price for the Combined Company’s Common Stock to decline.

The sale of substantial amounts of shares of the Combined Company’s Common Stock in the public market, or the perception that such sales could occur, could harm the prevailing market price of shares of Common Stock. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.

In connection with the Business Combination, certain of Abri’s stockholders agreed that, subject to certain exceptions, they will not, during the period beginning at the effective time of the Business Combination and the date that for a period after the date of the Business Combination (subject to early release if DLQ consummates a liquidation, merger, share exchange or other similar transaction with an unaffiliated third party), directly or indirectly, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale, or otherwise dispose of any shares of Common Stock, or any options or warrants to purchase any shares of Common Stock, or any securities convertible into, exchangeable for, or that represent the right to receive shares of Common Stock, or any interest in any of the foregoing.

Upon the expiration or waiver of the lock-up described above, shares held by these stockholders will be eligible for resale, subject to, in the case of stockholders who are our affiliates, volume, manner of sale, and other limitations under Rule 144 promulgated under the Securities Act.

In addition, certain of our stockholders will have registration rights under a registration rights agreement to be entered into prior to the Closing pursuant to which we are obligated to register such stockholders’ shares of Common Stock and other securities that such stockholders may acquire after the Closing. Upon the effectiveness of the applicable registration statement, these shares of Common Stock will be available for resale without restriction, subject to any lock-up agreement.

In addition, shares of our Common Stock issuable upon exercise or vesting of incentive awards under our incentive plans are, once issued, eligible for sale in the public market, subject to any lock-up agreements and, in some cases, limitations on volume and manner of sale applicable to affiliates under Rule 144. Furthermore, shares of our Common Stock reserved for future issuance for any stock option plan may become available for sale in future.

The market price of shares of our Common Stock could drop significantly if the holders of the shares described above sell them or are perceived by the market as intending to sell them. These factors could also make it more difficult for us to raise additional funds through future offerings of shares of our Common Stock or other securities.

If securities or industry analysts publish inaccurate or unfavorable research or reports about the Company’s business, its stock price and trading volume could decline.

The trading market for the Common Stock depends, in part, on the research and reports that third-party securities analysts publish about us and the industries in which we operate. We may be unable or slow to attract research coverage and if one or more analysts cease coverage of the Combined Company, the price and trading volume of our securities would likely be negatively impacted. If any of the analysts that may cover us change their recommendation regarding our Common Stock adversely, or provide more favorable relative recommendations about our competitors, the price of our Common Stock would likely decline. If any analyst that may cover the Combined Company ceases covering us or fails to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the price or trading volume of our Common Stock to decline. Moreover, if one or more of the analysts who cover us downgrades our Common Stock, or if our reporting results do not meet their expectations, the market price of our Common Stock could decline.

The Company may be subject to securities litigation, which is expensive and could divert management attention.

Following the Business Combination, the per share price of the Common Stock was volatile and, in the past, companies that have experienced volatility in the market price of their stock have been subject to securities litigation, including class action litigation. Litigation of this type could result in substantial costs and diversion of management’s attention and resources, which could have a material adverse effect on the Company’s business, financial condition, and results of operations. Any adverse determination in litigation could also subject the Company to significant liabilities.

There can be no assurance that we will be able to comply with the continued listing standards of Nasdaq Global Market.

If Nasdaq delists our shares of Common Stock from trading on its exchange for failure to meet Nasdaq’s listing standards, we and our stockholders could face significant material adverse consequences including:

●	a limited availability of market quotations for our securities;

●	reduced liquidity for our securities;

●	a determination that our Common Stock is a “penny stock” which will require brokers trading in our Common Stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

●	a limited amount of new and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

Our principal stockholders and management own a significant percentage of our Common Stock and will be able to exercise significant influence over matters subject to stockholder approval.

As of January 3, 2024, our directors, executive officers, holders of more than 5% of our outstanding shares of Common Stock and their respective affiliates beneficially owned, collectively, approximately 85.42% of the outstanding shares of Common Stock. As a result, these stockholders, if they act together, may significantly influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. This concentration of ownership may have the effect of delaying or preventing a change in control of our company that our other stockholders may believe is in their best interests. This in turn could have a material adverse effect on our stock price and may prevent attempts by our stockholders to replace or remove the board of directors or management.

We do not expect to pay any dividends for the foreseeable future. Investors may never obtain a return on their investment.

You should not rely on an investment in our Common Stock to provide dividend income. We do not anticipate that we will pay any dividends to holders of our Common Stock in the foreseeable future. Instead, we plan to retain any earnings to maintain and expand our existing operations, fund our research and development programs and continue to invest in our commercial infrastructure. In addition, any future credit facility or financing we obtain may contain terms prohibiting or limiting the amount of dividends that may be declared or paid on our Common Stock. Accordingly, investors must rely on sales of our Common Stock after price appreciation, which may never occur, as the only way to realize any return on their investment. As a result, investors seeking cash dividends should not purchase our Common Stock.

Our Bylaws designate a state or federal court located within the State of Delaware as the exclusive forum for substantially all disputes between us and our stockholders, and also provide that the federal district courts will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act each of which could limit our stockholders’ ability to choose the judicial forum for disputes with us or our directors, officers, stockholders, or employees.

Our Amended and Restated Bylaws (“Bylaws”) provide that, unless we consent in writing to the selection of an alternative forum (an “Alternative Forum Consent”), the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another state court in Delaware or the federal district court for the District of Delaware) will, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, stockholders or other employees to us or our stockholders, (iii) any action arising pursuant to any provision of the Delaware General Corporation Law or our Second Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”) or Bylaws (each, as may be amended from time to time), or (iv) any action asserting a claim governed by the internal affairs doctrine of the State of Delaware, except for any claim as to which the court does not have jurisdiction over an indispensable party to that claim. The foregoing shall not apply to any claims under the Exchange Act or the Securities Act. In addition, unless we give an Alternative Forum Consent, the federal district courts of the United States shall be the sole and exclusive forum for resolving any action asserting a claim arising under the Securities Act.

Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all such Securities Act actions. Accordingly, both state and federal courts have jurisdiction to entertain such claims. To prevent having to litigate claims in multiple jurisdictions and the threat of inconsistent or contrary rulings by different courts, among other considerations, our Bylaws also provide that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act.

Any person or entity purchasing or otherwise acquiring or holding or owning (or continuing to hold or own) any interest in any of our securities shall be deemed to have notice of and consented to the foregoing Bylaws provisions. Although we believe these exclusive forum provisions benefit us by providing increased consistency in the application of Delaware law and federal securities laws in the types of lawsuits to which each applies, the exclusive forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum of its choosing for disputes with us or any of our directors, officers, stockholders, or other employees, which may discourage lawsuits with respect to such claims against us and our current and former directors, officers, stockholders, or other employees. In addition, a stockholder that is unable to bring a claim in the judicial forum of its choosing may be required to incur additional costs in the pursuit of actions which are subject to the exclusive forum provisions described above. Our stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder as a result of our exclusive forum provisions. Further, in the event a court finds either exclusive forum provision contained in our Bylaws to be unenforceable or inapplicable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our results of operations.

Delaware law and provisions in our Amended and Restated Certificate of Incorporation and Bylaws might discourage, delay or prevent a change in control of our company or changes in our management and, therefore, depress the trading price of our Common Stock.

Our status as a Delaware corporation and the anti-takeover provisions of the Delaware General Corporation Law may discourage, delay or prevent a change in control by prohibiting us from engaging in a business combination with an interested stockholder for a period of three years after the person becomes an interested stockholder without the approval of holders of 66 2/3% of the voting power of our stockholders other than the interested stockholder, even if a change of control would be beneficial to our existing stockholders. In addition, our Amended and Restated Certificate of Incorporation and Bylaws contain provisions that may make the acquisition of our company more difficult, including the following:

●	our board of directors is classified into three classes of directors with staggered three-year terms and directors are only able to be removed from office for cause by the affirmative vote of holders of at least two-thirds of the voting power of our then outstanding capital stock;

●	certain amendments to our Amended and Restated Certificate of Incorporation require the approval of stockholders holding two-thirds of the voting power of our then outstanding capital stock;

●	any stockholder-proposed amendment to certain provisions of our Bylaws require the approval of stockholders holding two-thirds of the voting power of our then outstanding capital stock;

●	our stockholders are only able to take action at a meeting of stockholders and are not able to take action by written consent for any matter, except as provided in Article VI(A) of our Amended and Restated Certificate of Incorporation;

●	vacancies on our board of directors are able to be filled only by our board of directors and not by stockholders;

●	only the chair of our board of directors, our chief executive officer, our president or a majority of our board of directors are authorized to call a special meeting of stockholders;

●	certain litigation against us can only be brought in Delaware;

●	our Amended and Restated Certificate of Incorporation authorizes preferred stock, the terms of which may be established by our board of directors and shares of which may be issued, without the approval of the holders of our capital stock; and

●	advance notice procedures apply for stockholders to nominate candidates for election as directors or to bring matters before an annual meeting of stockholders.

These anti-takeover defenses could discourage, delay, or prevent a transaction involving our change in control. These provisions could also discourage proxy contests and make it more difficult for stockholders to elect directors of their choosing and to cause us to take other corporate actions they desire, any of which, under certain circumstances, could limit the opportunity for our stockholders to receive a premium for their shares of our capital stock.

The unaudited pro forma financial information included elsewhere in this prospectus may not be indicative of our future operating results or financial position.

The pro forma financial information included in this prospectus is presented for informational purposes only and is it indicative of our future operating results or financial position. The pro forma statement of operations does not reflect future nonrecurring charges resulting from the Business Combination. The unaudited pro forma financial information does not reflect future events that may occur after the Business Combination and does not consider potential impacts of future market conditions on revenues or expenses. The pro forma financial information included in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” has been derived from DLQ, Inc. and our historical financial statements and certain adjustments and assumptions have been made regarding our Company after giving effect to the Business Combination. There may be differences between preliminary estimates in the pro forma financial information and the final acquisition accounting, which could result in material differences from the pro forma information presented in this prospectus in respect of our estimated financial position and results of operations.

In addition, the assumptions used in preparing the pro forma financial information may not prove to be accurate and other factors may affect our financial condition or results of operations. Any potential decline in our financial condition or results of operations may cause significant variations in our stock price.

A significant portion of our total outstanding shares are restricted from immediate resale but may be sold into the market in the near future. This could cause the market price of our Common Stock to drop significantly, even if our business is doing well.

Sales of a substantial number of shares of our Common Stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our Common Stock.

As of the Closing Date, (i) shares of our Common Stock issued in connection with the consummation of the Business Combination represented approximately 45.9% of our total outstanding Common Stock, (ii) holders of Public Shares owned 14.8% of our total outstanding Common Stock, (iii) holders of the Initial Shares owned 3.8% of our total outstanding Common Stock.

Although the Sponsor, certain members of Management and certain of our stockholders are subject to certain lock-up restrictions regarding the transfer of our Common Stock, these shares may be sold after the expiration or early termination of the respective applicable lock-ups. This prospectus relates to the offer and sale from time to time by the Selling Securityholders named in this prospectus up to 2,525,364 shares of Common Stock and 697,680 Warrants. As restrictions on resale end and the registration statement is available for use, the market price of our Common Stock could decline if the holders of currently restricted shares sell them or are perceived by the market as intending to sell them.

Although we consummated the Business Combination, there is no guarantee that the Public Warrants will ever be in the money, and they may expire worthless and the terms of our Public Warrants may be amended.

The exercise price for the Public Warrants is $11.50 per share of Common Stock. There is no guarantee that the Public Warrants will ever be in the money prior to their expiration, and as such, the Public Warrants may expire worthless.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete our initial business combination.

If we are deemed to be an investment company under the Investment Company Act, our activities may be restricted, including:

●	restrictions on the nature of our investments; and

●	restrictions on the issuance of securities,

each of which may make it difficult for us to complete our business combination.

In addition, we may have imposed upon us certain burdensome requirements, including:

●	registration as an investment company;

●	adoption of a specific form of corporate structure; and

●	reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

In order not to be regulated as an investment company under the Investment Company Act, unless we can qualify for an exclusion, we must ensure that we are engaged primarily in a business other than investing, reinvesting or trading in securities and that our activities do not include investing, reinvesting, owning, holding or trading “investment securities” constituting more than 40% of our total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Our business will be to identify and complete a business combination and thereafter to operate the post-transaction business or assets for the long term. We do not plan to buy businesses or assets with a view to resale or profit from their resale. We do not plan to buy unrelated businesses or assets or to be a passive investor.

We do not believe that our anticipated principal activities will subject us to the Investment Company Act. To this end, the proceeds held in the trust account may only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations. Pursuant to the trust agreement, the trustee is not permitted to invest in other securities or assets. By restricting the investment of the proceeds to these instruments, and by having a business plan targeted at acquiring and growing businesses for the long term (rather than on buying and selling businesses in the manner of a merchant bank or private equity fund), we intend to avoid being deemed an “investment company” within the meaning of the Investment Company Act. This offering is not intended for persons who are seeking a return on investments in government securities or investment securities. The trust account is intended as a holding place for funds pending the earlier to occur of either: (i) the completion of our primary business objective, which is a business combination; or (ii) absent a business combination, our return of the funds held in the trust account to our public stockholders as part of our redemption of the public shares. If we do not invest the proceeds as discussed above, we may be deemed to be subject to the Investment Company Act. If we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses for which we have not allotted funds and may hinder our ability to complete a business combination. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.00 per share on the liquidation of our trust account.

Risks Associated with this Offering

There has been no independent valuation of the stock, which means that the stock may be worth less than the purchase price.

The per share purchase price has been determined by us without independent valuation of the shares. We established the offering price based on management’s estimate of the value of the shares. This valuation is highly speculative and arbitrary. There is no relation to the market value, book value, or any other established criteria. We did not obtain an independent appraisal opinion on the valuation of the shares. The shares may have a value significantly less than the offering price and the shares may never obtain a value equal to or greater than the offering price.

Investors may never receive cash distributions, which could result in an investor receiving little or no return on his or her investment.

Distributions are payable at the sole discretion of our board of directors. We do not know the amount of cash that we will generate, if any, once we have more profitable or productive operations. Cash distributions are not assured, and we may never be in a position to make distributions.

We anticipate the need to sell additional authorized shares in the future. This will result in a dilution to our existing shareholders and a corresponding reduction in their percentage ownership in the Company.

We may seek additional funds through the sale of our common stock. This will result in a dilution effect to our shareholders whereby their percentage ownership interest in the Company is reduced. The magnitude of this dilution effect will be determined by the number of shares we will have to issue in the future to obtain the funds required.  The sale of additional stock to new shareholders will reduce the ownership position of the current shareholders.  The price of each share outstanding common share may decrease in the event we sell additional shares.

We are an “emerging growth company” under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any May 30.

Our status as an “emerging growth company” under the JOBS Act of 2012 may make it more difficult to raise capital as and when we need it.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company” and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it.  Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry.  If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

Additional Risks

Compliance with the Sarbanes-Oxley Act of 2002 will require substantial financial and management resources and may increase the time and costs of completing an initial business combination.

Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, requires that we evaluate and report on our system of internal control and may require that we have such system of internal control audited. If we fail to maintain the adequacy of our internal control, we could be subject to regulatory scrutiny, civil or criminal penalties and/or stockholder litigation. Any inability to provide reliable financial reports could harm our business.

Section 404 of the Sarbanes-Oxley Act also requires that our independent registered public accounting firm report on management’s evaluation of our system of internal control, although as an “emerging growth company” as defined in the JOBS Act, we may take advantage of an exemption to this requirement. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal control. The development of the internal control of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such initial business combination.

THE OFFERING

This prospectus relates to the sale of an aggregate 3,223,042 shares of Common Stock and Common Stock underlying Warrants being registered by certain Selling Securityholders of the Company. 500,000 of such shares were issued to our Sponsor and 30,000 of which were issued to our Underwriter. The remainder of such shares were or will be issued to the other Selling Shareholders.

The Selling Securityholders will be offering the shares of common stock being covered by this prospectus at market prices or privately negotiated prices.  The Company will not receive any of the proceeds from the sale of shares of common stock being sold by the Selling Securityholders.   No underwriting arrangements have been entered into by any of the Selling Securityholders.  The Selling Securityholders and any intermediaries through whom such securities are sold may be deemed “underwriters” within the meaning of the Securities Act with respect to the securities offered and any profits realized or commissions received may be deemed “underwriting compensation.”

USE OF PROCEEDS

The aggregate 3,223,042 securities offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from the sale of the securities hereunder.

Assuming the exercise of all outstanding Warrants for cash, we will receive an aggregate of approximately $1,527,920 (based on an exercise price of $2.19 per share) but will not receive any proceeds from the sale of the shares of Common Stock issuable upon such exercise. We expect to use the net proceeds from the exercise of the Warrants, if any, for investment in growth, and general corporate purposes. We will have broad discretion over the use of any proceeds from the exercise of the Warrants. There is no assurance that the holders of the Warrants will elect to exercise for cash any or all of such Warrants. To the extent that any Warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the Warrants will decrease.

The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, Nasdaq or OTC Markets fees, if applicable and fees and expenses of our counsel and our independent registered public accounting firm.

DETERMINATION OF OFFERING PRICE

The Selling Securityholders will be offering the shares of common stock being covered by this prospectus at a prevailing market prices or privately negotiated prices.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information and Holders

Our common stock is currently listed on the Nasdaq Global Market of The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “CAUD”. Our Warrants are not currently listed.

Prior to the consummation of the Business Consummation, Abri’s Units, common stock and Public Warrants were all listed on Nasdaq under the symbols “ASPAU,” “ASPA” and “ASPAW,” respectively.

On January 11, 2024, the closing sale price of our common stock was $1.17 per share.

As of January 3, 2024, there were approximately 571 holders of record of our Common Stock. Such numbers do not include beneficial owners holding our securities through nominee names.

Dividend Policy

We have never declared or paid any cash dividends on our capital stock, and we do not currently intend to pay any cash dividends for the foreseeable future. We expect to retain future earnings, if any, to fund the development and growth of our business. Any future determination to pay dividends on our common stock will be at the discretion of our board of directors and will depend upon, among other factors, our financial condition, operating results, current and anticipated cash needs, plans for expansion and other factors that our board of directors may deem relevant.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Basis of Presentation and Business Combination

The following unaudited pro forma combined condensed consolidated financial statements are based on the separate historical financial statements of DLQ and Abri and give effect to the Merger, including pro forma assumptions and adjustments related to the Merger, as described in the accompanying notes to the unaudited pro forma combined condensed financial statements. The Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2023, is presented as if the Merger had occurred on September 30, 2023. The Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2022 gives effect to the Merger, as if it had been completed on January 1, 2022. The historical financial information has been adjusted on a pro forma basis to reflect factually supportable items that are directly attributable to the Merger and, with respect to the Condensed Combined Statement of Operations only, expected to have a continuing impact on consolidated results of operations.

On September 9, 2022, Abri entered into a Merger Agreement, by and among, Abri and DLQ, pursuant to which Abri will acquire one hundred percent (100%) of the outstanding equity securities of DLQ. The Merger Agreement provides that Abri has agreed to acquire all of the outstanding equity interests of DLQ for an aggregate of 11,400,000 shares of Abri common stock, par value $0.0001 par value.

DLQ Management Earnout Agreement

In connection with the execution of the Merger Agreement, Abri and the Sponsor will enter into a Management Earnout Agreement, pursuant to which certain members of the Management team of DLQ specified on schedule A to the Management Earnout Agreement will have the contingent right to earn the Management Earnout Shares (as defined in the Management Earnout Agreement). The Management Earnout Shares consist of 2,000,000 shares of Abri Common Stock. The release of the Management Earnout Shares shall occur as follows:

●	500,000 Management Earnout Shares will be earned and released upon satisfaction of the First Milestone Event (as defined in the Management Earnout Agreement);

●	650,000 Management Earnout Shares will be earned and released upon satisfaction of the Second Milestone Event (as defined in the Management Earnout Agreement); and

●	850,000 Management Earnout Shares will be earned and released upon satisfaction of the Third Milestone Event (as defined in the Management Earnout Agreement).

Sponsor Earnout Agreement

In connection with the execution of the Merger Agreement, Abri and the Sponsor will enter into a Sponsor Earnout Agreement, pursuant to which the Sponsor will have the contingent right to earn the Sponsor Earnout Shares (as defined in the Sponsor Earnout Agreement). The Sponsor Earnout Shares consist of 1,000,000 shares of Abri Common Stock. The release of the Sponsor Earnout Shares shall occur as follows:

●	250,000 Sponsor Earnout Shares will be earned and released upon satisfaction of the First Milestone Event (as defined in the Sponsor Earnout Agreement);

●	350,000 Sponsor Earnout Shares will be earned and released upon satisfaction of the Second Milestone Event (as defined in the Sponsor Earnout Agreement); and

●	400,000 Sponsor Earnout Shares will be earned and released upon satisfaction of the Third Milestone Event (as defined in the Sponsor Earnout Agreement).

Accounting Treatment for Earnout

The Company has analyzed the accounting treatment for the earnout arrangement and has concluded that the Earnout Shares should not be classified as a liability under ASC 480, Distinguishing Liabilities from Equity (“ASC 480”). The Company next evaluated whether the Earnout Shares, which met the definition of a derivative instrument pursuant to ASC 815, Derivatives and Hedging, (“ASC 815”), qualifies for the scope exception in ASC 815-10-15-74(a), which states that a reporting entity shall not consider contracts that are both (a) indexed to an entity’s own stock and (b) classified in stockholders’ equity in its statement of financial position to be derivative instruments. This analysis was performed in accordance with the guidance in ASC 815-40. In order to conclude that the Earnout Shares meet this scope exception and whether they should be accounted for as equity under ASC 815-40, it was evaluated whether the Earnout Shares meet both of these requirements. The merger agreement contains a change in control provision that could impact the settlement of the Earnout Shares and therefore results in the Earnout Shares being classified as a liability pursuant to ASC 815. The Company next considered the equity classification conditions in ASC 815-40-25 and concluded that they did not meet such classification because the merger agreement contains a change in control provision that could impact the settlement of the Earnout Shares and, therefore, results in the Earnout Shares being classified as a liability pursuant to ASC 815. Therefore, the Earnout Share arrangement is appropriately classified as liability. As the merger is accounted for as a reverse recapitalization, the fair value of the Earnout Share arrangement as of the merger date will be accounted for as a liability transaction as of the closing date of the Merger and remeasured to fair value at each balance sheet date in future reporting periods with changes in fair value recorded in the New DLQ consolidated statement of operations. As of the date of the filing, because such fair value assessment has not been completed, the Company is not able to quantify the magnitude of any potential adjustments to the measurements depicted.

The Merger will be accounted for as a reverse recapitalization because DLQ has been determined to be the accounting acquirer under Financial Accounting Standards Board’s Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”). Under this method of accounting, Abri will be treated as the “acquired” company for financial reporting purposes. Accordingly, the consolidated assets, liabilities and results of operations of DLQ will become the historical financial statements of Collective Audience, Inc., and Abri’s assets, liabilities and results of operations will be consolidated with DLQ beginning on the acquisition date. For accounting purposes, the financial statements of Collective Audience, Inc. will represent a continuation of the financial statements of DLQ with the Transaction being treated as the equivalent of DLQ issuing stock for the net assets of Abri, accompanied by a recapitalization. Operations prior to the Merger will be presented as those of DLQ in future reports of Collective Audience, Inc. This determination is primarily based on the evaluation of the following facts and circumstances taken into consideration:

●	Pre-business combination stockholders of DLQ will own a relatively larger portion in the combined company compared to the ownership to be held by the pre-business combination stockholders of Abri;

●	DLQ has the right to appoint a majority of DLQ Incorporated members;

●	Senior management of DLQ will comprise the senior management of the combined company; and

●	The operations of DLQ prior to the transaction will comprise the only ongoing operations of the combined company.

Under the reverse recapitalization model, the business combination will be treated as DLQ issuing equity for the net assets of Abri, with no goodwill or intangible assets are recorded.

The Unaudited Pro Forma Condensed Combined Statement of Operations does not include the effects of the costs associated with any integration or restructuring activities resulting from the Merger, as they are nonrecurring in nature. However, the Unaudited Pro Forma Condensed Consolidated Balance Sheet includes a pro forma adjustment to reduce cash and stockholders’ equity to reflect the payment of certain anticipated Merger costs.

The following unaudited pro forma condensed combined financial information presents the combination of the financial information of Abri and DLQ, adjusted to give effect to the Merger and other events contemplated by the Merger Agreement. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

The Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2023 combines the adjusted balance sheet of Abri with the historical Condensed Consolidated Balance Sheet of DLQ on a pro forma basis as if the Merger and the other events contemplated by the Merger Agreement, summarized below, had been consummated on September 30, 2023.

The Unaudited Pro Forma Condensed Combined Statement of Operations for the nine months ended September 30, 2023 and the year ended December 31, 2022 combines the historical unaudited statements of operations of Abri for the nine months ended September 30, 2023 and the year ended December 31, 2022 with the historical Unaudited Condensed Consolidated Statement of Operations of DLQ for the same respective periods, giving effect to the transaction as if the Merger and other events contemplated by the Merger Agreement had been consummated on January 1, 2022.

The unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with the following historical financial statements and the accompanying notes, which are included elsewhere in this proxy statement/prospectus:

●	the historical audited financial statements of Abri as of and for the year ended December 31, 2022;

●	the historical audited financial statements of DLQ as of and for year ended December 31, 2022;

●	the historical unaudited financial statements of Abri as of and for the nine months ended September 30, 2023;

●	the historical unaudited financial statements of DLQ as of and for the nine months ended September 30, 2023; and

●	other information relating to Abri and DLQ included in this proxy statement/prospectus, including the Merger Agreement and the description of certain terms thereof set forth thereof and the financial and operational condition of Abri and DLQ (see “Proposal No. 1 — The Merger Agreement,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Abri,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of DLQ”)

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that Abri believes are reasonable under the circumstances. The unaudited condensed combined pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the difference may be material. Abri believes that its assumptions and methodologies provide a reasonable basis for presenting all the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the Combined Company. The unaudited pro forma condensed combined financial information should be read in conjunction with the historical financial statements and notes thereto of Abri and DLQ.

The unaudited pro forma condensed combined information contained herein assumes that Abri’s stockholders approve the Business Combination. Abri’s remaining public stockholders may elect to redeem their public shares for cash even if they approve the Business Combination. Abri cannot predict how many of its public stockholders will exercise their right to have their shares redeemed for cash; however, we are assuming maximum redemption of the remaining 682,148 shares subject to redemption in the preparation of the pro forma condensed combined financial statements.

As a result of the Business Combination, Abri will acquire DLQ, subject to the terms of the Merger Agreement, holders of DLQ Common Stock immediately prior to the effective time of the Merger will be entitled to receive 11,400,000 fully paid and non-assessable shares of Abri common stock for which the allocation of such shares is to be allocated to the holders of DLQ as determined by the Company.

The following table sets forth, on a pro forma unaudited as adjusted basis, as of September 30, 2023, giving effect to the Merger and assuming maximum redemption:

	Shares Outstanding
	Number	Percent
DLQ parent, parent stockholders and investors	11,400,000	86.6%
Abri stockholders	1,728,078	13.1%
Representative stockholders	30,000	0.2%
Totals	13,158,078	100.0%

DLQ, Inc. and Abri SPAC I, Inc.
Unaudited Pro Forma Condensed Combined Balance Sheet
(In thousands), except per share amounts
As of September 30, 2023

					As of September 30,			As of September 30,
			Transaction		2023	Transaction		2023
	As of September 30, 2023		Accounting Adjustments (Assuming No		Pro Forma Combined (Assuming No	Accounting Adjustments (Assuming		Pro Forma Combined (Assuming
	DLQ (Historical)	Abri (Historical)	Additional Redemption)		Additional Redemption)	Maximum Redemption)		Maximum Redemption)
ASSETS
Current assets:
Cash and cash equivalents, including restricted cash	$5,263	$699	$451	A	$(6,068)	(451)	K	$2,084
			(2,378)	B		3,603	L
			(1,500)	C
			(3,603)	H

Accounts receivable, net	595	—	—		595	—		595
Other current assets	32	71	—		103	—		103
Total current assets	5,890	770	(7,030)		(370)	3,152		2,782
Non-current assets:
Marketable securities held in trust account	—	7,286	(451)	A	—	—		—
			(6,835)	J
Related party receivable	3,784	—	—		3,784	—		3,784
Intangible assets, net	5,622	—	—		5,622	—		5,622
Property and equipment, net	53	—	—		53	—		53
Goodwill	5,991	—	—		5,991	—		5,991
Total non-current assets	15,450	7,286	(7,286)		15,450	—		15,450
TOTAL ASSETS	$21,340	$8,056	$(14,316)		$15,080	$3,152		$18,232

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY
Accounts payable	$1,796	$938	—		$2,734	—		$2,734
Accrued expenses	2,187	—	—		2,187	—		2,187
Convertible promissory note	5,000	—	—		5,000	—		5,000
Accrued legal fees	—	2,350	—		2,350	—		2,350
Total current liabilities	8,983	3,288	—		12,271	—		12,271
Non-current liabilities:
Related party payable	8,946	—	—		8,946	—		8,946
Convertible promissory notes, related party	—	1,931	(1,931)	H	—	1,931	L	1,931
Note payable	266	—	—		266			266
Promissory note, related party	—	1,672	(1,672)	H	—	1,672	L	1,672
Warrant liability	—	35	(35)	G	—	—		—
Deferred underwriting commissions	—	1,500	(1,500)	C	—	—		—
Warrant revenue side sharing liability	—	—	3,740	I	3,740	—		3,740
Total non-current liabilities	9,212	5,138	(1,398)		12,952	3,603		16,555
Total liabilities	18,195	8,426	(1,398)		25,223	3,603		28,826

COMMITMENTS AND CONTINGENCIES
Temporary equity:
Common stock subject to possible redemption	—	7,251	(6,835)	J		—		—
			(416)	D

Stockholders’ equity (deficit):
Common stock	—	—	1	F	2	—	K	2
			1	D
Additional paid-in capital	21,477	—	415	D	8,187	(451)	K	7,736
			(7,621)	E
			(1)	F
			35	G
			(2,378)	B
			(3,740)	I

Accumulated deficit	(18,332)	(7,621)	7,621	E	(18,332)	—		(18,332)
Total stockholders’ equity (deficit)	3,145	(7,621)	(5,667)		(10,143)	(451)		(10,594)
TOTAL LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY (DEFICIT)	$21,340	$8,056	$(14,316)		$15,080	$3,152		$18,232

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The pro forma adjustments included in the Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2023, are as follows:

(A)	Reflects the reclassification of cash and securities to cash under the no redemption scenario.

(B)	Represents preliminary estimated direct and incremental transaction costs to be incurred. These costs are accounted for as a reduction in the combined cash account with a corresponding reduction in additional paid-in capital consistent with the treatment described in SEC Staff Accounting Bulletin Topic 5.A. These transaction costs will not recur in the Company’s income beyond 12 months after the transaction.

(C)	Reflects the settlement of the deferred underwriting fee.

(D)	Reflects the reclassification of common stock subject to possible redemption to permanent equity.

(E)	Represents recapitalization of Abri’s historical accumulated deficit.

(F)	Represents recapitalization of historical amounts.

(G)	Represents the reclassification of the Abri pre-merger private warrant liability of $35,352 to equity, based on the exercise of the Private Warrants assuming their full exercise upon a Business Combination, and the conversion of the convertible debt into equity since the right to exercise the Private Warrants and the conversion of the convertible debt occur at the time of the Business Combination.

(H)	Represents the settlement of the Abri convertible note, related party, in the amount of $1,931,250 and promissory note, related party, in the amount of $1,671,784, for a total of $3,603,034 upon Merger.

(I)	Represents recognition of the fair value of the Warrant Revenue Side Sharing Agreement as a liability. Per the agreement, Abri will split the proceeds of any warrant cash exercises received at any time, by delivering to the Sponsor 20% of the gross proceeds received by Abri. The current liability is based on a fair value calculation using the present value of a Black-Scholes option pricing model to compute the expected cash flows from the Warrants.

(J)	In connection with the stockholders’ vote at the Special Meeting of Stockholders held by Abri on October 23, 2023, 639,963 shares were tendered for redemption. As a result, approximately $6,834,804 million (approximately $10.68 per share), after deducting allowable taxes, was removed from Abri’s trust account to pay such holders. Following redemptions, Abri had 41,555 public shares of common stock outstanding

(K)	Represents full redemption of the Abri shares subject to redemption under the full redemption scenario based on total cash and equivalents as of September 30, 2023, less transaction costs including deferred underwriting fees of $1,500,000 and estimated transaction costs of $2,378,426.

(L)	Reflects the reversal of the payments on the settlement of the convertible and promissory notes, in (H), as after the maximum redemption scenario there would not be sufficient cash on hand to pay off these notes.

DLQ, Inc. and Abri SPAC I, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
(In thousands, except per share amounts)
For the Six months Ended September 30, 2023

					For the Nine Months Ended September 30,		For the Nine Months Ended September 30,
			Transaction		2023	Transaction	2023
	For the Nine Months Ended September 30, 2023		Accounting Adjustments (Assuming No		Pro Forma Combined (Assuming No	Accounting Adjustments (Assuming	Pro Forma Combined (Assuming
	DLQ (Historical)	Abri (Historical)	Additional Redemption)		Additional Redemption)	Maximum Redemption)	Maximum Redemption)
Revenue:
Revenue	$11,664	$—	$—		$11,664	$—	$11,664
Operating costs and expenses:
Professional fees	—	1,012	—		1,012	—	1,0121
Platform Operations	10,791	—	—		10,791	—	10,791
Depreciation and amortization	1,166	—	—		1,166	—	1,166
General and administrative	3,807	594	—		4,401	—	4,401
Sales and marketing	60	—	—		60	—	60
Total operating costs and expenses	15,824	1,606	—		17,430	—	17,430
Loss from operations	(4,160)	(1,606)	—		(5,766)	—	(5,766)
Other income (expense):
Other (expense)/income, net	(132)	—	—		(132)	—	(132)
Interest income	—	433	(433)	AA	—	—	—
Change in fair value of warrant liability	—	(18)	—		(18)	—	(18)
Total other income (expense)	(132)	416	(433)		(150)	—	(150)
Net loss before income taxes	(4,292)	(1,190)	(433)		(5,916)	—	(5,916)
Income tax provision	—	70	—		70	—	70
Net loss	$(4,292)	$(1,260)	$(433)		$(5,846)	$—	$(5,846)

			Assuming No Additional Redemptions	Assuming Maximum Redemption
Weighted common shares outstanding – basic	2,000	1,139,580	13,840,226	13,158,078
Weighted common shares outstanding – diluted	2,000	1,728,078	13,840,226	13,158,078
Basic net (loss) income per share	$(2,145.64)	$(0.19)	$(0.42)	$(0.44)
Diluted net (loss) income per share	$(2,145.64)	$(0.60)	$(0.42)	$(0.44)

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The were no material pro forma adjustments included in the Unaudited Pro Forma Condensed Combined Statement of Operations for the nine months ended September 30, 2023, except for the following:

(AA)	Represents the elimination of interest income earned on investments held in Trust Account.

DLQ, Inc. and Abri SPAC I, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
(In thousands, except per share amounts)
For the Year Ended December 31, 2022

			Transaction		For the Year Ended December 31, 2022		For the Year Ended December 31,
	For the		Accounting		Pro Forma	Transaction	2022
	Year Ended December 31, 2022		Adjustments (Assuming No		Combined (Assuming No	Accounting Adjustments (Assuming	Pro Forma Combined (Assuming
	DLQ (Historical)	Abri (Historical)	Additional Redemption)		Additional Redemption)	Maximum Redemption)	Maximum Redemption)
Revenue:
Revenue	$20,236	$—	$—		$20,236	$—	$20,236
Operating costs and expenses:
Professional fees	—	2,408	—		2,408	—	2,408
Platform Operations	16,370	—	—		16,370	—	16,370
Depreciation and amortization	1,411	—	—		1,411	—	1,411
General and administrative	6,730	961	—		7,691	—	7,691
Sales and marketing	1,205	—	—		1,205	—	1,205
Transaction costs	—	—	2,378	BB	2,378	—	2,378
Total operating costs and expenses	25,716	3,369	2,378		31,463	—	31,463
Loss from operations	(5,480)	(3,369)	(2,378)		(11,227)	—	(11,227)
Other income (expense):
Other (expense)/income, net	(85)	—	—		(85)	—	(85)
Interest income	—	834	(834)	AA	—	—	—
Change in fair value of warrant liability	—	153	—		153	—	153
Total other income (expense)	(85)	987	(834)		68	—	68
Net loss before income taxes	(5,565)	(2,382)	(3,212)		(11,159)	—	(11,159)
Income tax provision	—	(119)	—		(119)	—	(119)
Net loss	$(5,565)	$(2,501)	$(3,212)		$(11,278)	$—	$(11,278)

			Assuming No Additional Redemptions	Assuming Maximum Redemption
Weighted common shares outstanding – basic	2,000	5,463,799	13,840,226	13,158,078
Weighted common shares outstanding – diluted	2,000	1,728,078	13,840,226	13,158,078
Basic net (loss) income per share	$(2,782.66)	$(0.06)	$(0.81)	$(0.86)
Diluted net (loss) income per share	$(2,782.66)	$(1.25)	$(0.81)	$(0.86)

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The were no material pro forma adjustments included in the Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2022, except for the following:

(AA)	Represents the elimination of interest income earned on investments held in Trust Account.

(BB)	Represents preliminary estimated direct and incremental transaction costs to be incurred. These transaction costs will not recur in the Company’s income beyond 12 months after the transaction.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. Basis of Presentation and Accounting Policies

The Merger is expected to be accounted for as a reverse recapitalization in accordance with GAAP because DLQ has been determined to be the accounting acquirer under ASC 805 under the no-redemption scenario. Under this method of accounting, Abri will be treated as the “acquired” company for financial reporting purposes. Accordingly, the consolidated assets, liabilities and results of operations of DLQ will become the historical financial statements of Collective Audience, Inc., and Abri’s assets, liabilities and results of operations will be consolidated with DLQ beginning on the acquisition date. For accounting purposes, the financial statements of Collective Audience, Inc. will represent a continuation of the financial statements of DLQ with the Transaction being treated as the equivalent of DLQ issuing stock for the net assets of Abri, accompanied by a recapitalization. The net assets of Abri will be stated at historical costs, with no goodwill or other intangible assets recorded. Operations prior to the Merger will be presented as those of DLQ in future reports of Collective Audience, Inc. The Company has also considered the provisions of ASC 805 in making the statements that the transaction is intended to be accounted for as a reverse recapitalization and that the Company believes DLQ is the accounting acquirer under both a no redemption and a maximum redemption scenario.

Upon consummation of the Merger, the Combined Company will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the Combined Company.

2. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The adjustments in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an illustrative understanding of Collective Audience, Inc. upon consummation of the Merger in accordance with GAAP. Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial information are described in the accompanying notes.

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and is not necessarily indicative of the operating results and financial position that would have been achieved had the Merger occurred on the dates indicated, and does not reflect adjustments for any anticipated synergies, operating efficiencies, tax savings or cost savings. Any cash proceeds remaining after the consummation of the Merger and the other related events contemplated by the Merger Agreement are expected to be used for general corporate purposes. The unaudited pro forma condensed combined financial information does not purport to project the future operating results or financial position of Collective Audience, Inc. following the completion of the Merger. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial information and are subject to change as additional information becomes available and analyses are performed. Abri and DLQ have not had any historical relationship prior to the transactions. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma condensed combined financial information contained herein assumes that the Abri stockholders approve the Merger. Pursuant to its existing charter, Abri will provide stockholders the opportunity to redeem the outstanding shares of common stock for cash equal to their pro rata share of the aggregate amount on deposit in the Trust Account, which holds the proceeds of Abri’s IPO, as of two business days prior to the consummation of the transactions contemplated by the Merger Agreement (including interest earned on the funds held in the Trust Account, net of taxes) upon the closing of the transactions contemplated by the Merger Agreement.

The level of redemptions assumed in the Unaudited Pro Forma Condensed Combined Balance Sheet and Statements of Operations are based on the assumption that there are no adjustments for the outstanding Public Warrants issued in connection with the IPO as such securities are not exercisable until the later of the completion of an initial business combination and February 12, 2024.

The following summarizes the pro forma shares of Collective Audience, Inc. Common Stock issued and outstanding immediately after the Merger, presented under the above scenarios:

	Assuming No Additional Redemption			Assuming Maximum Redemption
	Shares		%	Shares	%
DLQ Parent, Parent Stockholders and PIPE Investors	11,400,000	(1)	82.4%	11,400,000	86.6%
Abri Stockholders	2,410,226		17.4%	1,728,078	13.1%
Representative Shareholders	30,000		0.2%	30,000	0.2%
Pro Forma Common Stock at December 31, 2022	13,840,226		100.0%	13,158,078	100.0%

(1)	The 11,400,000 shares for DLQ Parent, Parent Stockholders and PIPE Investors represent the aggregate shares of Abri common stock to be issued by Abri in exchange for the 2,000 outstanding common shares of DLQ as of September 30, 2023 and the additional 281 common shares of DLQ, which will be exchanged for 1,600,000 merger consideration shares on the date the Business Combination is consummated. The warrants outstanding have not been included in the diluted EPS, as they would be anti-dilutive.

If the actual facts are different than these assumptions, then the amounts and shares outstanding in the unaudited pro forma condensed combined financial information will be different and those changes could be material.

Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements are described in the accompanying notes. The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the Merger occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial statements do not purport to project the future operating results or financial position of Collective Audience, Inc. following the completion of the Merger. The unaudited pro forma adjustments represent Collective Audience, Inc. management’s estimates based on information available as of the dates of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

The pro forma basic and diluted income per share amounts presented in the Unaudited Pro Forma Condensed Combined Statement of Operations are based upon the number of the Combined Company’s shares outstanding, assuming the Business Combination occurred on January 1, 2022.

3. Loss per share

Loss per share represents the income per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2021. As the Business Combination and related equity transactions are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net income per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entirety of all periods presented. The Abri SPAC I public and private warrants, totaling 6,028,518, have been excluded from the pro forma diluted net loss per share calculations because they are anti-dilutive. The number of private warrants that were excluded from the computation of diluted EPS because their impact was anti-dilutive was 294,598. In addition, the shares pursuant to the earnout arrangements discussed above have been excluded because the shares are contingently issuable or forfeitable and the contingencies have not been resolved.

	For the Nine months Ended September 30, 2023	For the Nine months Ended September 30, 2023
	Assuming No Additional Redemption	Assuming Maximum Redemption
Pro forma net loss	$(5,844,331)	$(5,844,331)
Weighted average shares outstanding of common stock – basic	13,840,226	13,158,078
Weighted average shares outstanding of common stock – diluted	13,840,226	13,158,078
Net loss per share attributable to common stockholders – basic	$(0.42)	$(0.44)
Net loss per share attributable to common stockholders – diluted	$(0.42)	$(0.44)

	For the Year Ended December 31, 2022	For the Year Ended December 31, 2022
	Assuming No Additional Redemption	Assuming Maximum Redemption
Pro forma net loss	$(11,278,330)	$(11,278,330)
Weighted average shares outstanding of common stock – basic	13,840,226	13,158,078
Weighted average shares outstanding of common stock – diluted	13,840,226	13,158,078
Net loss per share attributable to common stockholders – basic	$(0.81)	$(0.86)
Net loss per share attributable to common stockholders – diluted	$(0.81)	$(0.86)

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of the Company’s results of operations and financial condition should be read in conjunction with the information set forth in the Company’s audited consolidated financial statements as of and for the years ended December 31, 2021 and 2022 and the unaudited condensed consolidated financial statements as of and for the nine months ended September 30, 2022 and 2023, and the related respective notes thereto, included elsewhere in this prospectus. This discussion contains forward-looking statements based upon the Company’s current expectations, estimates and projections that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements due to, among other considerations, the matters discussed under “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” included elsewhere in this prospectus. Unless the context otherwise requires, all references in this section to the “Company,” “we,” “us” or “our” refer to the business of Collective Audience, Inc., a Delaware corporation, and its subsidiary prior to the consummation of the Business Combination, and to the Company and its consolidated subsidiary following the consummation of the Business Combination.

Special Note Regarding Forward-Looking Statements

This prospectus includes “forward-looking statements” that are not historical facts and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. All statements, other than statements of historical fact included in this prospectus including, without limitation, statements in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” regarding the Company’s financial position, business strategy and the plans and objectives of management for future operations, are forward-looking statements. Words such as “expect,” “believe,” “anticipate,” “intend,” “estimate,” “seek” and variations and similar words and expressions are intended to identify such forward-looking statements. Such forward-looking statements relate to future events or future performance, but reflect management’s current beliefs, based on information currently available. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the Risk Factors section of the Company’s final proxy/prospectus filed with the U.S. Securities and Exchange Commission (the “SEC”). The Company’s filings with the SEC can be accessed on the EDGAR section of the SEC’s website at www.sec.gov. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Overview

We were blank check company incorporated on March 18, 2021 as a Delaware corporation and formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar Business Combination with one or more businesses or IPO and the sale of the Private Placement Units, our capital stock, debt or a combination of cash, stock and debt.

Business Combination

As previously announced, on September 9, 2022, we entered into a Merger Agreement with Abri Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Abri (“Merger Sub”), Logiq, Inc., a Delaware corporation (“Logiq” or “DLQ Parent”) whose common stock is quoted on OTCQX Market under the ticker symbol “LGIQ” and, DLQ, Inc., a Nevada corporation and wholly owned subsidiary of DLQ Parent (“DLQ”). On November 2, 2023, the Business Combination, including the Merger, was completed. In connection with the Closing, the registrant changed its name from Abri SPAC I, Inc. to Collective Audience, Inc. As a result of the Business Combination, our operations are primarily through DLQ.

Recent Developments

We received two written notices (the “Nasdaq Notices”), dated December 22, 2023, from the Nasdaq Stock Market (“Nasdaq”) indicating that (i) for the preceding 30 consecutive business days, the market value of our listed securities (“MVLS”) did not maintain a minimum market value of $50,000,000 (the “Minimum MVLS Requirement”) as required by Nasdaq Listing Rule 5450(b)(2)(A), and (ii) for the preceding 30 consecutive business days, the market value of our publicly held shares (“MVPHS”) did not maintain a minimum market value of $15,000,000 (the “Minimum MVPHS Requirement”) as required by Nasdaq Listing Rule 5450(b)(2)(C).

In accordance with Nasdaq Listing Rule 5810(c)(3)(C), the Company has a compliance period of 180 calendar days, or until June 19, 2024, to regain compliance with the Minimum MVLS Requirement. Compliance may be achieved if the Company’s MVLS closes at $50,000,000 or more for a minimum of ten consecutive business days at any time during the 180-day compliance period, in which case Nasdaq will notify the Company of its compliance and the matter will be closed.

In accordance with Nasdaq Listing Rule 5810(c)(3)(D), we have a compliance period of 180 calendar days, or until June 19, 2024, to regain compliance with the Minimum MVPHS Requirement. Compliance may be achieved if our MVPHS closes at $15,000,000 or more for a minimum of ten consecutive business days at any time during the 180-day compliance period, in which case Nasdaq will notify us of our compliance and the matter will be closed.

If we does not regain compliance with both the Minimum MVLS Requirement and the Minimum MVPHS Requirement by June 19, 2024, Nasdaq will provide written notification to the Company that its common stock is subject to delisting. At that time, the Company may appeal the relevant delisting determination to a hearings panel pursuant to the procedures set forth in the applicable Nasdaq Listing Rules. However, there can be no assurance, if the Company does appeal the delisting determination by Nasdaq to the hearings panel, that such appeal would be successful. In such event, the Company may also seek to apply for a transfer to The Nasdaq Capital Market if it meets the requirements for continued listing thereon. The Nasdaq Notices received have no immediate effect on the Company’s continued listing on the Nasdaq Global Market or the trading of Company’s common stock, subject to the Company’s compliance with the other continued listing requirements. The Company is presently evaluating potential actions to regain compliance with all applicable requirements for continued listing on the Nasdaq Global Market. There can be no assurance that the Company will be successful in maintaining the listing of its common stock on the Nasdaq Global Market.

We continue to evaluate the impact of the Russia-Ukraine war, on the industry and have concluded that, while it is reasonably possible that such could have negative effects on our financial position, results of operations, and/or search for a target company, the specific impacts are not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

On December 9, 2022, we held a special meeting of stockholders at which such stockholders voted to amend our amended and restated certificate of incorporation and investment trust agreement, giving us the right to extend the date by which we must complete our Initial Business Combination up to six times for an additional one month each time, from February 12, 2023 to August 12, 2023, by depositing $87,500 into the Trust Account for each one-month extension. In connection with the special meeting, 4,481,548 shares of common stock were tendered for redemption, resulting in redemption payments of $45,952,279 out of the Trust Account. On August 7, 2023, we held a second special meeting of stockholders at which such stockholders voted to amend our amended and restated certificate of incorporation and investment trust agreement, giving us the right to extend the date by which we must complete our Initial Business Combination from August 12, 2023 to February 12, 2024 with no additional payment to the Trust Account. In connection with the special meeting, 570,224 shares were tendered for redemption. As a result, $6,055,325 ($10.62 per share), after deducting allowable taxes, was removed from our Trust Account to pay such holders. We have 682,148 shares of common stock subject to possible redemption outstanding as of September 30, 2023. As of the date of these financial statements were filed, we have made the necessary deposits to extend our Initial Business Combination date to February 12, 2024.

Results of Operations

Our only activities from March 18, 2021 (inception) through September 30, 2023 were organizational activities, those necessary to consummate the IPO and identify a target company for a Business Combination. We do not expect to generate any operating revenues until after the completion of our Initial Business Combination. We generate non-operating income in the form of interest income on marketable securities held in the Trust Account. We are incurring expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses.

For the three months ended September 30, 2023, we had a net loss of $416,031, which consisted of operating costs of $499,469, income tax expense of $22,000 and a change in fair value of warrant liabilities of $25,041, offset by interest income on marketable securities held in the Trust Account of $130,479.

For the three months ended September 30, 2022, we had a net loss of $398,274, which consisted of operating costs of $727,702, offset by interest income on cash held in the Trust Account of $297,022 and a change in fair value of warrant liability of $32,406.

For the nine months ended September 30, 2023, we had a net loss of $1,259,570, which consisted of operating costs of $1,605,374, income tax expense of $70,000 and a change in fair value of warrant liabilities of $17,676, offset by interest income on marketable securities held in the Trust Account of $433,480.

For the nine months ended September 30, 2022, we had a net loss of $2,107,613, which consisted of operating costs of $2,628,016, offset by interest income on cash held in the Trust Account of $378,995 and a change in fair value of warrant liability of $141,408.

Liquidity and Capital Resources

As of September 30, 2023, we had cash of $699,307 and a working capital deficiency of $2,517,070. As of September 30, 2023, we had marketable securities held in the Trust Account of $7,285,885 consisting of securities held in a money market fund and government bonds that invests in United States government treasury bills, bonds or notes with a maturity of 180 days or less. Interest income on the balance in the Trust Account may be used by us to pay taxes. Through September 30, 2023, we have withdrawn a cumulative amount of $553,378 of interest earned on the Trust Account to pay our taxes, of which $516,365 has been withdrawn for future tax obligations and is restricted for estimated income tax and franchise tax payments due to the redemption of common stock as of September 30, 2023 in the accompanying condensed balance sheet. We intend to use substantially all of the funds held in the Trust Account to acquire a target business and to pay our expenses relating thereto. To the extent that our capital stock is used in whole or in part as consideration to effect a Business Combination, the remaining funds held in the Trust Account will be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our Business Combination if the funds available to us outside of the Trust Account were insufficient to cover such expenses.

Cash used in operating activities for the nine months ended September 30, 2023 was $388,424. Our operational liquidity needs were primarily satisfied through $681,250 of proceeds from convertible promissory notes from a related party. During the nine months ended September 30, 2023, proceeds of $525,000 from non-convertible promissory notes were deposited into the Trust Account, in addition to $433,480 of interest income. We expect that we will need additional capital to satisfy our liquidity needs if we do not consummate our Initial Business Combination prior to February 12, 2024. Although certain of our initial stockholders, officers and directors or their affiliates have committed to loan us funds from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, there is no guarantee that we will receive such funds.

Our losses from operations, negative operating cash flows, working capital deficit and accumulated deficit, as well as the additional capital needed to fund operations within one year of the unaudited consolidated financial statement issuance date, raise substantial doubt about our ability to continue as a going concern. The unaudited consolidated financial statements included elsewhere in this prospectus statement have been prepared on a basis that assumes that we will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The unaudited consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern.

We have received letters from Nasdaq regarding our compliance with the exchange’s continued listing requirements. Please see the risk factor entitled “Nasdaq may delist our common stock from quotation on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions” for further information.

Off-Balance Sheet Financing Arrangements

We have no obligations, assets or liabilities, which would be considered off-balance sheet arrangements as of September 30, 2023 and December 31, 2022. We do not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements. We have not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or purchased any non-financial assets.

Contractual Obligations

We do not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities other than an agreement to pay our Sponsor a monthly fee of $10,000 for office space, utilities and secretarial and administrative support. We incurred $30,000 and $90,000 of administrative support fees for the three and nine months ended September 30, 2023, respectively. As of September 30, 2023 and December 31, 2022, we owed the Sponsor $100,000 and $10,000, respectively, under this agreement, which is included in accounts payable and accrued expenses in the accompanying condensed balance sheets. We began incurring these fees on August 9, 2021 and will continue to incur these fees monthly until the earlier of the completion of the Business Combination and our liquidation.

In connection with our initial business combination, we are obligated to pay our expenses relating thereto, including the deferred underwriting commissions payable to our underwriter in an amount equal to 3.0% of the total gross proceeds raised in the offering, or $1,500,000, upon consummation of our initial business combination.

Upon consummation of our IPO, we sold to our underwriters, for $100, an option to purchase up to a total of 300,000 units (or up to 345,000 if the over-allotment is exercised in full) exercisable, in whole or in part, at $11.50 per unit, commencing on the consummation of our initial business combination. The purchase option may be exercised for cash or on a cashless basis, at the holder’s option, and expires five years from the commencement of sales in our IPO. The option and the 300,000 units, as well as the 300,000 shares of common stock, and the warrants to purchase 300,000 shares of common stock that may be issued upon exercise of the option have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 days immediately following the effective date of our registration statement, or August 9, 2021.

Critical Accounting Estimates

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. We have not identified any critical accounting estimates.

Recent Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on our financial statements.

BUSINESS

Unless expressly indicated or the context requires otherwise, the terms “Collective Audience,” the “Company,” the “Registrant,” “we,” “us” and “our” in this prospectus refer to Collective Audience, Inc., the parent entity formerly named Abri SPAC I, Inc., after giving effect to the Business Combination, and as renamed Collective Audience, Inc.., and where appropriate, our wholly-owned subsidiaries (including DLQ).

Company Overview

Overview

Collective Audience, Inc. (the “Company” or “Collective Audience”) was incorporated in Delaware on March 18, 2021 as Abri SPAC I, Inc., and was formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities. The Company consummated the Business Combination on November 2, 2023 and as a result, DLQ, Inc. (“DLQ”) became a wholly-owned subsidiary of the Company and its operations are primarily through DLQ.

DLQ was, originally incorporated in 2019 as Origin8, Inc. On April 15, 2020, its named was changed to Logiq, Inc. and on August 29, 2022 its name was changed to DLQ, Inc. DLQ is a wholly owned subsidiary of the Company and itself has three wholly owned subsidiaries, (i) Tamble Inc., a Delaware corporation (“Tamble”), (ii) Push Interactive, LLC, a Minnesota limited liability company (“Push”), and (iii) BattleBridge Acquisition Co. LLC, a Nevada corporation (“BattleBridge”) DLQ is headquartered in Minneapolis, Minnesota, USA.

On November 2, 2023 (the “Closing Date”), Abri SPAC I, Inc. (“Abri”), our predecessor company consummated its previously announced business combination (“Business Combination”) pursuant to the terms of that certain Merger Agreement (as amended, “Merger Agreement”) with Logiq, Inc., a Delaware corporation (“Logiq” or “DLQ Parent”), DLQ, and Abri Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Abri (“Merger Sub”).

Pursuant to the terms of the Merger Agreement (and upon all other conditions pursuant to the Merger Agreement being satisfied or waived), on the Closing Date, (i) Abri changed its name to “Collective Audience, Inc.”, and (ii) Merger Sub merged with and into DLQ ( “Merger”), with DLQ as the surviving company in the Merger and, after giving effect to such Merger, DLQ becoming a wholly-owned subsidiary of the Company.

DLQ Acquisition History

In January 2020, DLQ and DLQ Parent completed the acquisition of substantially all of the assets of Push Holdings, Inc., a Delaware corporation, including all of the ownership interests in Tamble and Push, making them wholly-owned subsidiaries of DLQ. This business segment has been rebranded as “DataLogiq”, which operates as a consumer data management platform powered by lead generation, online marketing, and multi-channel reengagement strategies through its owned and operated brands. DataLogiq has developed this proprietary data management platform and integrated it with several third-party service providers to optimize the return on its marketing efforts. DataLogiq focuses on consumer engagement and enrichment to maximize its return on acquisition through repeat monetization of each consumer through repeat sales or upsales to other third party service providers. DataLogiq also licenses its software technology and provides managed technology services to various other e-commerce companies. DataLogiq operations are located in Minneapolis, Minnesota, USA.

On March 31, 2022, BattleBridge, a wholly-owned subsidiary of DLQ, acquired substantially all of the assets of Section 2383, LLC which represents the “BattleBridge Labs” business (“BattleBridge Labs”) including customer lists and contracts, trade names and trademarks, marketing resources, proprietary tech and processes, and more. This acquisition allows DLQ to provide full-service branding and digital marketing agency serving both external clients and other DLQ business units.

Business Developments

On November 8, 2022, DLQ entered into a Managed Services Agreement (the “MSA”) with a significant new client (the “Client”) and will provide certain affiliate management, website development, lead generation, email management, and search engine optimization services (collectively, the “Services”) to Client through DLQ’s platform. The MSA will terminate on October 31, 2023, provided that the term may be extended beyond such date by mutual written agreement of the parties.

In connection with the MSA, on November 8, 2022, DLQ Parent and Client also entered into an Independent Contractor Agreement (the “IC Agreement,” and together with the MSA, the “Agreements”), pursuant to which Client will provide, on a non-exclusive basis, certain business development strategies and execution and consulting services regarding e-commerce, digital marketing, and online advertising, including lead generation, affiliate marketing and brand development to DLQ Parent. The term of the IC Agreement coincides with the term of the MSA.

As compensation for the services to be provided by Client to DLQ Parent under the IC Agreement, DLQ Parent agreed to issue Client 1,750,000 restricted shares of Logiq, Inc. common stock (the “Initial Shares”) upon execution of the Agreements. In the event that the proposed acquisition of DLQ by Abri SPAC I, Inc., is not completed on or before April 1, 2023, then DLQ shall issue Client an additional 1,750,000 restricted shares of Logiq, Inc. common stock (such additional shares together with the Initial Shares, the “Registrable Shares”) as further contingent consideration pursuant to the Agreements.

As a result of the MSA, Affiliate Management revenue for DLQ was $6,441,775 for the year ended December 31, 2022.

DLQ Current Offering Synopsis:

DLQ aims to provide a successful outcome for DLQ clients by connecting them to new consumers for their business. DLQ’s primary revenue generating models are the Push business unit and the BattleBridge business unit.

Push Business Unit

Through Push, DLQ offers two types of services for clients:

(1)	Lead generation: DLQ provides their clients with a prospective customer who has demonstrated an intent to engage with a particular vertical, such as home improvement, or a particular service or product.

(2)	Performance Based Engagement: DLQ connects digital marketing traffic from third parties to brands and service providers, creating a new customer to a client through an e-commerce transaction. This is on a pay-for-performance model.

Lead Generation

Revenue is primarily generated through lead generation, which are leads sourced from DLQ owned and operated online brands, and then sold to lead exchanges and other buyers segregated by market verticals.

Lead data is captured on domains owned by DLQ, processed through DLQ’s internal and proprietary technology platform named “Marble”. Marble is DLQ’s proprietary architecture that ingests data from their owned and operated brands as a “Consumer Data Profile” distributed via Application Programming Interfaces (“API’s”), and sold within a live data auction.

The data sold based on each of their corporate customer’s criteria as set forth in their respective contracts.

DLQ utilizes both internal media and third-party publisher partners to produce digital advertising traffic to Push’s owned and operated brands. This results in captured consumer data that is sold to lead buyers and lead exchanges.

DLQ does not utilize a standard or template agreement with set terms for its lead generation services as there are no set prices or terms that are applicable to all clients. Instead, price is on leads and is set through a bidding process.

Performance Based Engagement

DLQ generates additional revenue through a pay-for-performance marketing model on select advertisers’ offers. These offers are used as promotions on DLQ’s owned and operated brands or promoted via third party traffic partners (such as display advertising, email marketing, and social media partners). These third party traffic partners independently engage in digital marketing efforts to direct targeted web traffic to one of DLQ’s owned and operated brands. Push is paid on a successful lead or sale with this approach. Success criteria are dependent on the specific offer, but typically requires that any unique instance of web traffic results in a lead which is subsequently sold by DLQ.

BattleBridge Business Unit

BattleBridge, the agency services business unit of DLQ, is a full-service branding and digital marketing agency serving both external clients and other DLQ business units. BattleBridge offers branding and identity development in addition to digital strategy and media buying services, as well as all necessary ancillary and supporting services to enable the branding and digital practices.

Branding and identity development services include product and company naming, design and documentation of comprehensive branding standards around graphics, marks, colors, and typestyles, as well as verbal assets like value propositions, sales language, marketing claims, sales scripts, media releases, and seminal white papers.

Digital strategy and media buying services include planning, targeting, configuring, and executing all aspects of ad campaigns including design, copy, graphic art, video, music, promotional tactics, and distribution of ads via targeted media buying. BattleBridge currently uses targeted media buying with talent and is in process of integrating automation solutions obtained from DLQ’s other business units. Targeted media buying focuses primarily around Google AdWords, Bing Ads, Facebook, Instagram, TikTok, YouTube, and Amazon, all of which are included in BattleBridge’s services and talent sets. BattleBridge establishes individual goals with each client and provides periodic reporting based on those goals, often referencing Return on Ad Spend (“ROAS”) as the primary key performance indicator.

BattleBridge also provides online marketing services including search engine optimization (“SEO”), content marketing, funnel design and engineering, conversion optimization, videography, product photography, and email marketing.

DLQ initially intended to add the Rebel AI business unit as a marketing platform, however due to limitations of its usage and lack of proprietary application, DLQ has decided not to use this platform and will move forward with further developing its BattleBridge platform instead, which provides a subscription service for small businesses to use advanced marketing and advertising techniques. The exclusion of these assets would prevent additional cost for DLQ to integrate this business unit. The value of these assets were not contemplated in the merger valuation of DLQ.

Market Opportunity

DLQ participates in the digital advertising and lead generation markets. For Push, the lead generation market, which is global analysis, is forecast to grow worldwide with from $3.1B in 2021 to a $9.6B market by 2028, according to Mordor Intelligence’s Advertising Services Market report. The digital advertising market for BattleBridge’s addressable market, which is a sub-segment of the US Regional forecast, is expected to grow from US$68B (2021) to US$123B (2026). (Marketing Week, 2021).

Products

Push Business Unit

Marble: Marble is DLQ’s proprietary architecture that ingests data from their owned and operated brands as a “Consumer Data Profile”. Marble has been built as an internally facing tool that assembles repeated submissions with a common data point into unified consumer profiles to track engagement over time and across brands. These profiles are then validated by a series of third-party partners, who provide scores based on fraud probability, specific accuracy of data points, and the overall profile’s match rate to what resides in existing major data warehouses. These inputs are utilized to identify trends in captured consumer data, which informs both the traffic’s sources and brand teams of their ad campaign performance and overall quality of the leads being generated on DLQ owned funnels. These inputs are utilized to identify trends in captured consumer data, which informs both the traffic’s sources and brand teams of their ad campaign performance and overall quality of the leads being generated on DLQ owned brands.

Distribution of lead data for sale is handled through a live auction via a ping-post system. This allows Marble to solicit bids from several buyers for the same record simultaneously, while protecting the privacy and integrity of the lead until a winning bidder can be selected. Marble’s flexible distribution architecture allows DLQ to meet the unique requirements of each of their major data buyers and to adapt to new verticals as required throughout the year.

Outcome: Outcome is a self-service lead generation marketplace targeting SMB service providers within the United States. Outcome permits these customers to set specific criteria and pricing goals within the platform and accept delivery of consumer lead data at a regular cadence. This data is delivered via an API to the customer’s customer relationship management platform (“CRM”) along with rights to engage the consumer in marketing activities for their specific offering. Customer requests are fulfilled from DLQ’s owned and operated brand websites primarily derived from web traffic generated by DLQ’s internal agency.

Outcome utilizes a separate database instance built on the Marble architecture, providing their customers with similar end results that their own team has generated in DLQ’s lead generation business with Marble’s lead vetting and distribution tools. This shared architecture ensures the same security and stability infrastructure as their own primary products and services, thereby reducing the scope and improving the efficiencies of DLQ overhead.

Outcome’s sales process is based on minimal overhead and rapid turnaround between signup and lead delivery. This addresses many issues DLQ normally experiences through its traditional lead generation model with integrated agreements and disclaimers, improving onboarding efficiency through a do-it-yourself (“DIY”) solution, and standardizing delivery process to static CRM endpoints. This enables DLQ to scale up its sales process to address the inherently broader customer base associated with the SMB versus lead exchange markets.

Outcome’s customers enter into a data services agreement and/or lead generation services with pricing determined by a pre-set bid. All other terms and conditions are customized to the customer’s situation and needs.

BattleBridge Business Unit

BattleBridge revenue is derived from services rather than products. However, some popular services have been productized for ease of selling, notably its “Small Business Advertising” package at a standard price.

The Small Business Advertising package is a productized (standardized) offering that enables small businesses to use advanced marketing and advertising techniques for less than $1,000 per month by documenting concise parameters that enable the agency to deliver compact service packages made economically feasible by including exactly one campaign, one ad creative, one split test, etc. These accounts have been popular to enable entry level advertising clients to start out with advertising more cost effectively. All contracts entered into with customers are entirely custom and tailored to each customers’ needs and there are no standardized material terms or conditions. DLQ believes that because this is a subscription based model, it will be more cost effective to develop this product and increase subscription levels which will drive a more sustainable revenue base.

Product Development & Background

Marble, and subsequently Outcome, can find its roots in early 2019 as an initial project of the Push Interactive entity. This project was intended to facilitate the company’s transition into the lead generation space, and provide a competitive advantage to their internal team through the unification of disparate consumer web browsing sessions into unified profiles. These profiles would then be tracked, scored, and over time assemble a dataset to feed machine learning algorithms to provide increased guidance to both internal media buying teams as well as create better matching and filtering with lead buying clients.

Throughout 2019 and 2020, Marble began to take shape through a highly iterative process in close collaboration with its internal team of users. This high communicative environment allowed for a solution to be custom tailored to DLQ’s internal sales and marketing teams. This tailored solution allowed those teams to perform well above their baseline without the product, and in the years since, has only become more fitted to the internal requirements of the DLQ sales and marketing teams.

In 2021, the Marble user interface (“UI”) required a significant UI update to meet its extended use internally as a list management, SMS/Email marketing, and affiliate tracking solution. In response, the Product and Engineering teams began experimenting with client facing user interfaces and use cases which would enable access to higher margin and less concentrated markets.

In late 2021, Outcome had its initial rudimentary interfaces deployed, and into 2022 the initial batch of clients was onboarded in parallel with the Brands team’s expansion into deeper and more engaging content funnels in verticals where traditionally flat capture funnels were preferred. This has enabled Outcome to not only onboard SMB clients more effectively, but also to provide these higher margin/higher ticket clients with more engaged and purchase-ready consumers.

DLQ will focus on increasing subscription based revenue platforms to maximize customer utilization with the objective of building customer reliance on the services which in turn would result in a more sustainable revenue model.

DLQ Competitive Strengths

DLQ’s competitive strength is founded and based on their proprietary product suite; Marble and Outcome.

An additional competitive strength is DLQ’s capability to generate first party traffic through their owned and operated sites. Through traffic generated by Push’s internal agency, DLQ has end-to-end control of the consumer experience — from acquisition via digital marketing to internal utilization or monetization via sale of captured consumer data. This enables DLQ to ensure that all data generated is tied to a specific experience. The competitive advantage lies in DLQ’s ability to engage consumers in highly controlled and very specific web content experiences prior to their sale, resulting in higher engagement and conversion rates for their buyers.

Furthermore, DLQ can retain communication and access rights to these consumers, which enables DLQ to further monetize leads and track repeated consumer site visits and submissions over time. By increasing the subscription based suite of services, DLQ will gain an advantage in driving down the cost of acquisition within select verticals, increasing subscription based service offerings as well as being able to quickly identify new opportunities for brand and vertical development based on consumer interest.

In combination with a competitive advantage stemming from use of DLQ’s proprietary technology products — Media Buying and Data Management Platform, Marble, and Outcome, BattleBridge brings years of hands-on customer service and agency experience. Through Platform, BattleBridge can gain efficiency through automated buying, Through Marble, it can utilize cost saving support, including lead scoring and traffic generation.

Revenue Model

Currently, DLQ has several business areas that generate revenue under the Push Business Unit and the BattleBridge Business Unit. Revenue generated prior to 2023, was primarily generated from the Push Business Unit consisting of the following as of December 31 in the following years:

	Point in Time
	2022	2021
Lead Generation	$11,540,265	$20,862,271
Affiliate Management	6,441,775	—
Reengagement	2,253,496	1,929,918
Revenue	$20,235,536	$22,792,189

Push Business Unit:

The Push business unit creates revenue in the following major groupings:

(1)	Lead Generation: DLQ drives consumers to branded funnels, selling the lead to a variety of buyers using a managed service auction. This includes:

(i)	Lead Generation

(ii)	Inbound Calls

(iii)	Secondary Data Sales

(2)	Reengagement: DLQ drives consumers to advertisers on a performance basis using their internal media, brand assets or partners. This includes:

(i)	Internal media buying as a publisher for advertisers

(ii)	Third party traffic partners as publisher for advertisers

(3)	Affiliate Management: DLQ will generate revenue on the brands that are owned and operated from advertising related activities, such as:

(i)	On-website advertising (e.g., banner ads)

(ii)	Sponsored content placements (newsletter or content ads)

(4)	Subscription Revenue: DLQ captures all of the revenue sectors through the onboarding of direct buyers, partners, consumers and advertisers through a simple DIY marketplace named Outcome.

BattleBridge Business Unit:

Among various clients, BattleBridge deploys two distinct business models, depending on the attributes and parameters of the client opportunity.

(1)	Percent of Ad Spend: The primary business model for most accounts is the traditional agency management fee derived as a percentage of Ad Spend (the client’s total advertising budget for one month.)

(2)	Shared Revenue Partnership. Fewer clients are engaged under the Shared Revenue Partnership model; however, these accounts tend to be larger volume accounts, producing a substantial share of the Agency business unit’s revenue. An example would be client with whom BattleBridge has entered a shared revenue partnership selling nutritional supplements for beauty, brain health, fitness, and sexual health. BattleBridge established and launched this brand from origin, including establishing the identity, brand, product lines, packaging, and all e-commerce marketing services.

DLQ Strategy

DLQ intends to grow its business by developing the following strategies that address each of its business units, collectively and separately.

Push Business Unit

Primarily, the Push business unit is engaged in the larger, enterprise focused lead exchange market. This involves the sale of a high volume of leads to a primary buyer.

Regarding its lead generation business, DLQ’s growth strategy revolves around a few key goals:

(1)	Direct Sale of First Party Data. DLQ has begun shifting towards a small and medium sized business (“SMB”) focused solution to alleviate various issues associated with the lead exchange model. This involves vertical integration and competing directly with the lead exchanges who currently work with these clients. DLQ has begun to validate the advantages of working directly with these buyers through DLQ’s initial SMB clients through their product suite.

(2)	Expanding DLQ Brands in Additional Verticals. In collaboration with DLQ’s clients, as well as through growing their industry presence, DLQ has identified several verticals in which to operate. These verticals have and continue to establish owned and operated brands which provide content experiences that adapt to market feedback and traffic demands. Currently DLQ is focused on the following verticals for each of its revenue models:

(A)	Insurance: DLQ drives consumers to content-related brand content and funnels to compare and receive quotes from major insurance providers in the following sectors:

(i)	Health & Medicare

(ii)	Auto Insurance

(iii)	Life Insurance

(B)	Home: DLQ markets around various home service needs to drive consumers to receive quotes and/or appointments for residential repair, replacement or services such as:

(i)	Exterior (e.g. roofing, windows, gutters)

(ii)	Interior (e.g. bath, kitchen, general contracting)

(iii)	Accessory (e.g. security, data, smart home)

(C)	Lifestyle: DLQ utilizes surveys, polls and questionnaires to deliver highly personalized content to consumers as a method to improve their well-being or mind-set:

(i)	Political

(ii)	E-Commerce

(iii)	Spiritual Guidance

(iv)	Health and Wellness

(D)	Emerging: DLQ drives consumers to up and coming platforms, services and markets such as solar, electric vehicles, green energy and alternative health.

(3)	Diversifying DLQ’s Customer Base: DLQ’s customers primarily consist of lead exchanges and resellers. These primary buyers may fluctuate seasonally, or in response to market trends. DLQ’s goal is to increase their buyer base through several initiatives, including:

(A)	Identifying and onboarding new buyers in existing verticals.

In parallel with increased business development, management is focused on providing additional operational efficiencies to speed up the onboarding process of new clients, such as reducing any internal process delays around contract approvals, and shifting engineering resources to accommodate customer needs. Management believes these operational efficiencies will result in the faster turnaround of testing new Lead Exchange buyers.

(B)	Targeting SMBs for DLQ’s Outcome product.

DLQ intends to take measures to increase margins and reduce seasonal volatility with a focus downstream of their current Lead Exchange buyers, to selling more directly to the end service provider. This removal of a “middle-man” has been identified to result in significantly higher margins and per lead sale prices with an increased focus on lead quality.

DLQ believes it will gain competitive advantages by providing more engaged consumer data, and improving its ability to tailor consumer experiences to specific regional/local buyers (including white-labelling where appropriate). DLQ is already providing the higher contact rates from internal agency traffic these downstream buyers have required. This is being actively validated with several test clients across three primary verticals (Roofing, Electric Vehicles, and Medicare) and their feedback has been critical to driving this goal forward. As DLQ expands its downstream buyer pool into 2023, it plans to further diversify its revenue and customer base.

Finally, as DLQ expands the pool of customers through a SMB approach, there is also an opportunity to mitigate seasonality through direct relationships with local and regional businesses which also adapt to seasonality. (e.g. roofing companies that seasonally focus on gutters, ice dams, or other seasonal related services). The direct relationships DLQ has with these companies also enable DLQ to better understand the offseason sales strategies used by many of these companies and assist them with building a base of exclusive consumer leads in anticipation of the next season.

(4)	Integration of Existing DLQ Intellectual Property

DLQ has a number of platforms and services which engage in related, but historically separate, services. The goal is to build as much connective tissue between these platforms wherever it is viable to meet an identified client or market demand.

This is most applicable between Marble and Outcome. The initial success of Outcome has provided a number of potential areas where the SMB focused self-service platform can provide additional efficiencies for the Lead Exchange sales team’s processes. DLQ is looking to extend an instance of the Outcome portal to provide the Lead Exchange sales team with an Outcome for Enterprise model. This primary difference between Outcome and its Outcome for Enterprise solution will be access to a ping-post live auction system (a system where bids are solicited based on partial data from multiple buyers and where the highest bid receives the full data record), rather than a strict order and delivery solution favored by smaller buyers, rather than a strict order and delivery solution favored by smaller buyers. In late 2022, DLQ will begin transitioning select buyers out of the Lead Exchange Buyer pool into a new Outcome for Enterprise solution. This will allow Outcome clients to engage in a ping-post bidding process to provide a lower cost, more competitive lead market option.

BattleBridge Business Unit

BattleBridge’s strategy focuses on expanding to serve additional clients in growing industries including senior living, medical services, and consumer products for consumers aged 55 and older. These sectors are attractive to DLQ for the following reasons:

●	Senior Living: The US senior living market totaled US$87.4B in 2021 and is forecasted to expand at a compound annual growth rate (“CAGR”) of 5.48% through 2030; driven by a swelling geriatric population growing from 52 million (2018) to more than 95 million (2060). (Grandview Research, 2021)

●	Medical Services: Similarly based on the same aging population, the medical services market was estimated at US$456.6B in 2021 and forecasted to grow at a CAGR of 5.76% through 2030 to more than US$755B. (Grandview Research, 2022)

●	Consumer 55+: Again, based on an aging population, products designed for consumers 55 and older will expand dramatically in the coming decade. By 2030, seniors are forecast to spend nearly US$15 Trillion, up from $8.7 Trillion in 2020. (Fengler, 2021)

Sales & Marketing

Push Business Unit

Push takes an account-based marketing approach, building and expanding their pool of commercial partners based on established and developing relationships within the lead-generation industry. DLQ collects feedback directly from customers and prospective customers to garner insights that help drive their decisions around both business and product development. DLQ testing and validation is handled in real time with their primary in-house user base for Marble, and in close collaboration with their Outcome customers.

DLQ’s auction-based lead generation channel along with Outcome’s on-demand lead generation platform provide us with a broad addressable market spanning both enterprises down through SMB clients. These opportunities are managed by split sales teams between the Lead Exchange (Enterprise) team and the Outcome (SMB) teams. This allows their sales teams to collaborate through frequent in-house communication, while maintaining independent focuses and compensation strategies. This ultimately drives towards return-on-investment-positive marketing expenditures across the entire DLQ sales force.

Further expansion of DLQ’s sales team will play a critical role in the next phase of their evolution as a company, with key ongoing investments in their team and leadership. While their products and customer pools continue to scale according to their models, DLQ believes there are significant opportunities to grow into new markets and verticals in 2023. Increased efforts with both sales and marketing will enable us to capitalize on the continuing momentum they are building. DLQ expects to expand their resources to grow their personnel and leadership teams to facilitate these longer term objectives.

BattleBridge Business Unit

BattleBridge uses multiple strategies to increase revenue by expanding individual client accounts with additional services, and by adding more clients in growing industries.

●	Sales management estimates that “APAR” (average per-account revenue) can be increased by migrating to higher pricing models for new accounts and adding additional services to established accounts.

●	Simultaneously, BattleBridge will expand shared revenue partnerships in the medical and 55+ products channels. Paying based on gross margin (rather than percentage of ad spend) gives this pricing model a higher upside for long-term growth accounts.

●	BattleBridge will also continue to sell new small business clients into the productized “Small Business Advertising” package discussed above, creating additional revenue.

DLQ believes that there is an opportunity to establish cross-selling across the various products and services of all DLQ business units. In addition, DLQ intends to begin group sales for all DLQ business units, marketing to groups (like trade associations, professional organizations, training bodies, etc.) and acquiring bundles of customers with a single sales approach.

Markets, Geography, and Seasonality

DLQ’s products and services are predominantly sold in North America. Based on current and historical balance sheets and statement of operations, it appears that the business and operations experience seasonality with respect to DLQ’s sales though such seasonality is difficult to predict. Although DLQ believes its customers’ historical buying patterns and budgetary cycles may be a factor that impacts quarterly sales results, DLQ is not able to reliably predict its sales based on seasonality because outside factors, such as timing, introduction of new products and services, and other economic factors impacting DLQ’s industry, can also substantially impact revenues during the year.

Major Customers

Approximately 53% of revenues were generated from two customers and 21% of revenues were generated from three customers during the years ended December 2022 and 2021, respectively In the period ended December 31, 2022, the two customers were Quinstreet and Regal Nutra.

On April 14, 2020, Push Interactive LLC (“Push”) entered into agreement to provide online leads, clicks (non-display), display, email publishers and call center leads to Quinstreet, Inc. Quinstreet will pay Push for each valid lead within thirty (30) days following the end of each calendar month. The amount per valid lead owed to Quinstreet is calculated by the platform. The agreement can be terminated upon three days written notice by either party.

On November 8, 2022, Logiq, Inc., a Delaware corporation (“Logiq”), and BattleBridge Acquisition Co., LLC, a wholly owned subsidiary of the Company (“Battlebridge”), entered into a Managed Services Agreement (the “MSA”) with Regal Nutra to provide certain affiliate management, website development, lead generation, email management, and search engine optimization services (collectively, the “Services”) through the Company’s platform. Fees are agreed upon between the parties at the time of the ad placement. The MSA will terminate on October 31, 2023, but may be extended by mutual written agreement.

Research & Development

DLQ engages in a continuous review process of both customer and internal feedback to identify new and validate existing research and development (“R&D”) projects. DLQ engages in a rapid prototyping and discovery process to identify new feature-functionality within their products. Utilizing low and high-fidelity prototyping, customer interviews, and internal ticketing systems to collect feedback, DLQ is engaged in continual iteration and improvement of its product offerings. These prototypes are then reviewed by a committee consisting of marketing, sales, engineering, and product team members and an R&D initiative is added to their roadmap. All R&D initiatives require the establishment of clear and measurable success criteria as part of their introduction into the product roadmap.

Current items in the R&D include:

(1)	Outcome to onboard new SMB client demand: In order to provide additional stability and higher margins within each vertical, DLQ will continue to develop a deeper pool of more regional, direct or specialized buyers through the Outcome platform. The primary issue around this is the onboarding and management process to improve time to market.

(2)	Hyper-verticalization to deepen customer relationship: DLQ will create more value, data and revenue by going deeper into active markets. The deeper DLQ dives into a vertical the more they engage with consumers, allowing them to stay in touch with how they will consume media in the future. These strategies include:

(i)	Deepening owned and operated brands and consumer experiences

(ii)	Writing insurance policies

(iii)	Accepting payment for home services

(iv)	Call centers

(3)	Improve customer acquisition strategy for DLQ agencies: DLQ can acquire additional traffic through new channels or methods not currently addressed. In addition, DLQ can improve traffic performance by targeting consumers within a vertical in which they already participate. These include:

(i)	Expansion of traffic sources (such as TikTok and connected television)

(ii)	Content Based Engagement (such as search engine optimization and contextual ad targeting)

(iii)	Lead Nurturing (such as engagement through mobile apps)

(4)	Core Expansion of DLQ’s Customer Data Platform (“CDP” which includes Marble and Outcome): DLQ is accelerating the acquisition of first-party data in order to increase the margins around its brands. This will require a more robust intent identification solution that can assemble pools of consumers for use in both online and offline channels. This will expand the following functionality of the Marble platform:

(i)	Consumer Identification

(ii)	Intent Segmentation

(iii)	Analytical Signals

Competition

DLQ’s business is rapidly evolving and becoming more competitive in the digital transformation phase of the Internet. Its current and potential direct competitors include: (i) advertising companies, web design firms and other digital marketing companies; (ii) a number of indirect competitors, include media companies, web portals, comparison shopping websites, and web search engines, either directly or in collaboration with SMBs and (iii) larger public companies such as:

(i)	Results-based advertising: AdTheorent (“ADTH”)

(ii)	Consumer Engagement: Braze (“BRZE”), Quinstreet (“QNST”) and EverCommerce (“EVCM”)

(iii)	Verticalized: Cardlytics (“CDLX”) and Porch Group (“PRCH”)

DLQ believes that the principal competitive factors in the digital marketing business include ease of use, access to high quality first and third party traffic, affordability, and broad range of functionality. Many of its current and potential competitors have greater resources, longer histories, more customers, and greater brand recognition. DLQ may adopt more aggressive pricing and devote more resources to technology, functionality and ease of use and marketing. Other companies also may enter into business combinations or alliances that strengthen their competitive positions.

DLQ faces competition principally from regional players that operate across several markets in the U.S. DLQ also faces competition from single-market players.

DLQ competes to attract, engage, and retain buyers based on the variety and value of products and services listed on its marketplace. DLQ also competes to attract and retain sellers based on the number and engagement of buyers, the effectiveness and value of the marketing services offered, commission rates, and the usefulness of the services provided including data and analytics for potential buyer targeting and the availability of support services.

Intellectual Property

DLQ has acquired the rights to Patent # 10,756,898 issued August 25, 2020 for content delivery verification and is expected to expire on April 11, 2039.

DLQ has acquired the rights to 12 unregistered trademarks and trade names including “DLQ, Inc.” and “DataLogiq.”

Government Approval

The Company does not believe that any government agency approval is required for the products and services that they or their subsidiaries provide to DLQ’s customers.

Government Regulations

DLQ and their clients currently use pseudonymous data about Internet and mobile app users on the platform to manage and execute digital advertising campaigns in a variety of ways, including delivering advertisements to end users based on their geographic locations, the type of device they are using, their interests as inferred from their web browsing or app usage activity, or their relationships with DLQ clients. Such data is passed to DLQ from third parties, including original equipment manufacturers, application providers, and publishers. DLQ does not use this data to discover the identity of individuals, and DLQ currently prohibits clients, data providers and inventory suppliers from importing data that directly identifies individuals onto the platform.

DLQ’s ability, like those of other advertising technology companies, to collect, augment, analyze, use and share data relies upon the ability to uniquely identify devices across websites and applications, and to collect data about user interactions with those devices for purposes such as serving relevant ads and measuring the effectiveness of ads. The processes used to identify devices and similar and associated technologies are governed by U.S. and foreign laws and regulations and dependent upon their implementation within the industry ecosystem. Such laws, regulations, and industry standards may change from time to time, including those relating to the level of consumer notice, consent and/or choice required when a company employs cookies or other electronic tools to collect data about interactions with users online.

In the U.S., both federal and state legislation govern activities such as the collection and use of data, and privacy in the advertising technology industry has frequently been subject to review by the Federal Trade Commission (the “FTC”), U.S. Congress, and individual states. Much of the federal oversight on digital advertising in the U.S. currently comes from the FTC, which has primarily relied upon Section 5 of the Federal Trade Commission Act, which prohibits companies from engaging in “unfair” or “deceptive” trade practices, including alleged violations of representations concerning privacy protections and acts that allegedly violate individuals’ privacy interests. However, there is increasing consumer concern over data privacy in recent years, which has led to a myriad of proposed legislation and new legislation both at the federal and state levels, some of which has affected and will continue to affect DLQ’s operations and those of their industry partners. For example, the California Consumer Privacy Act of 2018 (the “CCPA”), which went into effect January 1, 2020, defines “personal information” broadly enough to include online identifiers provided by individuals’ devices, applications, and protocols (such as IP addresses, mobile application identifiers and unique cookie identifiers) and individuals’ location data, if there is potential that individuals can be identified by such data.

The CCPA creates individual data privacy rights for consumers in the State of California (including rights to deletion of and access to personal information), imposes special rules on the collection of consumer data from minors, creates new notice obligations and new limits on and rules regarding the “sale” of personal information (interpreted by many observers to include common advertising practices), and creates a new and potentially severe statutory damages framework for violations of the CCPA and for businesses that fail to implement reasonable security procedures and practices to prevent data breaches. The CCPA also offers the possibility to a consumer to recover statutory damages for certain violations and could open the door more broadly to additional risks of individual and class-action lawsuits even though the statute’s private right of action is limited in scope. There have been many class action lawsuits filed invoking the CCPA outside of the private right of action provided for by the law. It is unclear at this point whether any of these claims will be accepted by the courts. In addition, the California Privacy Rights Act (“CPRA”), recently passed, which will impose additional notice and opt out obligations on the digital advertising space, including an obligation to provide an opt out for behavioral advertising. When the CPRA goes into full effect in January 2023, it will impose additional restrictions on DLQ and on their industry partners; it is difficult to predict with certainty the full effect of the CPRA and its implementing regulations on the industry.

As the collection and use of data for digital advertising has received media attention over the past several years, some government regulators, such as the FTC, and privacy advocates have suggested creating a “Do Not Track” standard that would allow Internet users to express a preference, independent of cookie settings in their browser, not to have their online browsing activities tracked. The CPRA similarly contemplates the use of technical opt outs for the sale and sharing of personal information for advertising purposes as well as to opt out of the use of sensitive information for advertising purposes, and allows for AG rulemaking to develop these technical signals. If a “Do Not Track,” “Do Not Sell,” or similar control is adopted by many Internet users or if a “Do Not Track” standard is imposed by state, federal, or foreign legislation (as it arguably is to some degree under the CCPA regulations), or is agreed upon by standard setting groups, DLQ may have to change its business practices, DLQ’s clients may reduce their use of the platform, and DLQ’s business, financial condition, and results of operations could be adversely affected.

Furthermore, additional governmental regulations, including foreign governmental regulations, may affect DLQ’s business. For more information, see the section titled “Risk Factors”.

Environmental Matters

To date, no significant pollution or other types of hazardous emission have resulted from DLQ’s operations, and it is not anticipated that their operations will be materially affected by federal, state or local provisions concerning environmental controls. DLQ’s costs of complying with environmental health and safety requirements have not been material.

Furthermore, compliance with federal, state and local requirements regulating the discharge of materials into the environment, or otherwise relating to the protection of the environment, have not had, nor are they expected to have, any material effect on the capital expenditures, earnings or competitive position of DLQ. However, they will continue to monitor emerging developments in this area.

Employees

As of September 30, 2023, DLQ had 23 employees and contractors in North America. None of DLQ’s employees are represented by a labor union or covered by a collective bargaining agreement.

DLQ believes that their future success will depend, in part, on DLQ’s ability to continue to attract, hire, and retain qualified personnel.

Facilities

DLQ’s primary office is located at 225 Thomas Ave N in Minneapolis, Minnesota. The lease for the 12,422 sq. foot office and warehouse space is at a rate of $17,500 per month and expires on December 31, 2022; however, the lease was extended from January 1, 2023 through April 30, 2023, and is no longer leased.

The Company is located at 85 Broad Street 16-079, new York, NY 10004.

Legal Proceedings

From time to time, either DLQ or the Company may be a party to legal proceedings or subject to claims arising in the ordinary course of business. Neither DLQ nor the Company are currently a party to any legal proceeding that is likely to have a material adverse effect on its business, financial condition or operations.

Other than as described in the preceding paragraph, the Company is not aware of any other material, existing or pending legal proceedings against DLQ or the Company, nor is DLQ or the Company involved as a plaintiff in any material proceeding or pending litigation.

MANAGEMENT

The following table provides information, including ages as of the date of this Registration Statement, regarding our executive officers and directors:

Name	Age	Position
Brent Suen	55	Director
Peter Bordes	61	Chief Executive Officer
Robb Billy	49	Chief Financial Officer
Chris Andrews	46	Chief Operating Officer
Christopher Hardt	56	Director
Nadine Watt	52	Independent Director
Elisabeth DeMarse	68	Independent Director
Denis Duncan	64	Independent Director

Peter Bordes, Chief Executive Officer

For more than 30 years, Mr. Bordes, has been an entrepreneur, CEO, board member, and venture investor focused on disruptive innovation in artificial intelligence, big data, fintech, cybersecurity, digital media and advertising, and blockchain technology. Since 2012, Mr. Bordes has been the founder and managing partner of Trajectory Capital, a later-stage investing platform and growth fund, as well as Trajectory Ventures, a venture capital platform and collective of operators, founders, and entrepreneurs focused on advancing technology and industry innovation. He is also concurrently the CEO and a board member of Trajectory Alpha Acquisition (NYSE: TCOA), a special purpose acquisition corporation focused on high growth innovative technology. Since 2017, he has served as co-founder and managing partner of TruVest, a next generation impact real estate investment, development, and technology company. Mr. Bordes holds a Bachelor’s degree in communication, business and media studies from New England College. Additionally, Mr. Bordes currently serves as a director for (i) Logiq, Inc. (OTC: LGIQ), a U.S.-based advertising technology company and significant stockholder of the Company, (ii) GoLogiq, Inc. (OTC: GOLQ), a U.S.-based global provider of fintech and consumer data analytics, (iii) Beasley Broadcast Group (Nasdaq: BBGI), a public media and digital broadcast company providing music, news, sports information and entertainment to over 19 million listeners from 63 stations across the U.S., (iv) Kubient (Nasdaq: KBNT), a cloud advertising platform, where he previously served as its CEO and led the company’s IPO and listing on NASDAQ, and (v) Fraud.net, a leading AI powered collective intelligence fraud prevention, risk mitigation cloud infrastructure platform for the real-time economy.

Brent Suen, Director

Brent Suen has agreed to serve as a director on our board of the Company. Mr. Suen served as the Company’s Chief Executive Officer, after the Business Combination from November 2, 2023 until December 5, 2023. Previously served as Logiq, Inc. (DLQ Parent) as Chief Executive Officer until September 1, 2020 and was re-appointed on January 7, 2022, and has been President of the Company since November 19, 2014, and a director of the Company since November 19, 2014. Mr. Suen has 27 years of experience in the investment banking industry. He began his career in merger arbitrage at Bear Stearns in 1988, at the age of 20, as the firms’ youngest hire. In 1993, he founded Axis Trading Corp., one of the first online platforms for stock trading and subsequently sold it to a division of Softbank in 1996. In 1997, he co-founded Elevation Capital which invested in and advised Silicon Valley based companies on IPO’s, mergers and acquisitions, strategic partnerships and fund raising. In 2003 Brent moved to Hong Kong and China where he established Bay2Peak S.A. Bay2Peak has invested in and advised over fifty companies which include Internet, software, renewable energy and life science companies. From 2006 to 2008 he also advised IRG TMT Asia Fund on private and public investments. In 2012 Brent served as advisor to McLarty Group and Citibank Venture Capital on a sale/leaseback program valued at $160 million leading to the eventual sale of the company for $630 million. For the past six years, Brent led the start-up and management of Empirica S.A., a security/intelligence and frontier markets focused advisory firm operating in Asia, the Middle East, Africa and Central Asia. Mr. Suen holds a BA degree in Marketing from the University of Arkansas at Little Rock. Based on Mr. Suen’s work experience and education, the Board believes that he is qualified to serve as the Chief Executive officer and as a director of the Combined Company.

Chris Andrews, Chief Operating Officer

Mr. Andrews has agreed to serve as the Company’s Chief Operating Officer. Mr. Andrews served as the Chief Operating Officer Logiq, Inc., a Delaware corporation (OTCQX:LGIQ) from January 2, 2023 until his resignation January 4, 2024. Mr. Andrews previously served as the Chief Digital Officer of MediaJel, Inc. from June 15, 2021 to December 31, 2022, a digital marketing company for businesses in regulated industries. Prior to that, Mr. Andrews held the Chief Digital Officer role of Kubient, Inc. (Nasdaq: KBNT) from June 17, 2019 to May 31, 2021. From March 2017 to June 2019, he was employed as the Chief Technology Officer of Ogilvy CommonHealth Worldwide, a healthcare-focused marketing, branding and advertising agency that is a subsidiary of WPP plc (NYSE:WPP), arguably the world’s largest advertising company. From November 2006 to February 2017, he was the Chief Information Officer of Ogilvy CommonHealth Worldwide. Mr. Andrews holds a Bachelor of Science and Masters of Business Administration from the New Jersey Institute of Technology. Based on Mr. Andrew’s work experience and education, we believe that he is qualified to serve as the Chief Operating Officer of the Combined Company.

Robb Billy, Chief Financial Officer

Mr. Billy has agreed to serve as the Company’s Chief Financial Officer after Closing. Mr. Billy has experience managing and overseeing a business’ human resources, finance, information technology, real estate, insurance, risk management and aircraft management departments. Since January 2020, Mr. Billy has served as a Partner and Chief Financial Officer of BattleBridge Labs. From November 2020 to January 2022, he served as the Chief Executive Officer of Vineyard Fruit & Vegetable Company. For 11 years, from July 2008 to September 2019, Mr. Billy served as the Chief Financial Officer of Bob Mills Furniture. From July 1999 to June 2008, he served as the Director of Corporate Accounting at Associated Wholesale Grovers. Mr. Billy received a Bachelor’s of Science in Accounting from the University of Tulsa. Based on Mr. Billy’s work experience and education, we believe that he is qualified to serve as the Chief Financial officer of the Combined Company. Based on Mr. Billy’s work experience and education, we believe that he is qualified to serve as the Chief Financial Officer of the Combined Company.

Christopher Hardt, Director

Christopher Hardt has agreed to serve as a director on the Company’s board. Mr. Hardt has more than 30 years of Big 4 audit, compliance, reporting and international corporate advisory experience. Mr. Hardt recently retired from PwC LLP where he was an audit partner since 2000. Since May 12, 2022, Mr. Hardt has served as the Chief Financial Officer and Director of Abri SPAC 2, Inc., a special purpose acquisition company (“Abri 2”), (Nasdaq: ASPP). Mr. Hardt is also the Chief Financial Officer of Abri Advisors Ltd, in Bermuda, and Abri Advisors (UK) Ltd. Mr. Hardt has been based previously in PwC’s offices in London, England, Lausanne, Switzerland and Tokyo, Japan in addition to several offices in the United States. During his tenure at PwC, he was a lead partner on several large multinational audit clients in the Consumer Markets, Technology, Media, Automotive, Banking and Insurance industries and has conducted business in over 40 countries. Mr. Hardt has also served as a leader in PwC’s SEC Services group in the firm’s National Office where he was responsible for oversight of both foreign and domestic registrant client SEC filings including both debt and equity IPOs. In his prior roles at PwC, Mr. Hardt has extensive experience with companies preparing to go public including the financial statement and internal controls requirements of The Sarbanes-Oxley Act, interacting with the SEC and the financial reporting implications of executing growth strategies involving mergers and acquisitions. Mr. Hardt also has many years of experience interacting with public company boards of directors and their audit/finance committees. Mr. Hardt is an investor and adviser to Cavan & Co LLC, an early-stage American made lifestyle apparel brand. Mr. Hardt holds a BA in Business Administration from Furman University and is a CPA licensed in Ohio, Georgia and New Jersey. Mr. Hardt serves on the Board of Prime Living Partners Inc. and recently completed successive terms on both the President’s Advisory Council of Furman University and the Parents Board at The Georgia Institute of Technology. Mr. Hardt is well qualified to serve on our board due to his international expertise, experience with public company boards, involvement with the IPO process at other companies and financial expertise having been an audit partner at PwC for over 20 years.

Nadine Watt, Independent Director

Nadine Watt has agreed to serve as a director on the Company’s board. Since May 12, 2022, Ms. Watt has served as a Director of Abri SPAC II, Inc. Since December 2019, Ms. Watt has served as CEO of Watt Companies. She oversees the day-to-day activities and strategic planning for all commercial investment activities including acquisitions, development, and asset management for the Watt Companies’ 6 million-square-foot portfolio. Ms. Watt has served on the Board of Directors of Fisker, Inc. since June 2020. Fisker, Inc. is an eco-friendly electric vehicles manufacturer. Ms. Watt served as President of Watt Companies from 2011 to 2019. In 2011, she led a strategic reorganization of the company that moved the firm beyond traditional property management and leasing to a focus on acquisitions and real estate development, as well as joint venture opportunities. Ms. Watt played a key role in launching Watt Companies’ acquisition division — Watt Investment Partners — that now actively invests $60 million in a variety of property types across the Western United States., Ms. Watt is a member of the University of Southern California Board of Governors and the Sol Price School of Public Policy Board of Councilors and serves on the Executive Committee of the Lusk Center for Real Estate as well as the USC Associates Board of Directors. She was the first woman to be named Chair of the Los Angeles Business Council, a position she still holds. She is a Board Member of Visionary Women and the City of Hope Los Angeles Real Estate & Construction Industries Council. Ms. Watt received the Century City Citizen of the Year award in 2017 and the EY Entrepreneur of the Year award in 2018. A graduate of Georgetown University School of Foreign Service, Ms. Watt also holds a Master of Arts degree from the School of Cinematic Arts at the University of Southern California. We believe that Ms. Watt is qualified to serve as a director because of her extensive experience in management and her prior service on a number of public company boards, which provides an important perspective on operations and corporate governance matters.

Elisabeth DeMarse, Independent Director

Elisabeth DeMarse has agreed to serve as a director on the Company’s board. Ms. DeMarse is currently a Director of Trajectory Alpha Acquisition Corp. (NASDAQ: TCOA). From 2012 to March 2016, Ms. DeMarse served as the President and Chief Executive Officer and chair of the board of directors of TheStreet, Inc. Ms. DeMarse diversified The Street, Inc. from a B2C ad supported retail stock picking business to B2B global M&A, data and news businesses. Ms. DeMarse spent 10 years as the Chief Marketing Officer for Bloomberg LP working directly for the founder, Michael Bloomberg. Her Glassdoor Chief Executive Officer ranking is 100% and her companies have been voted best Media Company to work for. She is currently a member of the board of directors of Kubient, Inc. and a member of the board of directors and a chair of the audit committee of Clever Leaves Holdings Inc. (NASDAQ: CLVR). Ms. DeMarse previously served as a member of the boards of directors of AppNexus (now part of AT&T), ZipRealty (ZIPR), InsWeb Corp (INSW), Internet Patents Corporation (INTP), Edgar-Online (EDGR), Heska Corporation (HSKA), Incredimail (MAIL), Stockgroup (SWB), LiveDeal (LIVE), YP.com (YP), Nedsense (NEDSE), All Star Directories and ProNoun. Ms. DeMarse received her MBA from Harvard Business School and her Bachelor of Arts from Wellesley College. She is also a member of The Committee of 200. Based on Ms. DeMarse’s work experience and education, we believe that he is qualified to serve as an independent director of the Combined Company.

Denis Duncan, Independent Director

Denis Duncan has agreed to serve as a director on the Company’s board. Mr. Duncan recently retired from CapStar Financial Holding Inc. (Nasdaq: CSTR) a $3.2 billion publicly traded financial services and bank holding company in Nashville, Tennessee, where he served as the Chief Financial Officer from September 2020 until February 2022. Mr. Duncan had the responsibility of all financial, accounting, corporate governance, treasury, tax, investor relations, financial reporting and capital planning/budgetary functions within CapStar. During his time at CapStar, Mr. Duncan was involved with improving all aspects of CapStar’s operating performance during which time CapStar’s market capitalization has doubled in value. Mr. Duncan was also board liaison to its audit committee on all financial and governance matters. Mr. Duncan joined CapStar in 2020. Prior to joining CapStar, Mr. Duncan was a partner at PwC for 27 years and retired from PwC in 2019. During his tenure at PwC, Mr. Duncan held various leadership positions in the firm’s Financial Services industry sector and was most recently prior to his retirement the Southeast U.S. leader of the firm’s Banking and Capital Markets sector. Mr. Duncan has significant experience serving and advising major international and global money center banks, broker-dealers, asset management, private equity, hedge funds, insurance and real estate companies. Mr. Duncan is well versed in matters of corporate governance, risk management, board reporting, finance, corporate reporting, SEC, PCAOB and Sarbanes Oxley section 404 regulatory and compliance matters. Mr. Duncan is a certified public accountant licensed in the state of Tennessee. Mr. Duncan is currently a Trustee at Oglethorpe University and is a member of the board at the Atlanta Rotary Club. Mr. Duncan holds a Bachelor of Science degree in Accounting from Lipscomb University. We believe that Mr. Duncan is qualified to serve on the board of directors due to his extensive corporate governance, risk management, corporate compliance and capital markets experience and his experience serving on the leadership team and board of directors of another public company.

Corporate Governance

The Company structured its corporate governance in a manner that it believed would closely align the Company’s interests with those of its stockholders following the Business Combination. Notable features of this corporate governance include:

●	the Company has independent director representation on its audit committee and its independent directors will meet regularly in executive sessions without the presence of its corporate officers or non-independent directors;

●	at least one of its directors qualify as an “audit committee financial expert” as defined by the SEC; and

●	implementing a range of other corporate governance best practices, including placing limits on the number of directorships held by its directors to prevent “overboarding” and implementing a robust director education program.

Role of Board in Risk Oversight

The board of directors has extensive involvement in the oversight of risk management related to the Company and its business and accomplishes this oversight through the regular reporting to the board of directors by the audit committee. The audit committee represents the board of directors by periodically reviewing the Company’s accounting, reporting and financial practices, including the integrity of its financial statements, the surveillance of administrative and financial controls and its compliance with legal and regulatory requirements. Through its regular meetings with management, including the finance, legal and information technology functions, the audit committee reviews and discusses all significant areas of the Company’s business and summarizes for the board of directors all areas of risk and the appropriate mitigating factors. In addition, the board of directors receives periodic detailed operating performance reviews from management.

Board Committees

The standing committees of our board of directors consists of an audit committee, a compensation committee and a nominating and corporate governance committee. Our board of directors may from time to time establish other committees.

The Company’s chief executive officer and other executive officers regularly report to the non-executive directors and the audit, the compensation and the nominating and corporate governance committees to ensure effective and efficient oversight of our activities and to assist in proper risk management and the ongoing evaluation of management controls. We believe that the leadership structure of our board of directors provides appropriate risk oversight of the Company’s activities.

Audit Committee

The purpose of the audit committee is to prepare the audit committee report required by the SEC to be included in any proxy statement or prospectus required to be filed by the Company under the rules and regulations of the SEC and to assist our board of directors in overseeing and monitoring (1) the quality and integrity of the financial statements, (2) compliance with legal and regulatory requirements, (3) the Company’s independent registered public accounting firm’s qualifications and independence, (4) the performance of the Company’s internal audit function, if any, and (5) the performance of the Company’s independent registered public accounting firm.

The audit committee consists of Nadine Watt, Elisabeth DeMarse, and Denis Duncan. Our board of directors has determined that each member of the audit committee qualifies as an independent director under the Nasdaq Listing Rules and the independence requirements of Rule 10A-3 under the Exchange Act. At least one member of the audit committee qualifies as an “audit committee financial expert,” as that term is defined in Item 407(d)(5) of Regulation S-K. Our board of directors has adopted a written charter for the audit committee, which is available free of charge on our corporate website.

Compensation Committee

The purpose of the compensation committee is to assist our board of directors in discharging its responsibilities relating to (1) setting the Company’s compensation program and compensation of its executive officers and directors, (2) monitoring the Company’s incentive and equity-based compensation plans, and (3) preparing the compensation committee report required to be included in any proxy statement or prospectus required to be filed by the Company under the rules and regulations of the SEC.

The compensation committee consists of Nadine Watt, Elisabeth DeMarse (serving as Chairperson) and Denis Duncan. Our board of directors has adopted a written charter for the compensation committee, which is available free of charge on our corporate website.

Nominating and Corporate Governance Committee

The purpose of the nominating and corporate governance committee is to (1) oversee all aspects of the Company’s corporate governance functions on behalf of the board of directors; (2) make recommendations to the board of directors regarding corporate governance issues; (3) identify, review and evaluate candidates to serve as directors of the Company and review and evaluate incumbent directors; (4) serve as a focal point for communication between such candidates, non-committee directors and the Company management; (5) recommend to the board of directors for selection candidates to the board of directors to serve as nominees for director for the annual meeting of stockholders; (6) make other recommendations to the board of directors regarding affairs relating to the directors of the Company including director compensation; and (7) perform any other duties as directed by the board of directors.

The nominating and corporate governance committee consists of Nadine Watt (serving as Chairperson) and Denis Duncan.

Our board of directors has adopted a written charter for the nominating and corporate governance committee, which is available free of charge on our corporate website.

Code of Business Conduct

The Company adopted a new code of business conduct that applies to all of its directors, officers and employees, including its principal executive officer, principal financial officer and principal accounting officer, which is available on the Company’s website. The Company’s code of business conduct is a “code of ethics,” as defined in Item 406(b) of Regulation S-K. Please note that the Company’s Internet website address is provided as an inactive textual reference only. The Company will make any legally required disclosures regarding amendments to, or waivers of, provisions of its code of ethics on its Internet website.

Compensation Committee Interlocks and Insider Participation

No member of our compensation committee was at any time during fiscal year 2023, or at any other time, one of our officers or employees. None of our executive officers have served as a director or member of a compensation committee (or other committee serving an equivalent function) of any entity, one of whose executive officers served as a director of our board of directors or member of our compensation committee.

Independence of the Board of Directors

Nasdaq rules generally require that independent directors must comprise a majority of a listed company’s board of directors. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, we have determined that Nadine Watt, Elisabeth DeMarse and Denis Duncan, representing three (3) of the Company’s five (5) directors, are “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the Nasdaq.

Compensation of Directors and Executive Officers

Overview

Following the Closing of the Business Combination, the Company’s executive compensation program is informed by compensation policies and philosophies consistent with those adopted by peer companies, which are designed to:

●	attract, retain and motivate senior management leaders who are capable of advancing Collective Audience’s mission and strategy and, ultimately, creating and maintaining its long-term equity value. Such leaders must engage in a collaborative approach and possess the ability to execute its business strategy in an industry characterized by competitiveness and growth;

●	reward senior management in a manner aligned with Collective Audience’s financial performance; and

●	align senior management’s interests with Collective Audience’s equity owners’ long-term interests through equity participation and ownership.

Decisions with respect to the compensation of the Company’s executive officers, including its named executive officers, will be made by the compensation committee of the board of directors. The following discussion is based on the present expectations as to the compensation of the named executive officers and directors following the Business Combination. The actual compensation of the named executive officers will depend on the judgment of the members of the compensation committee and may differ from that set forth in the following discussion.

We anticipate that compensation for the Company’s executive officers will have the following components: base salary, cash bonus opportunities, long-term incentive compensation, broad-based employee benefits, and severance benefits. Base salaries, broad-based employee benefits, supplemental executive perquisites and severance benefits will be designed to attract and retain senior management talent. The Company will also use cash bonuses and long-term equity awards to promote performance-based pay that aligns the interests of its named executive officers with the long-term interests of its equity owners and to enhance executive retention.

Base Salary

The Company’s named executive officers’ base salaries in effect prior to the Business Combination will continue as described under “Executive Compensation” subject to increases made in connection with the annual review of our named executive officers’ base salaries, and be reviewed annually by the compensation committee.

Annual Bonuses

The Company will use annual cash incentive bonuses for the named executive officers to motivate their achievement of short-term performance goals and tie a portion of their cash compensation to performance. Near the beginning of each year, the compensation committee will select the performance targets, target amounts, target award opportunities and other terms and conditions of annual cash bonuses for the named executive officers, subject to the terms of their employment agreements. Following the end of each year, the compensation committee will determine the extent to which the performance targets were achieved and the amount of the award that is payable to the named executive officers.

Stock-Based Awards

We expect to use stock-based awards in future years to promote our interests by providing our executives with the opportunity to acquire equity interests as an incentive for remaining in our service and aligning the executives’ interests with those of our equity holders. Stock-based awards will be awarded in future years under the Incentive Plan. For a description of the Incentive Plan, please see the section entitled “Incentive Plan.”

Other Compensation

The Company maintains various broad-based employee benefit plans similar to those in effect prior to the Business Combination, including medical, dental, vision, life insurance and 401(k) plans, paid vacation, sick leave and holidays and employee assistance program benefits in which the named executive officers will participate. The Company provides our named executive officers with specified perquisites and personal benefits.

Director Compensation

Non-employee directors of the Company may receive varying levels of compensation for their services as directors and members of committees of our board of directors. The Company determines director compensation in accordance with industry practice and standards.

EXECUTIVE COMPENSATION

Unless expressly indicated or the context requires otherwise, the terms “Collective Audience” the “Company,” the “Registrant,” “we,” “us” and “our” in this prospectus refer to Collective Audience, Inc., the parent entity formerly named Abri SPAC I, Inc. after giving effect to the Business Combination, and as renamed Collective Audience, Inc., and where appropriate, our wholly-owned subsidiaries (including DLQ, Inc.).

Collective Audience

None of our executive officers or directors have received any cash compensation for services rendered to us during the year ended December 31, 2022. Our executive officers and directors and any of their respective affiliates are reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Members of our management team, may be paid consulting or management fees from time to time and as approved by our Board of Directors.

Employment Agreements

Peter Bordes

On December 5, 2023, the Company and Mr. Peter Bordes entered into an employment agreement (the “Bordes Agreement”) which has a one year term and will automatically renew on an annual basis, if not terminated. The initial term of the Bordes Agreement is one year, after which it will automatically renew on an annual basis, subject to earlier termination in accordance with the terms of the agreement. Pursuant to the terms of the Bordes Agreement, Mr. Bordes will be entitled to receive:

●

an annual base salary of $250,000 per annum (subject to annual review and adjustment) (the “Base Salary”), for the first three (3) months of employment, the Base Salary shall be reduced to a $10,000 per month gross income rate (the “Initial Pay Rate”). In the event that, before February 5, 2024, the Company raises an aggregate of $1,500,000 in gross proceeds in one or more transactions (a “Capital Raise”), the Initial Pay Rate shall increase to the Base Salary gross annual rate, according to the Company’s standard payroll procedures. In the event that the Capital Raise does not occur before February 5, 2024, then the Initial Pay Rate shall continue during the Term until the Capital Raise occurs. Notwithstanding the foregoing, the Board can elect to pay the Base Salary rate earlier than the foregoing in its sole discretion;

●	an annual bonus (paid out annually if targets are met), to be negotiated in January 2024, subject to approval by the Board;

●	equity incentive compensation, to be negotiated in 2024, subject to approval by the Board; and

●	eligibility to participate in a number of Company-sponsored benefit plans that may be in effect from time to time.

The Restricted Stock granted to Mr. Bordes of 71,459 shares of the Company’s restricted stock as an inducement material to Mr. Bordes entering into employment with the Company in accordance with Nasdaq Listing Rule 5635(c)(4), which grant was made outside of a writing equity incentive plan.

Christopher Andrews

On January 1, 2024 (the “Andrews Effective Date”), Collective Audience, Inc. (the “Company”) entered into an executive offer letter agreement (the “Andrews Agreement,”) with Chris Andrews, the Company’s Chief Operating Officer. The material terms of the Andrews Agreement is set forth below.

The initial term of the Andrews Agreement is one year from the Andrews Effective Date, after which it will automatically renew on an annual basis, subject to earlier termination in accordance with the terms of the agreement. Pursuant to the terms of the Andrews Agreement, Mr. Andrews will be entitled to receive:

●	an annual base salary of $120,000 per annum (subject to annual review and adjustment) (the “Base Salary”), for the first ten (10) months of employment. Beginning November 1, 2024, the Base Salary shall increase to a gross annual rate of $216,000 (the “Adjusted Pay Rate”). Notwithstanding the foregoing, the Board can elect to pay the Adjusted Pay Rate earlier than the foregoing in its sole discretion;

●	an annual bonus (paid out annually if Company milestones and profitability are met), to be negotiated in January 2024, subject to approval by the Board;

●	equity incentive compensation of 40,000 options to purchase shares of the Company’s common stock, subject to the passage of a Company equity incentive plan; and

●	eligibility to participate in a number of Company-sponsored benefit plans that may be in effect from time to time.

Furthermore, pursuant to the Andrews Agreement, in the event that the Andrews Agreement is terminated for a reason other than “cause” or for “good reason,” Mr. Andrews, upon signing and returning an effective waiver and release of claims, shall be entitled to receive: (i) separation payments in an aggregate amount of 3 months of his then-current base salary; and (ii) continuation of group health continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1986 (“COBRA”) at the Company’s expense for a period of 3 months following the termination date.

Potential Payments upon Termination or Change in Control

The Company does not provide “single-trigger” severance payments that are prompted solely by a change in control.

Incentive Arrangements

2024 Equity Incentive Plan

On January 1, 2024 the Company adopted the 2024 Equity Incentive Plan (the “EIP”), under which the Company may grant equity incentive awards to eligible service providers in order to attract, motivate and retain the talent for which the Company competes. Equity-based awards for our directors and named executive officers will be awarded in future years under the EIP. The following summarizes the material terms of the EIP. This summary is qualified in its entirety to the full text of the EIP.

Administration. The EIP is administered as determined by our board of directors or a committee thereof duly authorized to administer the Incentive Plan. For purposes of this discussion, the body that administers the EIP is referred to as the “Administrator.” Among the Administrator’s powers is to determine the form, amount and other terms and conditions of awards; clarify, construe or resolve any ambiguity in any provision of the EIP or any award agreement; amend the terms of outstanding awards; and adopt such rules, forms, instruments and guidelines for administering the EIP as it deems necessary or proper. The Administrator has authority to administer and interpret the EIP, to grant discretionary awards under the EIP, to determine the persons to whom awards will be granted, to determine the types of awards to be granted, to determine the terms and conditions of each award, to determine the number of shares of Common Stock to be covered by each award, to make all other determinations in connection with the EIP and the awards thereunder as the Administrator deems necessary or desirable, to adopt, alter, and repeal administrative rules, guidelines and practices governing the EIP, to delegate authority under the EIP to our executive officers and to otherwise supervise administration of the EIP. To the extent the Company seeks to obtain the benefit of exemptions available under Rule 16b-3 under the Exchange Act, the applicable compensation may be approved by “non-employee directors.”

Available Shares. The initial aggregate number of shares of Common Stock that may be issued or used for reference purposes under the EIP or with respect to which awards may be granted is 2,500,000 shares. In addition, the number of shares of Common Stock available for issuance under the EIP will be annually increased on January 1 of each calendar year beginning in 2025 by an amount equal to 5%. The maximum number of shares of Common Stock with respect to which incentive stock options may be granted under the EIP is a number os shares of Common Stock equal to three (3) multiplied by 2,500,000. The number of shares available for issuance under the EIP may also be subject to adjustment in the event of a reorganization, stock split, merger or similar change in the corporate structure or the outstanding shares of Common Stock. In the event of any of these occurrences, the Company may make any adjustments it considers appropriate to, among other things, the number and kind of shares, options or other property available for issuance under the EIP or covered by grants previously made under the EIP. The shares available for issuance under the EIP may be, in whole or in part, either authorized and unissued shares of Common Stock or shares of Common Stock held in or acquired for the Company’s treasury. If an award under the EIPis forfeited, expires or is settled for cash, any shares subject to such award may, to the extent of such forfeiture, expiration or cash settlement, be used again for new grants under the EIP.

Eligibility for Participation. Members of our board of directors, as well as employees of, and consultants to, the Company or its subsidiary and affiliates, are eligible to receive awards under the EIP. Incentive Stock Options may be granted only to Employees; all other Stock Awards may be granted only to Employees, Directors and Consultants. In the event a Participant is both an Employee and a Director, or a Participant is both a Director and a Consultant, the Stock Award Agreement shall specify the capacity in which the Participant is granted the Stock Award; provided, however, if the Stock Award Agreement is silent as to such capacity, the Stock Award shall be deemed to be granted to the Participant as an Employee or as a Consultant, as applicable.

Award Agreement. Awards granted under the EIP are evidenced by Stock Bonus Agreements, which need not be identical, that provide additional terms, conditions, restrictions and/or limitations covering the grant of the award, including, without limitation, additional terms providing for the acceleration of exercisability or vesting of awards in the event of a change of control or conditions regarding the participant’s employment, as determined by the Administrator.

Stock Options. The Administrator may grant nonqualified stock options to eligible individuals and incentive stock options only to eligible employees. The Administrator will determine the number of shares of Common Stock subject to each option, the term of each option, which may not exceed 10 years, or five years in the case of an incentive stock option granted to a 10 percent stockholder, the exercise price, the vesting schedule, if any, and the other material terms of each option. No incentive stock option or nonqualified stock option may have an exercise price less than the fair market value of a share of Common Stock at the time of grant or, in the case of an incentive stock option granted to a 10 percent stockholder, 110% of such share’s fair market value. Options will be exercisable at such time or times and subject to such terms and conditions as determined by the Administrator at grant, and the exercisability of such options may be accelerated by the Administrator.

Restricted Stock. The Administrator may award shares of restricted stock. Except as otherwise provided by the Administrator upon the award of restricted stock, the recipient generally has the rights of a stockholder with respect to the shares, including the right to receive dividends, the right to vote the shares of restricted stock and, conditioned upon full vesting of shares of restricted stock, the right to tender such shares, subject to the conditions and restrictions generally applicable to restricted stock or specifically set forth in the recipient’s restricted stock agreement. The Administrator may determine at the time of award that the payment of dividends, if any, will be deferred until the expiration of the applicable restriction period.

Recipients of restricted stock are required to enter into a restricted stock agreement with the Company that states the restrictions to which the shares are subject, which may include satisfaction of pre-established performance goals, and the criteria or date or dates on which such restrictions will lapse.

Performance Awards. The Administrator may grant a performance award to a participant payable upon the attainment of specific performance goals. It may be paid upon the attainment of the relevant performance goals in shares of restricted stock, based on the then current fair market value of such shares, as determined by the Administrator. Based on service, performance and/or other factors or criteria, the Administrator may, at or after grant, accelerate the vesting of all or any part of any performance award.

Change in Control. In connection with a change in control, as defined in the EIP, the Administrator may accelerate vesting of outstanding awards under the Incentive Plan. In addition, such awards may be, in the discretion of the Administrator: (1) assumed and continued or substituted in accordance with applicable law; (2) purchased by the Company for an amount equal to the excess of the price of a share of Common Stock paid in a change in control over the exercise price of the awards; or (3) cancelled if the price of a share of Common Stock paid in a change in control is less than the exercise price of the award. The Administrator may also provide for accelerated vesting or lapse of restrictions of an award at any time. Outstanding Stock Awards need not be treated similarly in a Change in Control transaction.

Certain Transactions. In connection with certain transactions and events affecting the Common Stock, including, without limitation, any extraordinary dividend, conversion, adjustment, split, recapitalization, reorganization, merger, consolidation, or similar corporate transaction or event, the Administrator has broad discretion to take action under the Incentive Plan to provide for adjustments to prevent the dilution or enlargement of intended benefits, facilitate such transaction or event.

Stockholder Rights. Except as otherwise provided in the applicable award agreement, and with respect to an award of restricted stock, a participant has no rights as a stockholder with respect to shares of Common Stock covered by any award until the participant becomes the record holder of such shares.

Amendment and Termination. Notwithstanding any other provision of the EIP, our board of directors may at any time amend any or all of the provisions of the EIP, or suspend or terminate it entirely, retroactively or otherwise, subject to stockholder approval within twelve (12) months; provided, however, that, unless otherwise required by law or specifically provided in the EIP, the rights of a participant with respect to awards granted prior to such amendment, suspension or termination may not be adversely affected without the consent of such participant. In no event may the EIP be amended without the approval of the Company to increase the aggregate number of shares of Common Stock that may be issued under the Incentive Plan, or to make any other amendment that would require stockholder approval under applicable law, rules and regulations of any exchange on which our securities are listed, except as provided under the EIP.

Transferability. Awards granted under the EIP generally are nontransferable, other than by will or the laws of descent and distribution, except that the Administrator may provide for the transferability of nonqualified stock options at the time of grant or thereafter to certain family members.

Recoupment of Awards. The EIP provides that awards granted under the Incentive Plan are subject to any recoupment policy that we may have in place or any obligation that we may have regarding the clawback of “incentive-based compensation” under the Exchange Act or under any applicable rules and regulations promulgated by the SEC.

Effective Date; Term. Effective on the Closing Date, the Incentive Plan was adopted by our board of directors. No award will be granted under the EIP on or after the 10-year anniversary of the effective date of the Incentive Plan. Any award outstanding under the Incentive Plan at the time of termination will remain in effect until such award is exercised or has expired in accordance with its terms.

DLQ

DLQ’s named executive officers for the year ended December 31, 2022, consisting of its principal executive officer serving in such capacity as of December 31, 2022, were:

●	Brent Suen, Chief Executive Officer of DLQ.

DLQ’s executive compensation program reflects its growth and development-oriented corporate culture. In this section, “named executive officer” refers to DLQ’s principal executive officer and, if any, each of the two most highly compensated executive officers, other than DLQ’s principal executive officer, who were serving as executive officers for the fiscal year ending December 31, 2022 and whose total salary and bonus exceed $100,000, as well as any additional individuals for whom disclosure would have been provided except that the individual was not serving as an officer of DLQ at the end of the most recently completed fiscal year.

The compensation of the named executive officer identified in the Summary Compensation Table below consists of a combination of base salary, bonuses and long-term incentive compensation in the form of incentive stock options each executive officer was entitled to, based upon their employment agreements with Logiq, Inc. All compensation represented below indicates the compensation paid for their roles with both DLQ and Logiq, Inc., and as reported in Logiq, Inc.’s Form 10-K for the period ended December 31, 2022.

DLQ’s named executive officers who are full-time employees, like all other full-time employees, are eligible to participate in DLQ’s health and welfare benefit plans. As a result of the Business Combination, DLQ will evaluate its compensation values and philosophy and compensation plans and arrangements as circumstances merit. At a minimum, DLQ expects to review executive compensation annually with input from a compensation consultant. As part of this review process, DLQ expects its board of directors and its compensation committee to apply DLQ’s values and philosophy, while considering the compensation levels needed to ensure DLQ’s executive compensation program remains competitive with its peers. In connection with DLQ’s executive compensation program, its board of directors will also review whether DLQ is meeting its retention objectives and the potential cost of replacing a key employee.

Summary Compensation Table

The following table sets forth, for the year ended December 31, 2022, all compensation paid, distributed or earned for services rendered in all capacities by the named executive officer to DLQ:

						Non-equity incentive plan compensation ($)
Name and Position	Year	Salary ($)	Bonus ($)	Stock- based awards ($)(4)	Option- based awards ($)	Annual incentive plans	Long term incentive plans	All other compensation ($)	Total compensation ($)
Brent Suen(1)	2022	0	—	0	—	—	—	—	0
Chief Executive Officer, Chief Financial Officer, Secretary

(1)	In January 2024, Brent Suen resigned as sole officer and director of DLQ, Inc.

The following table sets forth, for the year ended December 31, 2021, all compensation paid, distributed or earned for services rendered in all capacities by the named executive officer to DLQ:

						Non-equity incentive plan compensation ($)
Name and Position	Year	Salary ($)	Bonus ($)	Stock- based awards($)(4)	Option- based awards ($)	Annual incentive plans	Long term incentive plans	All other compensation ($)	Total compensation ($)
Brent Suen	2021	216,000	—	48,880	—	—	—	—	264,880
Chief Executive Officer, Chief Financial Officer, Secretary

Outstanding Equity Awards at Fiscal Year End

There are no shares of common stock underlying outstanding an equity incentive plan awards for the executive officers as of December 31, 2022.

Narrative to Summary Compensation Table

Base Salary

In 2022, DLQ’s named executive officers received annual base salaries to compensate them for services rendered. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities.

Cash Bonus

For the year ended December 31, 2022, no cash bonus was paid to DLQ’s named executive officers. DLQ does not have a formal arrangement with its named executive officers providing for annual cash bonus awards.

Benefits and Perquisites

The Company provides benefits to DLQ’s named executive officers on the same basis as provided to all of its employees, including medical, vision and dental insurance; life insurance; short and long-term disability insurance.

DIRECTOR COMPENSATION

The following table sets forth the compensation of the Company’s directors in the 2022 fiscal year:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	Total ($)
Jeffrey Tirman	—	—	—
Nima Montazeri	—	—	—
John Wepler	—	—	—
John Schottland	—	—	—
Nadine Watt	—	—	—

None of our Directors have received any cash compensation for services rendered to us. No other compensation of any kind, including any finder’s fee, reimbursement, consulting fee or monies in respect of any payment of a loan, will be paid by us to the directors, in connection with any services rendered in order to effectuate, the consummation of the Business Combination. However, these individuals were eligible to receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. There is no limit on the amount of out-of-pocket expenses reimbursable by us provided, and such were paid at the Closing of the Business Combination out of the Trust Account. Our audit committee will review and approve all reimbursements made to the Sponsor, officers, directors or their respective affiliates, with any interested director abstaining from such review and approval.

CERTAIN RELATIONSHIPS, RELATED PARTY AND OTHER TRANSACTIONS

Related Party Transactions

Related Party Loans

In order to meet the working capital needs following the consummation of the IPO if the funds not held in the Trust Account are insufficient, the Sponsor, Initial Stockholders, officers, directors and their affiliates may, but are not obligated to, loan Abri funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each working capital loan would be evidenced by a promissory note. The notes would either be paid upon consummation of the initial business combination, without interest, or, at the holder’s discretion, up to $1,500,000 of the notes may be converted into Units at a price of $10.00 per Unit. The Units would consist of (i) one shares of Common Stock, which consists of one share of Common Stock and one-quarter of one Warrant, and (ii) one-quarter of one Warrant, where the Common Stock and warrants would be identical to the Common Stock and warrants included in the Private Units. Abri may use a portion of the working capital held outside the Trust Account to repay such loaned amounts, but no other proceeds from the Trust Account would be used for such repayment.

On March 8, 2022, the Company issued the First Working Capital Note to the Sponsor where the Sponsor agreed to loan us an aggregate principal amount of $300,000. On April 4, 2022, the Company issued the Second Working Capital Note to the Sponsor where the Sponsor agreed to loan us an aggregate principal amount of $500,000. On August 26, 2022, the Company issued the Third Convertible Promissory note for an aggregate principal amount of $300,000 to the Sponsor. On November 21, 2022, the Company issued the Fourth Convertible Promissory Note for an aggregate principal amount of $150,000 to the Sponsor. On January 17, 2023, the Company issued the Fifth Convertible Promissory Note for an aggregate principal amount of $200,000 to the Sponsor. On February 10, 2023, the Company issued a sixth convertible promissory note for an aggregate principal amount of $150,000 to the Sponsor. The Working Capital Notes was issued to fund working capital of the Company. The Working Capital Notes are non-interest bearing and all outstanding amounts under the Working Capital Notes will be due on the date on which we consummate our initial business combination, the Maturity Date. If a business combination is not consummated, and there are insufficient funds to repay the Working Capital Notes, the unpaid amounts would be forgiven. All or a portion of the amounts outstanding under the Working Capital Notes may be converted on the Maturity Date into units at a price of $10.00 per unit at the option of the Sponsor. The units would be identical to the Company’s outstanding Private Units that were issued to the Sponsor in the Private Placement. The Working Capital Notes contain customary events of default, including, among others, those relating to the Company’s failure to make a payment of principal when due and to perform any other obligations that is not timely cured after written notice of such default from the Sponsor.

Administrative Service Fee

Commencing on the effective date of the registration statement of the IPO through the acquisition of a target business, Abri pays an affiliate of the Chief Executive Officer, an aggregate fee of $10,000 per month for providing Abri with office space and certain office and secretarial services. Abri has recorded $180,000 for the period from March 18, 2021 through September 30, 2022. This Administrative Service Fee was terminated upon Closing of the Business Combination.

Other than the foregoing, no compensation of any kind, including any finder’s fee, reimbursement, consulting fee or monies in respect of any payment of a loan, will be paid by us to the Sponsor, officers and directors, or any of their affiliates, prior to, or in connection with any services rendered in order to effectuate, the consummation of an initial business combination (regardless of the type of transaction that it is). However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to the Sponsor, officers, directors or our or their affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.

Founder Shares

On April 12, 2021, the Company’s sponsor, Abri Ventures purchased 1,437,500 shares (the “Founder Shares”) of the Company’s common stock for an aggregate price of $25,000.

Private Units

On August 12, 2021, our Sponsor purchased an aggregate of 276,250 Private Units in a private placement that closed simultaneously with the closing of IPO. The Private Units are comprised of one share of common stock and one redeemable warrant, each exercisable to purchase one share of common stock at $11.50 per share and are otherwise identical to the public warrants in the IPO.

On August 23, 2021, simultaneously with the sale of the Additional Units, the Company consummated the sale of an additional 18,348 Additional Private Units, generating additional gross proceeds of $183,480.

All of the proceeds we received from this private placement of units were added to the proceeds from the IPO to pay for the expenses of the IPO and to be held in the Trust Account. If we do not complete our Initial Business Combination within 12 months from the closing of this IPO (or up to 18 months), the proceeds of the sale of the Private Units will be used to fund the redemption of our public shares (subject to the requirements of applicable law) and the Private Units and underlying warrants will be worthless.

Registration Rights

The holders of the Founder Shares, Private Placement Warrants (and any shares of Common Stock issuable upon the exercise of the Private Placement Warrants) are entitled to registration rights pursuant to an Amended and Restated Registration Rights Agreement dated as of September 1, 2021 (“Amended and Restated Registration Rights Agreement”), requiring the Company to register such securities for resale. The holders of the majority of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a business combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the Amended and Restated Registration Rights Agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Promissory Note — Related Party

On April 20, 2021, the Company entered a promissory note with its Sponsor for principal amount received of $300,000 to be used for a portion of the expenses of the IPO. The note was non-interest bearing, unsecured and payable on the earlier of: (i) December 31, 2022 or (ii) the date on which the Company consummated the IPO. As of December 31, 2022, there was a zero balance outstanding under the note.

On August 5, 2022, the Company entered a promissory note with its Sponsor of principal amount received of $573,392 to extend the time available for the company to consummate its initial business combination. The note was non-interest bearing, unsecured and payable on the date the Company consummates an Initial Business Combination.

On November 1, 2022, the Company entered a promissory note with its Sponsor of principal amount received of $573,392 to extend the time available for the company to consummate its initial business combination. The note was non-interest bearing, unsecured and payable on the date the Company consummates an Initial Business Combination.

In the event that an Initial Business Combination does not close prior to April 12, 2023 (or later if the period of time to consummate an Initial Business Combination is extended), both notes shall be deemed terminated and no amounts will be owed. As of December 31, 2022, there was $1,146,784 outstanding in the aggregate under both notes.

Convertible Promissory Notes — Related Party

On March 8, 2022, the Company entered a convertible promissory note with its Sponsor for principal amount received of $300,000 to be used for a portion of the expenses of the IPO. The note was non-interest bearing, unsecured and payable on the date the Company consummates a Business Combination. In the event that a Business Combination did not close prior to April 12, 2023 (or up to later if the period of time to consummate an Initial Business Combination is extended), the note shall be deemed terminated and no amounts will be owed. At any time, up to a day prior to the closing of an Initial Business Combination, the holder may convert the principal amount into private units of the Company at a conversion price of $10.00 per unit. As of December 31, 2022, there was $300,000 outstanding under the note.

On April 4, 2022, the Company entered a convertible promissory note with its Sponsor of principal amount received of $500,000 to be used for operating expenses. The note was non-interest bearing, unsecured and payable on the date the Company consummates a Business Combination. In the event that a Business Combination did not close prior to August 12, 2022 (or up to February 12, 2023, if the period of time to consummate an Initial Business Combination is extended), the note shall be deemed terminated and no amounts will be owed. At any time, up to a day prior to the closing of an Initial Business Combination, the holder may convert the principal amount into private units of the Company at a conversion price of $10.00 per unit. As of December 31, 2022, there was $500,000 outstanding under the note.

On August 26, 2022, the Company entered a convertible promissory note with its Sponsor of principal amount received of $300,000 to be used for operating expenses. The note was non-interest bearing, unsecured and payable on the date the Company consummates an Initial Business Combination. In the event that an Initial Business Combination does not close prior to February 12, 2023 (or up to August 12, 2023, if the period of time to consummate an Initial Business Combination is extended), the note shall be deemed terminated and no amounts will be owed. At any time, up to a day prior to the closing of an Initial Business Combination, the holder may convert the principal amount into private units of the Company at a conversion price of $10.00 per unit. As of December 31, 2022, there was $300,000 outstanding under the note.

On November 22, 2022, the Company entered a convertible promissory note with its Sponsor of principal amount received of $150,000 to be used for operating expenses. The note was non-interest bearing, unsecured and payable on the date the Company consummates an Initial Business Combination. In the event that an Initial Business Combination does not close prior to February 12, 2023 (or up to August 12, 2023, if the period of time to consummate an Initial Business Combination is extended), the note shall be deemed terminated and no amounts will be owed. At any time, up to a day prior to the closing of an Initial Business Combination, the holder may convert the principal amount into private units of the Company at a conversion price of $10.00 per unit. As of December 31, 2022, there was $150,000 outstanding under the note.

Securities Purchase Agreement-Related Party

On December 19, 2023, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with certain related party investors (the “Investors”), pursuant to which the Company agreed to issue and sell to the Investors in a private placement (the “PIPE Offering”) (i) 465,118 shares (the “PIPE Shares”) of Common Stock of the Company, $0.0001 par value for a purchase price of $1.29 per share which was equal to the “Minimum Price” under Nasdaq rules, and (ii) warrants to purchase up to 697,678 shares of Common Stock (the “PIPE Warrants” and together with the shares underlying the Warrants, the “PIPE Warrants,” and the Shares, the “Securities”) for a total aggregate gross proceeds of approximately $600,000. The PIPE Offering closed on December 19, 2023. One of the Investors is Brown Stone Capital, Ltd., of which Nima Montazeri, the Company’s former director, is the President.

The Purchase Agreement contains the customary representations, warranties, indemnification rights and obligations of the parties in agreements of this type, including that the Company will make reasonable efforts to file a registration statement on Form S-1 under the Securities Act of 1933, as amended (the “Securities Act”), to register the Securities within fifteen (15) days following the closing. No underwriter or placement agent participated in the Offering. The Company also granted a secondary right of refusal to one of the Investors to purchase future securities of the Company for six months following the closing date.

The PIPE Warrants

The Company issued PIPE Warrants to purchase an aggregate of 697,678 shares of Common Stock, representing 150% of the number of PIPE Shares.  The PIPE Warrants are exercisable for shares of Common Stock immediately, at an exercise price of $2.19 per share and expire three (3) years from the date of issuance. The exercise price is subject to customary adjustments for stock dividends, stock splits, reclassifications and similar corporate events, as described in the Warrants.

Merger Agreement with DLQ

On September 9, 2022, the Company, entered into a Merger Agreement (the “Merger Agreement”) by and among Abri Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), Logiq, Inc., a Delaware corporation (“DLQ Parent”) whose common stock is quoted on the OTCQX Market under the ticker symbol, “LGIQ”, and DLQ, Inc., a Nevada corporation (“DLQ”) and wholly owned subsidiary of DLQ Parent. Pursuant to the terms of the Merger Agreement, a business combination between the Company and DLQ will be effected through the merger of Merger Sub with and into DLQ, with DLQ surviving the merger as a wholly owned subsidiary of the Company (the “Merger”). The board of directors of the Company has (i) approved and declared advisable the Merger Agreement, the Additional Agreements (as defined in the Merger Agreement) and the transactions contemplated thereby and (ii) resolved to recommend approval of the Merger Agreement and related transactions by the stockholders of the Company.

The total consideration to be paid at Closing (the “Merger Consideration”) by the Company to DLQ security holders will be an amount equal to $114,000,000. The Merger Consideration will be payable in shares of common stock, par value $0.0001 per share, of the Company (“Abri Common Stock”).

On November 2, 2023 (the “Closing Date”), the Business Combination, among other transactions contemplated by the Merger Agreement, was completed (the “Closing”).

Related Party Transactions Entered into in Connection with the Business Combination

Voting Agreement

On November 2, 2023, Abri, the Sponsor and certain holders of Abri Common Stock (as identified in the Voting Agreement) entered into a voting agreement (the “Voting Agreement”), pursuant to which such holders of Abri Common Stock agreed to vote in favor of certain matters relating to the nomination and election of the Post-Closing Board of Directors (as described in the Voting Agreement).

Management Earnout Agreement

On November 2, 2023, Abri and certain members of DLQ Management entered into a management earnout agreement (the “Management Earnout Agreement”), pursuant to which certain members of the management team of DLQ specified on schedule A to the Management Earnout Agreement (the “Management”) have the contingent right to earn the Management Earnout Shares (as defined in the Management Earnout Agreement). The Management Earnout Shares consist of 2,000,000 shares of Abri Common Stock (the “Management Earnout Shares”). The release of the Management Earnout Shares shall occur as follows:

●	500,000 Management Earnout Shares will be earned and released upon satisfaction of the First Milestone Event (as defined in the Management Earnout Agreement);

●	650,000 Management Earnout Shares will be earned and released upon satisfaction of the Second Milestone Event (as defined in the Management Earnout Agreement); and

●	850,000 Management Earnout Shares will be earned and released upon satisfaction of the Third Milestone Event (as defined in the Management Earnout Agreement).

Sponsor Earnout Agreement

On November 2, 2023, in connection with the Closing, Abri and the Sponsor entered into a sponsor earnout agreement (the “Sponsor Earnout Agreement”), pursuant to which the Sponsor will have the contingent right to earn the Sponsor Earnout Shares (as defined in the Sponsor Earnout Agreement). The Sponsor Earnout Shares consist of 1,000,000 shares of Abri Common Stock (the “Sponsor Earnout Shares”). The release of the Sponsor Earnout Shares shall occur as follows:

●	250,000 Sponsor Earnout Shares will be earned and released upon satisfaction of the First Milestone Event (as defined in the Sponsor Earnout Agreement);

●	350,000 Sponsor Earnout Shares will be earned and released upon satisfaction of the Second Milestone Event (as defined in the Sponsor Earnout Agreement); and

●	400,000 Sponsor Earnout Shares will be earned and released upon satisfaction of the Third Milestone Event (as defined in the Sponsor Earnout Agreement).

Warrant Revenue Sharing Side Letter

On November 2, 2023, in connection with the execution of the Merger Agreement, Abri, DLQ and the Sponsor entered into a letter agreement (the “Warrant Revenue Sharing Side Letter”), pursuant to which Abri and DLQ will divide the proceeds from the Warrant Exercise Price (as defined in the Warrant Revenue Sharing Side Letter), arising from the exercise of the warrants issued as part of the Abri Units sold in its initial public offering whereby twenty percent (20%) of the Warrant Exercise Price received in cash by Abri shall be delivered to the Sponsor in cash or immediately available funds not later than three (3) days following Abri’s receipt of the cash exercise price of any Warrant. Based upon the terms stated in the Warrant Revenue Sharing Side Letter, the Company intends to use fair value and account for the exercise of such warrants as a liability. The Company has not given any effect to such accounting treatment in the pro forma financial information included in the Proxy Statement/Prospectus.

Lock-Up Agreement

On November 2, 2023, in connection with Closing, Abri, and DLQ Parent entered into a lock-up agreement (the “Lock-Up Agreement”), pursuant to which each DLQ Parent agreed, subject to certain customary exceptions, not to (i) sell, offer to sell, contract or agree to sell, pledge or otherwise dispose of, directly or indirectly, fifty three percent (53%) of the shares of Abri Common Stock held by them as part of the Merger Consideration, which shares do not include the Dividend Shares, (such shares, together with any securities convertible into or exchangeable for or representing the rights to receive shares of Common Stock if any, acquired during the Lock-Up Period (as defined below), the “Lock-Up Shares”), (ii) enter into a transaction that would have the same effect, (iii) enter into any swap, hedge or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Shares or otherwise, or engage in any short sales or other arrangement with respect to the Lock-Up Shares or (iv) publicly announce any intention to effect any transaction specified in clause (i) or (ii) until the date that is 11 months after the Closing Date (the period from the date of the Lock-Up Agreement until such date, the “Lock-Up Period”). DLQ also caused certain members of its management to enter into a Lock-up Agreement concerning shares of Abri Common Stock they will own.

Future Financing Right of First Refusal Agreement

On November 2, 2023, in connection with Closing, the Sponsor, Abri and the Company entered into an agreement (the “ROFR Agreement”), pursuant to which the Sponsor shall have a right of first refusal to serve as the exclusive source of financing for the Company after the closing of the Business Combination in an amount of up to $30 million in debt or equity financing, and the parties shall each use commercially reasonable efforts to enter into a mutually acceptable agreement for any such financing. The ROFR Agreement terminated upon either (i) the consummation of the financing for the Company, (ii) the mutual consent of the parties, or (iii) 24 months from date of the ROFR Agreement.

Indemnification Agreement

The Company has entered, and expects to continue to enter into, indemnification agreements with its directors, executive officers and other key employees as determined by its board of directors (the “Board”). The indemnification agreements will provide that the Company will indemnify each of its directors, executive officers, and other key employees against any and all expenses incurred by such director, executive officer, or other key employee because of his or her status as one of the Company’s directors, executive officers, or other key employees, to the fullest extent permitted by law, including Delaware Law, the Second Amended and Restated Certificate of Incorporation (as defined below) and the Bylaws (as defined below). In addition, the indemnification agreements will provide that, to the fullest extent permitted by law, Collective Audience will advance all expenses incurred by its directors, executive officers, and other key employees in connection with the legal proceeding involving his or her status as a director, executive director, or key employee.

DLQ Related Party Transactions

In both 2022 and 2021, the Company made advances to two related parties, including Push Interactive, DLQ’s subsidiary, and obtained funding from Logiq, Inc. to support the operations of the business. The related party receivable as of December 31, 2022 and 2021, amounts to approximately $3,779,924 and $2,200,000, respectively. The related party payable as of December 31, 2022 and 2021, amount to approximately $7,863,000 and $6,325,000, respectively. There are no formal written promissory notes or other contract relating to each and neither accrue interest.

On November 8, 2022, DLQ entered into a Managed Services Agreement (the “MSA”) with a significant new client (the “Client”) and will provide certain affiliate management, website development, lead generation, email management, and search engine optimization services (collectively, the “Services”) to Client through DLQ’s platform. The MSA will terminate on October 31, 2023, provided that the term may be extended beyond such date by mutual written agreement of the parties. Notwithstanding the foregoing, Client may terminate the MSA at any time after January 1, 2023, without cost or any penalty, in the event that it is dissatisfied with the Services provided thereunder.

In connection with the MSA, on November 8, 2022, DLQ Parent and Client also entered into an Independent Contractor Agreement (the “IC Agreement,” and together with the MSA, the “Agreements”), pursuant to which Client will provide, on a non-exclusive basis, certain business development strategies and execution and consulting services regarding e-commerce, digital marketing, and online advertising, including lead generation, affiliate marketing and brand development to DLQ Parent. The term of the IC Agreement coincides with the term of the MSA.

As compensation for the services to be provided by Client to DLQ Parent under the IC Agreement, DLQ Parent agreed to issue Client 1,750,000 restricted shares of Logiq, Inc. common stock (the “Initial Shares”) upon execution of the Agreements. In the event that the proposed acquisition of DLQ by Abri SPAC I, Inc., is not completed on or before April 1, 2023, then DLQ shall issue Client an additional 1,750,000 restricted shares of Logiq, Inc. common stock (such additional shares together with the Initial Shares, the “Registrable Shares”) as further contingent consideration pursuant to the Agreements.

On September 5, 2023, DLQ entered into an agreement with certain institutional investors (the “Investors”) for a $5 million investment in DLQ (the “DLQ Investment”) in the form of convertible promissory notes issued by DLQ (the “DLQ Notes”). The DLQ Notes shall convert into such number of shares of common stock of DLQ (the “Conversion Shares”), that would be exchanged for 1,600,000 Merger Consideration Shares at the Closing. As a condition to the DLQ Investment, the Investors requested an assurance mechanism from DLQ to protect the Investors in the event they were unable to recoup the full value of the DLQ Investment. DLQ agreed to put into escrow 1,500,000 Merger Consideration Shares (the “Reset Shares”), which shares would be released to the Investors to cover any shortfall of the DLQ Investment, up to the maximum amount of Reset Shares. After the Closing of the Business Combination, once the Investors recoup the DLQ Investment, any remaining Reset Shares not released to the Investors, would be distributed to DLQ Parent Stockholders as additional Dividend Shares. In addition, approximately 6 million Merger Consideration Shares, not distributed to DLQ Parent Stockholders, shall be placed in an escrow account until the DLQ Investment has been recouped by the Investors, or all the Reset Shares have been released.

The DLQ Investment funds were put into an escrow account and released at Closing to pay certain fees and expenses in connection with the Business Combination, including closing costs including the deferred underwriter’s fee and for working capital. To the extent not utilized to consummate the Business Combination, the remaining proceeds from the DLQ Investment and the proceeds from the Trust Account after redemptions will be used for general corporate purposes, including, but not limited to, working capital for operations, capital expenditures and future acquisitions. Investors have also received a $5 million convertible note issued by DLQ Parent (the “LGIQ Note”), which shall, at the option of the Investors, convert into such number of shares of Common Stock of DLQ Parent (“LGIQ Shares”) derived by dividing $5 million by closing share price of LGIQ on the date of conversion.

To the extent not utilized to consummate the Business Combination, the proceeds from the Trust Account after redemptions will be used for general corporate purposes, including, but not limited to, working capital for operations, capital expenditures and future acquisitions.

Certain Transactions of DLQ

DLQ’s Code of Business Conduct and Ethics states that a conflict of interest occurs when an employee’s private interest interferes, or appears to interfere, in any way with the interests of DLQ as a whole. An employee should actively avoid any private interest that may impact such employee’s ability to act in the interests of the Company or that may make it difficult to perform the employee’s work objectively and effectively. A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his family, receives improper personal benefits as a result of his position. DLQ’s Code of Business Conduct and Ethics requires that employees fully disclose any situations that could reasonably be expected to give rise to a conflict of interest to the Compliance Officer. Conflicts of interest may only be waived by the Board, or the appropriate committee of the Board, and will be promptly disclosed to the public to the extent required by law and applicable rules of the applicable stock exchange.

Where such conflict is deemed to constitute a related party transaction, DLQ’s audit committee, pursuant to its written charter, is responsible for reviewing and approving such transactions to the extent they are entered into. In doing so, the audit committee will discuss with the independent auditor its evaluation of DLQ’s identification of, accounting for and disclosure of its relationships with related parties as set forth under the standards of the PCAOB.

Related Party Policy

Collective Audience’s Code of Ethics requires us to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except under guidelines approved by the Board (or the audit committee). Related-party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) we or any of our subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than five percent (5%) beneficial owner of our shares of Common Stock, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than ten percent (10%) beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

The audit committee, pursuant to its written charter, will be responsible for reviewing and approving related-party transactions to the extent we enter into such transactions. The audit committee will consider all relevant factors when determining whether to approve a related party transaction, including whether the related party transaction is on terms no less favorable to us than terms generally available from an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. No director may participate in the approval of any transaction in which he is a related party, but that director is required to provide the audit committee with all material information concerning the transaction. We also require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

To further minimize conflicts of interest, we have agreed not to consummate an initial business combination with an entity that is affiliated with any of the Sponsor, officers or directors unless we have obtained an opinion from an independent investment banking firm, or another independent entity that commonly renders valuation opinions, and the approval of a majority of our disinterested independent directors that the business combination is fair to our unaffiliated stockholders from a financial point of view.

PRINCIPAL SECURITYHOLDERS

The following table sets forth information known to us regarding the beneficial ownership of our Common Stock as of the date of this Registration Statement for:

●	each person who is the beneficial owner of more than 5% of the outstanding shares of Common Stock;

●	each of our named executive officers and directors; and

●	all of our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Except as described in the footnotes below and subject to applicable community property laws and similar laws, we believe that each person listed above has sole voting and investment power with respect to such shares. Unless otherwise noted, the address of each beneficial owner is c/o Collective Audience, Inc., 85 Broad Street 16-079, New York, NY 10004.

The beneficial ownership of our Common Stock is based on 13,762,810 shares of Common Stock issued and outstanding as January 4, 2024, and assumes that all Earnout Shares are earned and issued.

Name and Address of Beneficial Owner	Number of shares of Common Stock		% of Common Stock	% of Total Voting Power
Directors & executive officers(1)
Christopher Hardt	10,000		*	*
Brent Suen(2)	1,079,578	(3)	7.84%	7.84%
Nadine Watt	10,000		*	*
Elisabeth DeMarse	—		*	*
Denis Duncan	20,000		*	*
Peter Bordes	1,191,429		8.98%	8.98%
Robb Billy	103,150	(4)	* %	* %
All directors and executive officers as a group (7 individuals)	2,404,157		18.12%	18.12%
5% beneficial owners
Abri Ventures, LLC(5)	1,613,078		11.72%	11.72%
Logiq, Inc.(6)	6,038,000		43.87%	43.87%
Polar Multi-Strategy Master Fund(7)	912,740		6.63%	6.63%
Regal Nutra, LLC(8)	700,000		5.08%	5.08%

*	Indicates beneficial ownership of less than 1%.
(1)	The business address of each of these stockholders is c/o Collective Audience, Inc., 85 Broad Street 16-079, New York, NY 10004.
(3)	Consists of (i) 800,000 Common shares noted above are in connection to the Management Earn Out Agreement and are subject to conditions of the Company and may be lost.
(4)	All shares indirectly owned through limited liability corporation Section 2383 LLC.
(5)	The business address of each of Abri Ventures I, LLC, 9663 Santa Monica Blvd., No. 1091, Beverly Hills, CA 90210. Abri Ventures I, LLC, our Sponsor, is the record holder of the shares reported herein. Abri Advisors Ltd. is the managing member of our Sponsor. Jeffrey Tirman, our former Chairman and Chief Executive Officer, is the managing executive director of Abri Advisors Ltd., and as such has voting and dispositive power over the shares owned by Abri Ventures I, LLC. By virtue of this relationship, Mr. Tirman may be deemed to have beneficial ownership of the securities held of record by our Sponsor.
(6)	The business address of Logiq, Inc. is 85 Broad Street 16-079, New York, NY 10004. Brent Suen in the Chief Executive Officer of Logiq, Inc. and may be deemed to have beneficial ownership of the securities held.
(7)	Polar Asset Management Partners Inc., a company incorporated under the laws of Ontario, Canada, serves as investment advisors to Polar Multi-Strategy Master Fund, a Cayman Islands exempted company (“PMSMF”) and has sole voting and investment discretion with respects to the securities reported herein which are held by PMSMF.

(8)	The business address of Regal Nutra LLC is 3690 W. Gandy Blvd. Tampa, FL 33611. Steven Alexander is the President of Regal Nutra, LLC and as such may be deemed to have beneficial ownership of the securities held.

SELLING SECURITYHOLDERS

The Selling Securityholders may offer and sell, from time to time, any or all of the shares of Common Stock, or Warrants being offered for resale by this prospectus, which consists of:

●	up to 2,525,364 shares of Common Stock; and

●	up to 697,678 shares of Common Stock issuable upon the exercise of Warrants;

The Selling Securityholders may from time to time offer and sell any or all of the shares of Common Stock or Warrants set forth below pursuant to this prospectus. In this prospectus, the term “Selling Securityholders” includes (i) the entities identified in the table below (as such table may be amended from time to time by means of an amendment to the registration statement of which this prospectus forms a part or by a supplement to this prospectus) and (ii) any donees, pledgees, transferees or other successors-in-interest that acquire any of the securities covered by this prospectus after the date of this prospectus from the named Selling Securityholders as a gift, pledge, partnership distribution or other non-sale related transfer.

The following tables provide, as of the date of this prospectus, information regarding the beneficial ownership of our Common Stock and Warrants of each Selling Securityholder, the number of shares of Common Stock and number of Warrants that may be sold by each Selling Securityholder under this prospectus and that each Selling Securityholder will beneficially own after this offering.

Because each Selling Securityholder may dispose of all, none or some portion of their securities, no estimate can be given as to the number of securities that will be beneficially owned by a Selling Securityholder upon termination of this offering. For purposes of the tables below, however, we have assumed that after termination of this offering none of the securities covered by this prospectus will be beneficially owned by the Selling Securityholders and further assumed that the Selling Securityholders will not acquire beneficial ownership of any additional securities during the offering. In addition, the Selling Securityholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, our securities in transactions exempt from the registration requirements of the Securities Act after the date on which the information in the tables is presented.

Selling Securityholder information for each additional Selling Securityholder, if any, will be set forth by a prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Securityholder’s securities pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Securityholder and the number of shares of Common Stock or Warrants registered on its behalf.

Please see the section entitled “Plan of Distribution” for further information regarding the Selling Securityholders’ method of distributing these shares of Common Stock and Warrants.

	Shares of Common Stock
Name of Selling Securityholder	Number Beneficially Owned Prior to Offering(1)		Number Registered for Sale Hereby		Number Beneficially Owned After Offering	Percentage Beneficially Owned After Offering(2)
Abri Ventures I, LLC	1,613,078	(3)	500,000	(5)	1,113,078	8.10%
Chardan Capital Markets, LLC.	718,070	(4)	30,000		688,070	4.99%
Timothy Ting Fai Wong	370,259		370,259		—	—
Brown Stone Capital, Ltd. (6)	232,559		232,559		—	—
Sina Solyman	40,500		40,500		—	—
Alain Salem	35,100		35,100		—	—
Charles E. Phillips	36,562		36,562		—	—
Paulla Lee	27,000		27,000		—	—
Michael Tan	22,950		22,950		—	—
Ng Ting Ting	15,897		15,897		—	—
Raybar PTE, LLC	16,200		16,200		—	—
Marlon Smith	19,305		19,305		—	—
Rita Chou Phooi Har	10,125		10,125		—	—
Daniel Weiss	8,204		8,204		—	—
Eddie Foong Wai Keong	7,830		7,830		—	—
Amir Mehdi Safavi	137,700		137,700		—	—
John Francis MacNeil	85,715		85,715		—	—
Christian Valenti	132,300		132,300		—	—
Sophie Plunkett Norris	135,000		135,000		—	—
Christopher Metcalf	108,068		108,068		—	—
Procopio Cory Hargreaves & Savitch, LLP	55,572		55,572		—	—
Chris R. Malone	27,000		27,000		—	—
Cataric Pty Ltd, the Olynyk Family A/C	21,600		21,600		—	—
Christopher Lacoursiere	17,820		17,820		—	—
Kooi Tok Chian	17,198		17,198		—	—
Gregg Greenberg	63,000		63,000		—	—
Commerce City, LLC	15,750		15,750		—	—
Homeroom Fund 2023, LLC	6,300		6,300		—	—
Barry G. Lamb	90,000		90,000		—	—
Craig P. Mcguinn II	63,000		63,000		—	—
James Rhoades	31,500		31,500		—	—
Elizabeth Heye Rhoades Trust- James Rhoades Trustee	6,300		6,300		—	—
Callie Maria Rhoades Trust – James Rhoades Trustee	6,300		6,300		—	—
Christopher Burton Rhoades Trust- James Rhoades Trustee	6,300		6,300		—	—
Eric Franchi	9,000		9,000		—	—
Michael Frankel	22,500		22,500		—	—
Whitney Anderson	9,000		9,000		—	—
Sudeep Mathew Thazhmom	6,300		6,300		—	—
Paul Sethi	22,500		22,500		—	—
Chilmark Ventures, LLC	6,300		6,300		—	—
Michal Pochna	6,300		6,300		—	—
Laconia Creatures, LLC	15,750		15,750
Peter Sabo	6,300		6,300		—	—
James E. Lee	22,500		22,500		—	—

Total	4,326,512		2,525,364		1,801,148	13.09%

*	Less than 1%
(1)	The first table includes, (includes both shares beneficially owned as determined in accordance with Rule 13d-3 of the Exchange Act and shares which the holder has a contingent right to receive and assumes that none of the Earnout Shares were issued), shares of Common Stock issuable upon exercise of the Warrants (including both shares beneficia)lly owned as determined in accordance with Rule 13d-3 of the Exchange Act and additional shares underlying the Warrants to purchase Common Stock which may be exercisable or vest within one year following the Closing), shares of Common Stock issuable upon exercise of the Public Warrants (including both shares beneficially owned as determined in accordance with Rule 13d-3 of the Exchange Act and additional shares underlying the Public Warrants to purchase Common Stock which may be exercisable or vest within one year following the IPO), and the second table includes the Private Placement Warrants included in this table (collectively, the “Resale Securities”). We do not know when or in what amounts the Selling Securityholders will offer the Resale Securities for sale, if at all.

(2)	The percentage of common shares or warrants to be beneficially owned after completion of the offering is calculated on the basis of 13,726,810 shares of Common Stock outstanding as of January 3, 2024 which excludes all currently outstanding Warrants and Earnout Shares.
(3)	Abri Ventures I, LLC, is managed by Abri Advisors Inc., and Jeffrey Tirman is the chief executive officer of Abri Advisors. Abri Ventures I. LLC’s principal business is to act as the Company’s Sponsor. Abri Advisors is a private holding company controlled by Jeffrey Tirman for the purpose of investing in various liquid and illiquid investments. Mr. Tirman serves as the chief executive officer of Abri Advisors which serves as the manager of Abri Ventures. Mr. Tirman previously served as the Chief Executive Officer and Chairman of the board of directors of the Company and resigned those positions on November 2, 2023. The address of the principal place of business for Abri Ventures I, LLC is: 3411 Silverside Road, Tatnall Bldg. #104, Wilmington DE 1981
(4)	Includes 344,035 Common Shares underlying Unit Purchase Option Units (ii) 344,05 Common shares underlying Warrants underlying Unit Purchase Option Units, and (iii) 30,000 Common Shares and represents securities held directly by Chardan Capital Markets LLC, for which Mr. Jonas Grossman is the President and a managing partner.
(5)	Includes 500,000 Initial Shares.
(6)	Brown Stone Capital Limited is controlled by its President, Nima Montazeri. Its principal place of business is Rear No. 2 Glenthorne Road, London, United Kingdom, N11 3HT.

	Warrants to Purchase Common Stock
Name of Selling Securityholder	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percentage Beneficially Owned After Offering(1)
Tim Wong	348,839	348,839	—	—
Brown Stone Capital, Ltd.(2)	348,839	348,839	—	—

Total	697,678	697,678	—	—

(1)	The percentage of warrants to be beneficially owned after completion of the offering is calculated on the basis of 6,028,518 Warrants outstanding as of January 3, 2024.
(2)	Brown Stone Capital Limited is controlled by its President, Nima Montazeri. Its principal place of business is Rear No. 2 Glenthorne Road, London, United Kingdom, N11 3HT.

PLAN OF DISTRIBUTION

The Selling Securityholders, which as used herein includes donees, pledgees, transferees, distributees or other successors-in-interest selling shares of our Common Stock or Private Placement Warrants or interests in our Common Stock or Private Placement Warrants received after the date of this prospectus from the Selling Securityholders as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer, distribute or otherwise dispose of certain of their shares of Common Stock or Warrants or interests in our Common Stock or Private Placement Warrants on any stock exchange, market or trading facility on which shares of our Common Stock or Private Placement Warrants, as applicable, are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Securityholders may use any one or more of the following methods when disposing of their shares of Common Stock or Private Placement Warrants or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	one or more underwritten offerings;

●	block trades (which may involve crosses) in which the broker-dealer will attempt to sell the shares of Common Stock or Private Placement Warrants as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its accounts;

●	an exchange distribution and/or secondary distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	distributions to their employees, partners, members or stockholders;

●	short sales (including short sales “against the box”) effected after the date of the registration statement of which this prospectus is a part is declared effective by the SEC;

●	through the writing or settlement of standardized or over-the-counter options or other hedging transactions, whether through an options exchange or otherwise;

●	in market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market;

●	by pledge to secure debts and other obligation;

●	directly to purchasers, including our affiliates and stockholders, in a rights offering or otherwise;

●	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

●	through agents;

●	broker-dealers may agree with the Selling Securityholders to sell a specified number of such shares of Common Stock or Private Placement Warrants at a stipulated price per share or per Private Placement Warrant; and

●	through a combination of any of these methods or any other method permitted by applicable law.

The Selling Securityholders may effect the distribution of our Common Stock and Warrants from time to time in one or more transactions either:

●	at a fixed price or prices, which may be changed from time to time;

●	at market prices prevailing at the time of sale;

●	at prices relating to the prevailing market prices; or

●	at negotiated prices.

The Selling Securityholders may, from time to time, pledge or grant a security interest in some shares of our Common Stock or Warrants owned by them and, if a Selling Securityholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such shares of Common Stock or Warrants, as applicable, from time to time, under this prospectus, or under an amendment or supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of the Selling Securityholders to include the pledgee, transferee or other successors in interest as the Selling Securityholders under this prospectus. The Selling Securityholders also may transfer shares of our Common Stock or Warrants in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

We and the Selling Securityholders may agree to indemnify an underwriter, broker-dealer or agent against certain liabilities related to the sale of our Common Stock and Private Placement Warrants, including liabilities under the Securities Act. The Selling Securityholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their Common Stock and Private Placement Warrants. Upon our notification by a Selling Securityholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of Common Stock and Warrants through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing certain material information, including:

●	the name of the selling security holder;

●	the number of Common Stock and Warrants being offered;

●	the terms of the offering;

●	the names of the participating underwriters, broker-dealers or agents;

●	any discounts, commissions or other compensation paid to underwriters or broker-dealers and any discounts, commissions or concessions allowed or reallowed or paid by any underwriters to dealers;

●	the public offering price;

●	the estimated net proceeds to us from the sale of the Common Stock and Private Placement Warrants;

●	any delayed delivery arrangements; and

●	other material terms of the offering.

In addition, upon being notified by a Selling Securityholder that a donee, pledgee, transferee or other successor-in-interest intends to sell Common Stock and Warrants, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Securityholder.

Agents, broker-dealers and underwriters or their affiliates may engage in transactions with, or perform services for, the Selling Securityholders (or their affiliates) in the ordinary course of business. The Selling Securityholders may also use underwriters or other third parties with whom such selling securityholders have a material relationship. The Selling Securityholders (or their affiliates) will describe the nature of any such relationship in the applicable prospectus supplement.

There can be no assurances that the Selling Securityholders will sell, nor are the Selling Securityholders required to sell, any or all of the Common Stock and Warrants offered under this prospectus.

In connection with the sale of shares of our Common Stock or Warrants or interests therein, the Selling Securityholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our Common Stock or Warrants in the course of hedging the positions they assume. The Selling Securityholders may also sell shares of our Common Stock or Warrants short and deliver these securities to close out their short positions, or loan or pledge shares of our Common Stock or Warrants to broker-dealers that in turn may sell these securities. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of shares of our Common Stock or Warrants offered by this prospectus, which shares or Warrants such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Securityholders from the sale of shares of our Common Stock or Warrants offered by them will be the purchase price of such shares of our Common Stock or Private Placement Warrants less discounts or commissions, if any. The Selling Securityholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of share of our Common Stock or Private Placement Warrants to be made directly or through agents. We will not receive any of the proceeds from any offering by the Selling Securityholders.

The Selling Securityholders also may in the future resell a portion of our Common Stock or Warrants in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or pursuant to other available exemptions from the registration requirements of the Securities Act.

The Selling Securityholders and any underwriters, broker-dealers or agents that participate in the sale of shares of our Common Stock or Warrants or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of shares of our Common Stock or Warrants may be underwriting discounts and commissions under the Securities Act. If any Selling Securityholder is an “underwriter” within the meaning of Section 2(11) of the Securities Act, then the Selling Securityholder will be subject to the prospectus delivery requirements of the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us and the Selling Securityholders, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

To the extent required, our Common Stock or Warrants to be sold, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable discounts, commissions, concessions or other compensation with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

To facilitate the offering of shares of our Common Stock and Warrants offered by the Selling Securityholders, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of our Common Stock or Warrants. This may include over-allotments or short sales, which involve the sale by persons participating in the offering of more shares of Common Stock or Warrants than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of our Common Stock or Warrants by bidding for or purchasing shares of Common Stock or Private Placement Warrants in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if shares of Common Stock or Warrants sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our Common Stock or Warrants at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time. These transactions may be effected on any exchange on which the securities are traded, in the over-the-counter market or otherwise.

Under the Amended and Restated Registration Rights Agreement we have agreed to indemnify the applicable Selling Securityholders party thereto against certain liabilities that they may incur in connection with the sale of the securities registered hereunder, including liabilities under the Securities Act, and to contribute to payments that the Selling Securityholders may be required to make with respect thereto. In addition, we and the Selling Securityholders may agree to indemnify any underwriter, broker-dealer or agent against certain liabilities related to the selling of the securities, including liabilities arising under the Securities Act.

Under the Amended and Restated Registration Rights Agreement, we have agreed to use our commercially reasonable efforts to cause the registration statement of which this prospectus forms a part to remain effective with respect to any securities registered hereunder pursuant to such agreement until: (i) such securities have been sold, transferred, disposed of or exchanged in accordance with such registration statement; (ii) such securities have ceased to be outstanding; (iii) such securities have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer will have been delivered by us and subsequent public distribution of such securities will not require registration under the Securities Act; (iv) with respect to a Selling Securityholder party to such agreement, all such securities held by such Selling Securityholder could be sold pursuant to Rule 144 without restriction on volume or manner of sale in any three-month period and without the requirement for us to be in compliance with the public information required under Rule 144; or (v) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction. Under each Subscription Agreement, we have agreed to our commercially reasonable efforts to maintain the continuous effectiveness of the registration statement of which this prospectus forms a part with respect to any securities registered hereunder pursuant to such agreement until: (A) with respect to a Selling Securityholder party to such agreement, such Selling Securityholder ceases to hold any such securities; (B) the date all such securities held by such Selling Securityholder may be sold without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144, and without the requirement for us to be in compliance with the current public information required under Rule 144; or (C) when such securities shall have ceased to be outstanding or three years from the date of effectiveness of such registration statement; or (B) such shorter period upon which such Selling Securityholder has notified us that such securities have actually been sold. Under the warrant agreement, we have agreed to maintain the effectiveness of this prospectus in respect of the shares of Common Stock issuable upon the exercise of the Public Warrants and the Warrants until the expiration or redemption of such Warrants. We have agreed to pay all expenses in connection with this offering, other than underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses. The Selling Securityholders will pay, on a pro rata basis, any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses relating to the offering.

Selling Securityholders may use this prospectus in connection with resales of shares of our Common Stock and Private Placement Warrants. This prospectus and any accompanying prospectus supplement will identify the Selling Securityholders, the terms of our Common Stock or Warrants and any material relationships between us and the Selling Securityholders. Selling Securityholders may be deemed to be underwriters under the Securities Act in connection with shares of our Common Stock or Warrants they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise set forth in a prospectus supplement, the Selling Securityholders will receive all the net proceeds from the resale of shares of our Common Stock or Warrants.

A Selling Securityholder that is an entity may elect to make an in-kind distribution of Common Stock or Warrants to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus, as amended or supplemented. To the extent that such transferees are not affiliates of ours, such transferees will receive freely tradable shares of Common Stock or Warrants pursuant to the distribution effected through this prospectus.

DESCRIPTION OF SECURITIES

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities. The full text of our Second Amended and Restated Certificate of Incorporation is attached as an exhibit to Form 8-K filed on November 7, 2023. We urge you to read the Second Amended and Restated Certificate of Incorporation in its entirety for a complete description of the rights and preferences of Collective Audience’s securities. Our Second Amended and Restated Certificate of Incorporation provides as follows.

Authorized Stock

The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares of capital stock that the Corporation shall have authority to issue is 300,000,000. The total number of shares of Common Stock that the Corporation is authorized to issue is 200,000,000, having a par value of $0.0001 per share, and the total number of shares of Preferred Stock that the Corporation is authorized to issue is 100,000,000, having a par value of $0.0001 per share.

Common Stock

Our Second Amended and Restated Certificate of Incorporation provides that the Common Stock has the following rights, powers, preferences and privileges:

General

The voting, dividend, liquidation and other rights and powers of the Common Stock are subject to and qualified by the rights, powers and preferences of any series of Preferred Stock as may be designated by our board of directors and outstanding from time to time.

Voting Power

Except as otherwise provided herein or expressly required by law, each holder of Common Stock, as such, shall be entitled to vote on each matter submitted to a vote of stockholders and shall be entitled to one (1) vote for each share of Common Stock held of record by such holder as of the record date for determining stockholders entitled to vote on such matter. Except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to the Amended and Restated Certificate of Incorporation (including any Certificate of Designation (as defined below)) that relates solely to the rights, powers, preferences (or the qualifications, limitations or restrictions thereof) or other terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to our Amended and Restated Certificate of Incorporation (including any Certificate of Designation) or pursuant to the DGCL.

Subject to the rights of any holders of any outstanding series of Preferred Stock, the number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL.

Dividends

Subject to any rights of the holders of any series of preferred stock, the holders of Common Stock shall be entitled to receive such dividends and other distributions when, as and if declared by the board of directors out of the assets of the Company that are by law available therefor and shall share such dividends and distributions equally on a per share basis.

Liquidation

Subject to the rights and preferences of any holders of any shares of any outstanding series of Preferred Stock, in the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the funds and assets of the Company that may be legally distributed to the Company’s stockholders shall be distributed among the holders of the then outstanding Common Stock pro rata in accordance with the number of shares of Common Stock held by each such holder.

Transfer Rights

Subject to applicable law and the transfer restrictions set forth in the Bylaws, shares of Common Stock and the rights and obligations associated therewith shall be fully transferable to any transferee.

Preferred Stock

Shares of Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the creation and issuance of such series adopted by our board of directors as hereinafter provided.

Authority is hereby expressly granted to our board of directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by adopting a resolution or resolutions providing for the issuance of the shares thereof and by filing a certificate of designation relating thereto in accordance with the DGCL (a “Certificate of Designation”), to determine and fix the number of shares of such series and such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, and to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series as shall be stated and expressed in such resolutions, all to the fullest extent now or hereafter permitted by the DGCL. Without limiting the generality of the foregoing, the resolution or resolutions providing for the creation and issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to any other series of Preferred Stock to the extent permitted by law and our Amended and Restated Certificate of Incorporation (including any Certificate of Designation). Except as otherwise required by law, holders of any series of Preferred Stock shall be entitled only to such voting rights, if any, as shall expressly be granted thereto by our Amended and Restated Certificate of Incorporation (including any Certificate of Designation).

The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL.

Public Warrants

As of December 26,2023, there were 6,028,518 Warrants outstanding. Each Warrant entitles the registered holder to purchase one share of common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of the completion of our initial business combination and one year from the consummation of this offering. Except as set forth below, no warrants will be exercisable for cash unless we have an effective and current registration statement covering the shares of common stock issuable upon exercise of the Warrants and a current prospectus relating to such shares. Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the Warrants is not effective within 90 days from the consummation of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption from registration provided by Section 3(a)(9) of the Securities Act provided that such exemption is available. If an exemption from registration is not available, holders will not be able to exercise their warrants on a cashless basis. The Warrants will expire five years after the completion of an initial business combination at 5:00 p.m., Eastern Standard Time.

In addition, if (x) we issue additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.50 per share (with such issue price or effective issue price to be determined in good faith by our board of directors), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination, and (z) the volume weighted average trading price of our shares of common stock during the 20 trading day period starting on the trading day prior to the day on which we consummate our initial business combination (such price, the “Market Price”) is below $9.50 per share, the exercise price of the Warrants will be adjusted (to the nearest cent) to be equal to 115% of the Market Price, and the $16.50 per share redemption trigger price described below will be adjusted (to the nearest cent) to be equal to 165% of the Market Price.

We may call the Warrants for redemption, in whole and not in part, at a price of $0.01 per warrant:

●	at any time while the Warrants are exercisable,

●	upon not less than 30 days’ prior written notice of redemption to each warrant holder,

●	if, and only if, the reported last sale price of the shares of common stock equals or exceeds $16.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders (the “Force-Call Provision”), and

●	if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

The right to exercise will be forfeited unless the Warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

The redemption criteria for our Warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the Warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the Warrants, however, such redemption may occur at a time when the Warrants are “out-of-the-money,” in which case you would lose any potential embedded value from a subsequent increase in the value of Common Stock had your Warrants remained outstanding. Historical trading prices for our Common Stock have not exceeded the $16.50 per share threshold at which the Public Warrants would become redeemable. However, this could occur in connection with or after Closing.

In the event we determined to redeem our Public Warrants, holders of redeemable Public Warrants will be notified of such redemption as described in our warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us, dated August 9, 2021 (the “Warrant Agreement”). Specifically, in the event that we elect to redeem all of the redeemable Warrants as described above, we will fix a date for the redemption (the “Redemption Date”). Notice of redemption will be mailed by first class mail, postage prepaid, by us not less than 30 days prior to the Redemption Date to the registered holders of the redeemable Warrants to be redeemed at their last addresses as they appear on the Warrant Register. Any notice mailed in the manner provided in the Warrant Agreement will be conclusively presumed to have been duly given whether or not the registered holder received such notice. In addition, beneficial owners of the redeemable Warrants will be notified of such redemption via posting of the redemption notice to DTC.

If we call the Warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the whole warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the Warrants, multiplied by the difference between the exercise price of the Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the volume weighted average price of the shares of common stock for the 20 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. Whether we will exercise our option to require all holders to exercise their warrants on a “cashless basis” will depend on a variety of factors including the price of our shares of common stock at the time the Warrants are called for redemption, our cash needs at such time and concerns regarding dilutive share issuances.

If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of Common Stock to be received upon exercise of the Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of Common Stock to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the Warrants after our initial business combination. If we call our Warrants for redemption and our management does not take advantage of this option, the holders of the Private Warrants and their permitted transferees would still be entitled to exercise their Private Warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis.

The Warrants were issued in registered form under the Warrant Agreement which provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of a majority of the then outstanding warrants in order to make any change that adversely affects the interests of the registered holders.

The exercise price and number of shares of common stock issuable on exercise of the Warrants may be adjusted in certain circumstances including in the event of a share capitalizations, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the Warrants will not be adjusted for issuances of shares of common stock at a price below their respective exercise prices.

The Warrants may be exercised upon surrender of the Warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The Warrant holders do not have the rights or privileges of holders of shares of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Except as described above, no warrants will be exercisable and we will not be obligated to issue shares of common stock unless at the time a holder seeks to exercise such warrant, a prospectus relating to the shares of common stock issuable upon exercise of the Warrants is current and the shares of common stock have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the Warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the shares of common stock issuable upon exercise of the Warrants until the expiration of the Warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the shares of common stock issuable upon exercise of the Warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. If the prospectus relating to the shares of common stock issuable upon the exercise of the Warrants is not current or if the shares of common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the Warrants reside, we will not be required to net cash settle or cash settle the Warrant exercise, the Warrants may have no value, the market for the Warrants may be limited and the Warrants may expire worthless.

Warrant holders may elect to be subject to a restriction on the exercise of their warrants such that an electing warrant holder (and his, her or its affiliates) would not be able to exercise their warrants to the extent that, after giving effect to such exercise, such holder (and his, her or its affiliates) would beneficially own in excess of 9.99% of the shares of common stock issued and outstanding. Notwithstanding the foregoing, any person who acquires a warrant with the purpose or effect of changing or influencing the control of our company, or in connection with or as a participant in any transaction having such purpose or effect, immediately upon such acquisition will be deemed to be the beneficial owner of the underlying shares of common stock and not be able to take advantage of this provision.

No fractional shares will be issued upon exercise of the Warrants. If, upon exercise of the Warrants, a holder would be entitled to receive a fractional interest in a share (as a result of a subsequent share capitalizations payable in shares of common stock, or by a split up of the shares of common stock or other similar event), we will, upon exercise, round up or down to the nearest whole number the number of shares of common stock to be issued to the Warrant holder.

We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. See “Risk Factors — Our warrant agreement has designated the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our Warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with our company.” This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Private Units

Except as described below, the Private Units have terms and provisions that are identical to those the Units issued in the IPO. The Private Units (including their component securities and the share of Common Stock issuable upon exercise of the Private Warrants included in the Private Units) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination (except pursuant to limited exceptions as described under “Principal Stockholders — Transfers of Founder Shares and Private Units,” to our officers and directors and other persons or entities affiliated with the initial purchasers of the Private Units). The Private Warrants so long as they are held by our Sponsor or its permitted transferees a) will not be redeemable by us and b) will be exercisable on a cashless basis. If the Private Warrants are held by holders other than our Sponsor or its permitted transferees, the Private Warrants will be redeemable by us in all redemption scenarios and exercisable by the holders on the same basis as the Warrants included in the Units sold in the IPO. At Closing, the Private Warrants will be the same as the Public Warrants.

We expect to have policies in place that restrict insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their warrants and sell the common stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.

On March 8, 2022, the Company issued the First Working Capital Note to the Sponsor where the Sponsor agreed to loan us an aggregate principal amount of $300,000. On April 4, 2022, the Company issued the Second Working Capital Note to the Sponsor where the Sponsor agreed to loan us an aggregate principal amount of $500,000. On August 26, 2022, the Company issued the Third Convertible Promissory note for an aggregate principal amount of $300,000 to the Sponsor. On November 21, 2022, the Company issued the Fourth Convertible Promissory Note for an aggregate principal amount of $150,000 to the Sponsor. On January 17, 2023, the Company issued the Fifth Convertible Promissory Note for an aggregate principal amount of $200,000 to the Sponsor. On February 10, 2023, the Company issued the Sixth Convertible Promissory note for an aggregate principal amount of $150,000 to the Sponsor. The Working Capital Notes was issued to fund working capital of the Company. The Working Capital Notes are non-interest bearing and all outstanding amounts under the Working Capital Notes will be due on the date on which we consummate our initial business combination, the Maturity Date. If a business combination is not consummated, and there are insufficient funds to repay the Working Capital Notes, the unpaid amounts would be forgiven. All or a portion of the amounts outstanding under the Working Capital Notes may be converted on the Maturity Date into units at a price of $10.00 per unit at the option of the Sponsor. The units would be identical to the Company’s outstanding Private Units that were issued to the Sponsor in the Private Placement. The Working Capital Notes contain customary events of default, including, among others, those relating to the Company’s failure to make a payment of principal when due and to perform any other obligations that is not timely cured after written notice of such default from the Sponsor.

In order to meet our working capital needs, in addition to the Working Capital Note, we may, but are not obligated to, have funds advanced to us, from time to time or at any time, in whatever amount we deem reasonable in the sole discretion of our officers and directors. Each such loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the lender’s discretion, up to $1,500,000 of the notes may be converted upon consummation of our business combination into additional units at a price of $10.00 per unit. These units would be identical to the private units.

Unit Purchase Option

We sold to the underwriters, for $100, an option to purchase up to a total of 300,000 units (increased to 344,035 units after the over-allotment was exercised in part) exercisable, in whole or in part, at $11.50 per unit, commencing on the consummation of our Initial Business Combination. The purchase option may be exercised for cash or on a cashless basis, at the holder’s option, and expires five years from the commencement of sales in this offering. The option and the 300,000 units, as well as the 300,000 shares of common stock, and the warrants to purchase 300,000 shares of common stock that may be issued upon exercise of the option, have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 days immediately following the effective date of the registration statement or the commencement of sales in the IPO pursuant to Rule 5110(e)(1) of FINRA’s Rules, during which time the option may not be sold, transferred, assigned, pledged or hypothecated, or be subject of any hedging, short sale, derivative or put or call transaction that would result in the economic disposition of the securities. Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following the date of the Company’s initial prospectus except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. The option grants to holders demand and “piggy-back” rights of the securities directly and indirectly issuable upon exercise of the option. Notwithstanding the foregoing, the underwriters and their related persons may not (i) have more than one demand registration right at our expense, (ii) exercise their demand registration rights more than five (5) years from the effective date of the registration statement, and (iii) exercise their “piggy-back” registration rights more than seven (7) years from the effective date of the registration statement. We will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of shares of common stock at a price below its exercise price. We will have no obligation to net cash settle the exercise of the purchase option or the warrants underlying the purchase option. The holder of the purchase option will not be entitled to exercise the purchase option or the warrants underlying the purchase option unless a registration statement covering the securities underlying the purchase option is effective or an exemption from registration is available. If the holder is unable to exercise the purchase option or underlying warrants, the purchase option or warrants, as applicable, will expire worthless.

Dividends

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any cash dividends subsequent to a business combination will be within the discretion of our board of directors at such time. In addition, our board of directors is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Transfer Agent and Warrant Agent

The Transfer Agent for our Common Stock and warrant agent for our warrants is Nevada Agency and Transfer Company. We have agreed to indemnify Nevada Agency and Transfer Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Certain Anti-Takeover Provisions of Delaware Law, Amended and Restated Certificate of Incorporation and Bylaws

Provisions of the DGCL and our Amended and Restated Certificate of Incorporation could make it more difficult to acquire the Company by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the Company to first negotiate with the board of directors. We believe that the benefits of these provisions outweigh the disadvantages of discouraging certain takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms and enhance the ability of our board of directors to maximize stockholder value. However, these provisions may delay, deter or prevent a merger or acquisition of us that a stockholder might consider is in its best interest, including those attempts that might result in a premium over the prevailing market price of the Common Stock.

In addition, our Amended and Restated Certificate of Incorporation provides for certain other provisions that may have an anti-takeover effect:

●	There is no cumulative voting with respect to the election of directors.

●	Our board of directors is empowered to elect a director to fill a vacancy created by the expansion of our board of directors or the resignation, death, or removal of a director in certain circumstances.

●	Directors may only be removed from our board of directors for cause.

●	Our board of directors will be classified into three classes of directors. As a result, in most circumstances, a person can gain control of our board of directors by successfully engaging in a proxy contest at two or more annual meetings.

●	A prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders.

●	A prohibition on stockholders calling a special meeting and the requirement that a meeting of stockholders may only be called by members of our board of directors, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors.

●	Our authorized but unissued Common Stock and Preferred Stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. Our board of directors is entitled, without further stockholder approval, to designate one or more series of Preferred Stock and the associated voting rights, preferences and privileges of such series of Preferred Stock. The existence of authorized but unissued and unreserved Common Stock and Preferred Stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Forum Selection Clause

Our Second Amended and Restated Certificate of Incorporation includes a forum selection clause. Except with the consent of the Company to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for certain stockholder litigation, except for any action as to which the Chancery Court determines that there is an indispensable party not subject to the jurisdiction of such court and to which jurisdiction such party does not consent within ten (10) days of such determination, which is vested in the exclusive jurisdiction of a court or forum other than the Chancery Court or for which the Chancery Court does not have subject matter jurisdiction, or any action arising under the Securities Act as to which the Chancery Court and the federal district court for the District of Delaware shall have concurrent jurisdiction. The preceding exclusive forum provision does not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

Rule 144 and Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

In general, Rule 144 of the Securities Act (“Rule 144”), permits the resale of restricted securities without registration under the Securities Act if certain conditions are met. Rule 144 is not available for the resale of restricted securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company, including the Company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met at the time of such resale:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

●	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

●	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Prior to the consummation of the Business Combination, Abri SPAC I, Inc. our predecessor company, was a shell company. Following the consummation of the Business Combination, we are no longer a shell company. As soon as and as long as the conditions set forth in the exceptions listed above are satisfied, Rule 144 may be available for the resale of our restricted securities.

If the above conditions have been met and Rule 144 is available, a person who has beneficially owned restricted shares of our Common Stock or warrants for at least one year would be entitled to sell their securities pursuant to Rule 144, provided that such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale. If such persons are our affiliates at the time of, or at any time during the three months preceding, a sale, such persons would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

●	1% of the total number of shares of Common Stock or warrants, as applicable, then outstanding; or

●	the average weekly reported trading volume of the Common Stock or warrants, as applicable, during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by affiliates under Rule 144, when available, will also limited by manner of sale provisions and notice requirements.

As of January 3, 2024 we had 13,726,810 shares of Common Stock outstanding, of which 5,510,919 shares are freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates. All of the 1,437,500 Founder Shares owned by our Initial Stockholders are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.

As of January 3, 2024 there were 6,028,518 Warrants of the Company. Each warrant is exercisable for one share of our Common Stock, in accordance with the terms of the warrant agreement governing the warrants. Any shares issued to “Affiliates” within the meaning of Rule 144 under the Securities Act will be restricted securities for of Rule 144.

We expect Rule 144 to be available for the resale of the above noted restricted securities as long as the conditions set forth in the exceptions listed above are satisfied.

Registration Rights

Company Registration Rights

The holders of the Founder Shares are entitled to registration rights pursuant to a registration rights agreement that was signed as of the effective date of the IPO. The holders of the majority of these securities are entitled to make up to three demands that the Company register such securities. The holders of the majority of the Founder Shares can elect to exercise these registration rights at any time commencing three months prior to the date on which the Founder Shares are to be released from escrow. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of our Initial Business Combination. The holders of the Founder Shares have agreed not to transfer, assign or sell any of the such shares (except to certain permitted transferees) until, with respect to 50% of such shares, the earlier of six months after the date of the consummation of our Initial Business Combination and the date on which the closing price of our common stock equals or exceeds $12.50 per share for any 20 trading days within a 30-trading day period following the consummation of our Initial Business Combination and, with respect to the remaining 50% of such shares, six months after the date of the consummation of our Initial Business Combination, or earlier in each case if, subsequent to our Initial Business Combination, we complete a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. The Founder Shares will be held in escrow with Continental Stock Transfer & Trust Company during the period in which they are subject to the transfer restrictions described above.

Demand and Piggy-back Registration Rights

On November 2, 2023 Abri, the Sponsor and Chardan Capital Markets, LLC as underwriter and financial advisor to Abri (the “Underwriter”) entered into an amended and restated registration rights agreement (the “Amended and Restated Registration Rights Agreement”), pursuant to which the Sponsor, holders of founder shares, the Underwriter and holders of the Lock-Up Shares and recipients of the Management Earnout Shares and Sponsor Earnout Shares, if any, will be provided certain rights relating to the registration of certain Abri securities.

The Amended and Restated Registration Rights Agreement provides that the Company shall, within 30 days receipt of the Company of a demand (the “Filing Deadline”), file with the Securities and Exchange Commission (the “SEC”) a registration statement registering the resale of the shares of all securities registrable pursuant to the Amended and Restated Registration Rights Agreement held by the signatories thereto (other than the Company). The Company is not obligated to effect more than two demands for registration per calendar year. The Company will use its commercially reasonable efforts to cause such registration statement to be declared effective as soon as practicable after the filing thereof, but the Company shall have the right to defer any demand for registration for 90 days, as described in the Amended and Restated Registration Rights Agreement. In addition, the holders of these securities will have certain “piggy-back” registration rights. The Company will bear the expenses incurred in connection with the filing of any registration statements filed pursuant to the terms of the Amended and Restated Registration Rights Agreement. The Company and the other signatories to the Amended and Restated Registration Rights Agreement will provide customary indemnification in connection with any offerings of Common Stock effected pursuant to the terms of such.

Listing of Securities

Our Common Stock is traded on Nasdaq under the symbol “CAUD”.

Our Warrants were traded on Nasdaq under the symbol “CAUDW” until November 3, 2023. The Warrants are currently unlisted.

LEGAL MATTERS

The validity of the securities offered hereby has been passed upon for us by Procopio Cory Hargreaves & Savitch, LLP.

EXPERTS

The carve-out consolidated financial statements of DLQ, Inc. and its subsidiaries as of and for the years ended December 31, 2022 and 2021, have been audited by Frazier & Deeter, LLC, an independent registered public accounting firm, as stated in their report appearing herein. Such carve-out consolidated financial statements are included in this prospectus in reliance upon the report (which report includes an explanatory paragraph relating to DLQ’s ability to continue as a going concern) of Frazier & Deeter, LLC, appearing elsewhere herein, and upon the authority of such firm as experts in accounting and auditing.

Newly Appointed Independent Registered Public Accountant

On November 15, 2023, Frazier Deeter, LLC (“FD”) was confirmed as the Company’s new independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ended December 31, 2023.

While, FD served as the independent registered public accounting firm of DLQ prior to the Business Combinations, during the period from March 18, 2021 (inception) through December 31, 2022, and the interim period through November 15, 2023, the Company did not consult FD with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company by FD that FD concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is described in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act and the related instructions to Item 304 of Regulation S-K under the Exchange Act, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act that registers the shares of our Common Stock to be sold in this offering. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and our capital stock. The rules and regulations of the SEC allow us to omit from this prospectus certain information included in the registration statement. For further information about us and the Securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. With respect to the statements contained in this prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement.

We are subject to the informational reporting requirements of the Exchange Act. We file reports, proxy statements and other information with the SEC under the Exchange Act. Our SEC filings are available over the Internet at the SEC’s website at http://www.sec.gov. Our website address is www.collectiveaudience.co. The information on, or that can be accessed through, our website is not part of this prospectus.

INDEX TO FINANCIAL STATEMENTS

DLQ INC.

CARVE-OUT CONSOLIDATED FINANCIAL STATEMENTS

UNAUDITED INTERIM CARVE-OUT CONSOLIDATED FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of DLQ, Inc.

Opinion on the Financial Statements

We have audited the accompanying carve-out consolidated balance sheets of DLQ, Inc. (the “Company”) as of December 31, 2022 and 2021, and the related carve-out consolidated statements of operations, stockholder’s equity, and cash flows for the years then ended, and the related notes (collectively referred to as the carve-out consolidated financial statements). In our opinion, the carve-out consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Restatement of the 2022 and 2021 Financial Statements

As disclosed in Note 2 to the carve-out consolidated financial statements, the accompanying carve-out consolidated financial statements as of and for the years ended December 31, 2022 and 2021 have been restated to correct misstatements.

Substantial Doubt About the Company’s Ability to Continue as a Going Concern

The accompanying carve-out consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the carve-out consolidated financial statements, the Company has incurred net losses and negative cash flows that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The carve-out consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These carve-out consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s carve-out consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and auditing standards generally accepted in the United States of America (GAAS). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the carve-out consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the carve-out consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the carve-out consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the carve-out consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company’s auditor since 2022.
Tampa, Florida
April 28, 2023, except for the restatement paragraph of Note 2 as to which the date is June 16, 2023

DLQ INC.
CONSOLIDATED FINANCIAL STATEMENTS

Carve-out Consolidated Balance Sheets

	December 31, 2022	December 31, 2021
ASSETS
Current assets
Cash and cash equivalents	$417,074	$826,152
Accounts receivable, net	1,436,545	3,954,318
Other current assets	31,591	41,926
Total current assets	1,885,210	4,822,396

Related party receivable	3,779,924	2,150,000
Right of use assets – operating lease	58,122	206,349
Intangible assets, net	6,755,312	5,190,096
Property and equipment, net	85,430	131,996
Goodwill	5,991,208	5,991,208
Total assets	$18,555,206	$18,492,045

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities
Accounts payable	$2,644,856	$1,370,959
Accrued expenses	1,508,373	1,156,085
Total current liabilities	4,153,229	2,527,044

Related party payable	7,863,129	6,325,000
Lease liability – operating lease	16,589	206,349
Notes payable	216,329	—
Total liabilities	$12,249,276	$9,058,393

STOCKHOLDER’S EQUITY
Common Stock, par value $0.001, 2,000 shares authorized, issued, and outstanding	—	—
Additional paid-in capital	20,347,165	17,909,570
Accumulated deficit	(14,041,235)	(8,475,918)
Total stockholder’s equity	6,305,930	9,433,652
Total liabilities and stockholder’s equity	$18,555,206	$18,492,045

The accompanying notes are an integral part of these carve-out consolidated financial statements.

DLQ INC.
CONSOLIDATED FINANCIAL STATEMENTS

Carve-out Consolidated Statements of Operations

	For the years ended December 31,
	2022	2021
Revenue	$20,235,536	$22,792,189

Operating expenses:
Platform operations	16,370,316	16,392,490
Depreciation and amortization	1,410,961	971,517
General and administrative	6,729,611	9,193,718
Sales and marketing	1,205,233	1,075,176
Technology and development	—	260,952
Total operating expenses	25,716,121	27,893,853

Loss from operations	(5,480,585)	(5,101,664)

Gain of forgiveness of PPP loan	—	503,700
Interest expense	(84,790)	—
Interest income	58	62,653

Net loss before income tax	(5,565,317)	(4,535,311)
Income taxes	—	—
Net loss	$(5,565,317)	$(4,535,311)

Net loss per share: Basic and Diluted	$(2,783)	$(2,268)
Weighted average common shares outstanding(1):
Basic and Diluted	2,000	2,000

(1)	Loss per share amounts have been revised for the years ended December 31, 2022 and 2021 to use the historical weighted-average common shares outstanding as opposed to pro-forma weighted-average common shares outstanding. See restatement paragraph of Note 2.

The accompanying notes are an integral part of these carve-out consolidated financial statements.

DLQ INC.
CONSOLIDATED FINANCIAL STATEMENTS

Carve-out Consolidated Statements of Stockholder’s Equity
For the Years Ended December 31, 2022, and 2021

	Common Stock		Additional Paid-In	Accumulated	Stockholder’s
	Shares	Amount	Capital	Deficit	Equity
Balance December 31, 2020	2,000	$—	$14,741,928	$(3,940,607)	$10,801,321

Share-based compensation	—	—	3,167,642	—	3,167,642
Net loss	—	—	—	(4,535,311)	(4,535,311)
Balance December 31, 2021	2,000	$—	$17,909,570	$(8,475,918)	$9,433,652

Acquisition of Battle Bridge	—	—	2,679,612	—	2,679,612
Share-based compensation	—	—	(242,017)	—	(242,017)
Net loss	—	—	—	(5,565,317)	(5,565,317)
Balance December 31, 2022	2,000	$—	$20,347,165	$(14,041,235)	$6,305,930

The accompanying notes are an integral part of these carve-out consolidated financial statements.

DLQ INC.
CONSOLIDATED FINANCIAL STATEMENTS

Carve-out Consolidated Statements of Cash Flows

	For the year ended December 31,
	2022	2021
CASH FLOW FROM OPERATING ACTIVITIES:
Net loss	$(5,565,317)	$(4,535,311)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation expense	46,565	46,565
Amortization expense	1,364,395	924,952
Share-based compensation	(242,017)	3,167,642
Bad debt expense	447,158	100,972
Non-cash operating lease expense	148,227	150,618
Gain of forgiveness of PPP	—	(503,700)
Changes in operating assets and liabilities:
Accounts receivable	(232,585)	(1,475,178)
Other current assets	10,334	(28,805)
Accounts payable	1,273,897	368,682
Lease liability – operating lease	(189,760)	(150,618)
Accrued expenses	352,291	619,805
Net cash used in operating activities	(2,586,812)	(1,314,376)

INVESTING ACTIVITIES:
Cash paid for acquisition of Battle Bridge	(50,000)	—
Net cash used in investing activities	(50,000)	—

FINANCING ACTIVITIES:
Funding from related party	1,338,129	3,975,000
Proceeds from factor	2,519,530	—
Additional funding to related party	(1,629,925)	(2,000,000)
Net cash provided by financing activities	2,227,734	1,975,000

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(409,078)	660,624

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	826,152	165,528
CASH AND CASH EQUIVALENTS, END OF YEAR	$417,074	$826,152

Supplemental disclosure of non-cash flow investing and financing activities:
Cash payment by Logiq, Inc. for the Battle Bridge acquisition	$200,000	—
Issuance of stock related to acquisition of Battle Bridge	$2,679,612	—

The accompanying notes are an integral part of these carve-out consolidated financial statements.

DLQ INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — ORGANIZATION AND BUSINESS DESCRIPTION

Corporate Information and Business Overview

DLQ INC. (the “Company”) is a Nevada corporation, originally incorporated in December 2019 as Origin 8, Inc. It is a wholly owned subsidiary of Logiq, Inc. (formally known as Weyland Tech Inc.), a Delaware corporation that incorporated in 2004, whose common stock is quoted on the OTCQX (over-the-counter exchange) Market under the ticker symbol, “LGIQ”. The Company has two wholly owned subsidiaries, Tamble, Inc. and Push Interactive, LLC, and is located in Minneapolis, Minnesota, USA.

Tamble, Inc. is not an operating business. Its sole purpose is to hire independent contractors for the Company’s marketing business.

On January 8, 2020, Logiq, Inc. completed the acquisition of substantially all of the assets of Push Holdings, Inc. and the assets were transferred to Push Interactive, LLC. This acquired business operates a consumer data management platform powered by lead generation, online marketing, and multichannel reengagement strategies through its owned and operated brands. The Company has developed a proprietary data management platform and integrated with several third-party service providers to optimize the return on its marketing efforts. The Company focuses on consumer engagement and enrichment to maximize its return on acquisition through repeat monetization of each consumer. As part of the transaction, Logiq, Inc. issued 35,714,285 shares to Conversion Point Technologies, Inc. as consideration for the acquisition of all the assets of Push Holdings, Inc. in the amount of $14,285,714.

On March 31, 2022, the Company completed the acquisition of certain customer contractual agreements of Battle Bridge Labs, LLC, including those of Section 2383 LLC, a Tulsa, Oklahoma based digital brand marketing agency. The purchase price was $2,929,612 and consisted of the issuance of 2,912,621 shares of restricted common stock of Logiq, Inc. with a fair value of $2,679,612 and cash consideration of $250,000, of which Logiq, Inc. paid $200,000 and DLQ paid $50,000, respectively.

Battle Bridge Acquisition Co., LLC became the third wholly owned subsidiary of the Company. Battle Bridge is a full-service branding and digital marketing agency serving both external clients and internal parts of the Company. Battle Bridge offers branding and identity development in additional to digital strategy and media busing services, as well as all of the requisite ancillary and supporting services to enable the branding and digital practices.

On September 9, 2022, the Company entered into a definitive merger agreement for a business combination whereby it will merge with Abri Merger Sub Inc., a wholly owned subsidiary of Abri SPAC I, Inc., a special purpose acquisition company (“SPAC”). Upon closing of the business combination, the company is expected to remain NASDAQ-listed under the name of the Company.

The business combination between Abri and the Company will be affected through the merger of Abri Merger Sub, Inc. with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of Abri. Upon the closing of the acquisition, the Company plans to change its name to “Collective Audience, Inc.” Abri will issue 11.4 million shares in exchange for all of the outstanding shares of the Company. At $10 per Abri share, the valuation of the Company is $114 million. The Board of Directors of Logiq, Inc. and Abri, have unanimously approved the transaction. Closing the transaction will require the approval of both Logiq and Abri stockholders. All cash remaining in Abri’s trust account immediately after the closing of the business combination will be available to the surviving entity for working capital, growth and other general corporate purposes. The transaction is expected to close in the second quarter of 2023.

The accompanying carve-out consolidated financial statements represent the financial position and result of operations of the Company as a carve-out of Logiq, Inc.

DLQ INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION AND PRINCIPLES OF CONSOLIDATION

The carve-out consolidated financial statements have been prepared in accordance with the accounting principles generally accepted in the United States of America (“US GAAP”). The consolidated financial statements reflect the assets, liabilities, revenue and expenses directly attributable to the Company. The Company is a separate legal entity and as such, general and administrative costs have been recorded directly to the books and records of the Company on a specific identification basis. Certain corporate overhead costs have been recorded based upon expenses directly attributable to the Company. Management believes all costs have been appropriately recorded.

RESTATEMENT

In the previously issued audited carveout consolidated financial statements for the year ended December 31, 2022 and 2021, included in the Registration Statement on Form S-4 of Abri SPAC 1, Inc. (File No. 333-268133), the Company calculated a loss per share using pro-forma weighted-average common shares outstanding. It was determined that the Company should have calculated the loss per share using the historical weighted-average shares outstanding. The following table present the effect of the restatement on the carve-out consolidated statements of operations for the years ended December 31, 2022 and 2021:

	Year Ended December 31, 2022	Year Ended December 31, 2021
Net Loss	$(5,565,317)	$(4,535,311)

Revised presentation in S-4/A3 (using historical shares)
Weighted-average common shares outstanding – Basic and Diluted	2,000	2,000
Pro-forma net loss per share – Basic and Diluted	$(2,784)	$(2,268)

Original presentation in S-4/A2 (using pro-forma shares)
Weighted-average common shares outstanding – Basic and Diluted	15,288,078	15,288,078
Pro-forma net loss per share – Basic and Diluted	$(0.36)	$(0.30)

USE OF ESTIMATES

The preparation of the Company’s carve-out consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the carve-out consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Management makes its best estimate of the ultimate outcome for these items based on historical trends and other information available when the carve-out consolidated financial statements are prepared. Actual results could differ from those estimates.

BUSINESS COMBINATIONS

The Company allocates the purchase price of the acquisition to the tangible assets, liabilities and identifiable intangible assets acquired based on their estimated fair values. The excess of the purchase price over those fair values is recorded as goodwill. Acquisition related expenses and integration costs are expensed as incurred.

SEGMENT REPORTING

Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, the Chief Executive Officer, in making decisions regarding resource allocation and assessing performance. The Company views its operations and manages its business as one operating segment in the United States.

DLQ INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

FAIR VALUE OF FINANCIAL INSTRUMENTS

The assets are valued using a fair market basis as defined in the Financial Accounting Standards Board (FASB ASC 820, Fair Value Measurement). Fair value is the price the Company would receive to sell an asset or pay to transfer a liability in an orderly transaction with a market participant at the measurement date. The Company uses a three-level hierarchy established by the Financial Accounting Standards Board (FASB) that prioritizes fair value measurements based on the types of inputs used for the various valuation techniques (market approach, income approach and cost approach). The levels of the fair value hierarchy are described below:

Level 1:	Quoted prices in active markets for identical assets or liabilities.

Level 2:	Inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly; these include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs with little or no market data available, which require the reporting entity to develop its own assumptions.

The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability. Financial assets and liabilities are classified in their entirety based on the most conservative level of input that is significant to the fair value measurement. The fair value of certain assets and liabilities assumed in the acquisition of Push Holdings, Inc. were determined utilizing the level 3 inputs.

LIQUIDITY

The Company requires substantial amounts of operating cash for operating activities, including salaries and wages paid to the employees and contractors, general and administrative expenses, and others. As of December 31, 2022, the Company had $417,074 in cash and cash equivalents.

The Company incurred operating losses and generated negative cash flows from operating activities during the years ended December 31, 2022 and 2021. For the years ended December 31, 2022 and 2021, the Company incurred net losses of $5,565,317 and $4,535,311, respectively, and had cash used in operations of $2,586,812 and $1,314,376, respectively. These factors raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the carve-out consolidated financial statements were available to be issued.

The Company considers operating results, capital resources and financial position, in combination with current projections and estimates, as part of its plan to fund operations over a reasonable period of time. The future viability of the company beyond 2022 is largely dependent on funding from Logiq, Inc. or additional sources of financing.

Management of DLQ will explore strategic alliances with enterprise investors that have a specific investment focus on digital marketing, advertising technology and lead generation companies. DLQ is already acquainted with investment groups that have portfolio companies which could form strategic investment/partnerships with DLQ. DLQ will explore these opportunities after the Business Combination.

While it is anticipated that one of the above will provide assistance to address the liquidity concerns, these carve-out consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might result from this uncertainty.

There can be no assurance that the Company will be able to raise additional funds or that the terms and conditions of any future financing will be workable or acceptable to the Company or its stockholders. If the Company is unable to fund its operations from existing cash on hand, operating cash flows, additional borrowings, or raising equity capital, the Company may not continue operations.

DLQ INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

RISKS AND UNCERTAINTIES

The Company relies on cloud-based hosting through a global accredited hosting provider. Management believes that alternate sources are available; however, disruption or termination of this relationship could adversely affect our operating results in the near-term.

GOODWILL

Goodwill is recorded as the difference between the aggregate consideration in a business combination and the fair value of the acquired net tangible and intangible assets. The Company evaluates goodwill for impairment on an annual basis in the fourth quarter or more frequently if indicators of impairment exist that would more likely than not reduce the fair value of a reporting unit below its carrying amount. The Company first assesses qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying value. Based on that qualitative assessment, if it is more likely than not that the fair value of a reporting unit is less than its carrying value, the Company conducts a quantitative goodwill impairment test, which involves comparing the estimated fair value of the reporting unit with its carrying value, including goodwill. The Company estimates the fair value of a reporting unit using a combination of the income and market approach. If the carrying value of the reporting unit exceeds its estimated fair value, an impairment loss is recorded for the difference. There were no impairments recorded for years ended December 31, 2022 and 2021.

INTANGIBLE ASSETS

The Company’s intangible assets consist of a trademark name and software technology that was acquired as part of the acquisition of Push Holdings, Inc. as well as the customer list acquired as part of the Battle Bridge acquisition. The trademark name is amortized using the straight-line method over 15 years. The software is amortized using the straight-line method over 7 years. The customer contractual agreements are amortized using the straight-line method over 5 years.

IMPAIRMENT OF LONG-LIVED ASSETS

The Company classifies its long-life assets into: (i) computer and office equipment; (ii) furniture and fixtures, (iii) leasehold improvements, and (iv) finite life intangible assets.

The Company evaluates the recoverability of long-lived assets annually, or more frequently whenever events or changes in circumstances indicate the assets might be impaired. If the carrying value of the long-life asset is not recoverable on a future cash flow basis, an impairment is recognized. As of December 31, 2022, and December 31, 2021, the Company had recorded no impairment charges.

LEASE

The Company adopted ASU 2016-02, Leases (Topic 842), on January 8, 2020, using a modified retrospective approach reflecting the application of the standard to leases existing at, or entered into after, the beginning of the earliest comparative period presented in the carve-out consolidated financial statements.

The Company leases its offices which are classified as operating leases in accordance with Topic 842. Under Topic 842, lessees are required to recognize the following for all leases (with the exception of short-term leases) on the commencement date: (i) lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis; and (ii) right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term.

At the commencement date, the Company recognizes the lease liability at the present value of the lease payments not yet paid, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, the Company’s incremental borrowing rate for the same term as the underlying lease. The right-of-use asset is recognized at the present value of future lease payments. There were no impairments recorded for the years ended December 31, 2022 and 2021. (Refer to NOTE 11 — COMMITMENTS AND CONTINGENCIES)

DLQ INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

ACCOUNTS RECEIVABLE

Accounts receivable consists of trade receivables from customers. The Company records accounts receivable at its net realizable value, recognizing an allowance for doubtful accounts based on our best estimate of probable credit losses on our existing accounts receivable. The Company individually reviews all balances that exceed 90 days from the invoice date and assess for provisions for doubtful accounts based on an assessment of the balance that will be collected. Balances are written off against the allowance after all means of collection have been exhausted and the possibility of recovery is considered remote.

The allowance for doubtful accounts as of December 31, 2022, and 2021, amounts to $602,751 and $155,592, respectively. Bad debt expense for the years ended December 31, 2022, and 2021, amounted to $447,159 and $121,529, respectively, and are included in G&A in the accompanying carve-out consolidated statement of operations.

ACCOUNTS RECEIVABLE AND DUE TO FACTOR

The Company factors designated trade receivables pursuant to a factoring agreement with Bayview Funding LLC, and unrelated factor (the “Factor”). The agreement specifies that eligible trade receivables are factored with recourse. The Company submits selected trade receivables to the factor and receives up to 85% of the face value of the receivable by wire transfer or ACH. The Factor withholds 15% as retainage. Upon payment by the customer, the Company receives the remainder of the amount due from the factor.

Trade receivables assigned to the Factor are carried at the original invoice amount less an estimate made for doubtful accounts. Under the terms of the recourse provision, the Company is required to reimburse the Factor for factored receivables that are not paid on time. Accordingly, these receivables are accounted for as a secured financing arrangement and not as a sale of financial assets. The allowance of doubtful accounts is based on management regular evaluation of individual customer’s receivables and consideration of a customer’s financial condition and credit history. Trade receivables are written off when deemed uncollectable. Recoveries of trade receivables previously written off are recorded when received.

The Company presents the receivables, net of allowances, as current assets and presents the amount potentially due to the Factor as a secured financing in the current liabilities.

Of the total accounts receivable at year-end, the total amount of receivables factored with recourse was $270,599 for the year ended December 31, 2022. There were no factored receivables for the year ended December 31, 2021.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents represent cash on hand, demand deposits, and other short-term highly liquid investments placed with banks, which have original maturities of three months or less and are readily convertible to known amounts of cash.

CONCENTRATIONS OF RISK

The Company’s financial instruments are potentially subject to concentrations of credit risk. The Company places its cash with high quality credit institutions. From time to time, the Company maintains cash balances at certain institutions in excess of the FDIC limit. Management believes that the risk of loss is not significant and has not experienced any losses in such accounts.

Approximately 53% of revenues were generated from two customers and 21% of gross revenues were generated from three customers during the years ended December 2022 and 2021, respectively.

As of December 31, 2022, and 2021, one customer represented 10% and two customers represented 48% of accounts receivable, respectively.

As of December 31, 2022, there were no significant vendors as compared to December 31, 2021 where three vendors represented approximately 60% of accounts payable.

DLQ INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

REVENUE RECOGNITION

The Company generates revenue derived from managed service contracts in accordance with Accounting Standards Update 2014-09, Revenue from Contracts with Customers (Topic ASC 606) (Refer to NOTE 5 — REVENUE RECOGNITION).

INCOME TAXES

The Company uses the asset and liability method of accounting for income taxes in accordance with Accounting Standards Codification 740, “Income Taxes” (“ASC 740”). Under this method, income tax expense is recognized as the amount of: (i) taxes payable or refundable for the current year and (ii) future tax consequences attributable to differences between carve-out consolidated financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of available evidence it is more likely than not that some portion or all of the deferred tax assets will not be realized.

The Company is subject to Income tax filings requirements in U.S. federal and various state jurisdictions. The Company’s tax returns for years from 2019, 2020, and 2021 are subject to U.S. federal, state, and local income tax examinations by tax authorities.

The Company reports income tax related interest and penalties within our income tax line item on our consolidated statements of operations. We likewise report the reversal of income tax-related interest and penalties within such line item to the extent we resolve our liabilities for uncertain tax positions in a manner favorable to our accruals.

SHARE-BASED COMPENSATION

Compensation expense related to employee awards is measured and recognized in the carve-out consolidated financial statements based on the fair value of the awards granted. The Company awarded restricted stock to employees at the fair value of the underlying stock on the grant date. The Company also awarded restricted stock units (“RSU”) that are recognized over the required service term on a straight-line basis, based on the fair value of the underlying stock of the grant date. Forfeitures are recorded as they occur. (Refer to NOTE 9 — STOCKHOLDER’S EQUITY)

TECHNOLOGY AND DEVELOPMENT COSTS

Technology and development costs are expensed as incurred and consist primarily of salaries and related expenses, consulting services and other direct expenses. Research and development costs for the years ended December 31, 2022, and 2021, amounted to $0 and $260,952, respectively.

RECENT ACCOUNTING PRONOUNCEMENTS

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s carve-out consolidated financial statements.

NOTE 3 — ACQUISITION

On March 31, 2022, the Company completed the acquisition of certain customer contractual agreements of Battle Bridge Labs, LLC, including those of Section 2383 LLC, a Tulsa, Oklahoma-based digital brand marketing agency. Under ASC 805 Business Combinations, the assets acquired do not meet the definition of a business. As such, the Company has accounted for the transaction as an asset acquisition. The purchase price for the acquired assets was $2,929,612 and consisted of the issuance of 2,912,621 shares of restricted common stock of Logiq, Inc. with a fair value of $2,679,612 and cash consideration of $250,000.

Based upon a thorough analysis to determine the relative fair value of the assets acquired and the liabilities assumed, the purchase price for the acquisition has been allocated entirely to the customer agreements. These intangible assets were valued using the income approach.

DLQ INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 — INTANGIBLE ASSETS, NET

Intangibles, net, consists of the following as of December 31:

	2022	2021
Trademarks/Names	$1,060,000	$1,060,000
Software	5,980,000	5,980,000
Customer list	2,929,612	—
Less accumulated amortization	(3,214,300)	(1,849,904)
Intangibles, net	$6,755,312	$5,190,096

The estimated future amortization of intangible assets as of December 31, 2022, is as follows:

2023	1,510,874
2024	1,510,874
2025	1,510,874
2026	1,510,874
2027	217,148
Thereafter	494,668
$6,755,312

The amortization expense totaled $1,364,395 and $924,952 for each of the years ended December 31, 2022, and 2021, respectively.

NOTE 5 — REVENUE RECOGNITION

ASC 606, Revenue from Contracts with Customers

Under ASC 606, revenue is recognized when a customer obtains control of promised goods or services in an amount that reflects the consideration the Company expects to receive in exchange for those goods or services. The Company measures revenue based on the consideration specified in the customer arrangement, and revenue is recognized when the performance obligations in the customer arrangement are satisfied. A performance obligation is a promise in a contract to transfer a distinct service or product to the customer. The transaction price of a contract is allocated to each distinct performance obligation and recognized as revenue when or as the customer receives the benefit of the performance obligation.

In determining the appropriate amount of revenue to be recognized as it fulfills its obligations under its agreements, the Company performs the following steps (i) identification of contracts with customers; (ii) identification of performance obligations; (iii) determination of the transaction price; (iv) allocation of the transaction price to performance obligations; and (v) recognition of revenue when or as the Company satisfies each performance obligation.

Typical payment terms are between net 30 and net 60 days.

The Company negotiates managed service agreements with the customers to specify the terms and conditions (including rights and obligations) and services to be provided. The services provided are based on three primary streams of revenue: lead generation, affiliate management and reengagement.

Lead Generation Revenue

For its Lead Generation revenue, the Company provides leads by purchasing ads to direct consumers to specific pages which are auctioned to the customer base. The Company’s performance obligation is to deliver the leads to customers in accordance with the terms of the agreement. The Company has concluded that this constitutes a single performance obligation for financial reporting purposes and that such obligation is recognized at a point of time, for which the Company is transferring value to the customer through delivery.

DLQ INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 — REVENUE RECOGNITION (cont.)

Affiliate Management Revenue

For its Affiliate Management revenue, the Company places ads on behalf of its customers after identifying the appropriate platforms to place the ads, determining the most advantageous amount of ad spend per platform, determining the prices for each ad, and producing the marketing materials. The Company has concluded that this constitutes a single performance obligation for financial reporting purposes and that such obligation is recognized at a point of time, for which the Company is transferring value to the customer through delivery.

Reengagement Revenue

For its Reengagement revenue, the Company provides links and advertisements via online, email, and In-App that generate views which are paid for by the customer. The Company’s performance obligation is to deliver the activity of clicks on advertisements in accordance with the terms of the agreement. The Company has concluded that this constitutes a single performance obligation for financial reporting purposes and that such obligation is recognized at a point of time, for which the Company is transferring value to the customer through delivery.

All the streams of revenue above are recorded on a gross basis. The Company is responsible for fulfilling the delivery of services, establishing the selling price for the delivery, and the Company performs billing and collections, including ultimately retaining credit risk. The Company therefore determined that is serves as a principal and that gross presentation of revenue is appropriate.

Revenue consists of the following as of December 31:

	Point in Time
	2022	2021
Lead Generation	$11,540,265	$20,862,271
Affiliate Management	6,441,775	—
Reengagement	2,253,496	1,929,918
Revenue	$20,235,536	$22,792,189

NOTE 6 — PROPERTY AND EQUIPMENT, NET

Property and equipment, net, consists of the following as of December 31:

	2022	2021
Computer and equipment	$59,169	$59,169
Leasehold improvements	165,957	165,957
	225,126	225,126
Less accumulated depreciation	(139,696)	(93,130)
Property and equipment, net	$85,430	$131,996

Depreciation expense for the years ended December 31, 2022 and 2021, amounted to $46,565 for each year.

NOTE 7 — ACCRUED EXPENSES

Accrued expenses consist of the following as of December 31:

	2022	2021
Credit Cards	$604,661	$591,685
Payroll	892,755	564,400
Other	10,957	—
Accrued expenses	$1,508,373	$1,156,085

DLQ INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 — INCOME TAX

The Company is incorporated in the State of Nevada and is subject to a U.S. federal and state corporate income taxation. The Company is not filing as a member of the U.S. consolidated group of Logiq Inc. and will file the US tax returns on a separate return basis. The tax provision has been prepared using this filing profile and does not include any activity of any entities outside of DLQ Inc.

The Company incurred net operating losses for the years ended December 31, 2022, and 2021. The Company is subject to U.S. federal corporate income tax rate of 21% and estimated state tax rate of 9.80%.

As of December 31, 2022, and 2021, this company does not have any net deferred tax assets.

Income tax expense calculated by applying the federal statutory rate to the loss before income taxes for the year ended December 31, 2022, and 2021, differs from the actual expense primarily due to the effect of applying the valuation allowance against the Company’s net deferred tax assets, as well as the forgiveness of PPP loan proceeds for the period ended December 31, 2021.

	2022	2021
Statutory tax rate	21.00%	21.00%
State income tax	9.80%	7.31%
Non-taxable PPP Loan Forgiveness	—%	3.18%
Nondeductible Expense	—%	0.00%
Change in Valuation Allowance	(31.01)%	(31.49)%
True-Up	(0.21)%	—%
Change in State Rate	—%	(31.49)%
Total	(0.00)%	0.00%

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Details of the Company’s deferred tax assets and liabilities as of December 31 were as follows:

Deferred Tax Assets and Liabilities	2022	2021
Allowance for Bad Debt	$185,647	$44,044
Deferred Payroll	58,336	33,895
Stock-based compensation	8,876	76,667
Depreciation	(26,312)	(37,365)
Amortization	(644,524)	103,476
Net Operating Loss	4,022,649	2,335,402
Valuation Allowance	(3,604,672)	(2,556,119)
Net Deferred Tax Assets	$—	$—

Management has determined that it is more likely than not that the Company will not realize its net deferred tax asset, and accordingly, a valuation allowance has been deemed necessary. As of December 31, 2022, and 2021, respectively, the valuation allowance is $3,604,672 and $2,556,119.

The Company reports income tax related interest and penalties within our income tax line item on our carve-out consolidated statements of operations. We likewise report the reversal of income tax-related interest and penalties within such line item to the extent we resolve our liabilities for uncertain tax positions in a manner favorable to our accruals. As of December 31, 2022, and 2021, the Company has not recorded any uncertain tax positions.

DLQ INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 — STOCKHOLDER’S EQUITY

Logiq, Inc., the parent of the Company, authorized a 2020 Equity Incentive Plan, which provides the issuance of common stock and restricted stock units (“RSU”) to be granted to eligible employees and consultants of Logiq, Inc., including those employed by DLQ, Inc.

Logiq, Inc. issued shares of common stock to certain employees and consultants of the Company for services rendered (the “Compensation Awards”). The Compensation awards were issued at the grant date fair value derived from OCTQX, the top tier of the three marketplaces for the OTC trading of stocks, under the symbol “LGIQ”. On August 28, 2020, a total of 16,000 shares were granted at $7.68 per unit. On July 16, 2021, a total of 130,000 shares were granted at $2.38 per unit. On September 2, 2021, a total of 483,814 shares were granted at $3.97 per unit. On April 28, 2022, a total of 100,000 shares were granted at $0.534 per unit. On July 8, 2022, a total of 250,000 shares were granted at $0.365 per unit.

RSU’s vest ratably every six months over three years. In the event the participant ceases to be a service provider for any reason before participant’s RSUs vest, the RSUs and participant’s right to acquire any shares will immediately terminate. To the extent actual forfeiture occurs, the amount will be recorded as adjustment to compensation expense in the period in which it occurred. On November 20, 2020, the Company granted 500,000 of RSUs to employees at $7.50 per unit. On July 16, 2021, one employee’s RSUs were forfeited in exchange of 130,000 shares of common stock. On January 7, 2022, two employee’s RSUs were terminated, and 200,000 non-vested shares were forfeited. On July 8, 2022, one employee’s RSUs were forfeited in exchange of 250,000 shares of common stock. All RSU’s have been forfeited as of September 30, 2022, and no remaining shared-based compensation expense is remaining for future periods. Going forward the Company will no longer issue RSU’s under the 2020 Equity Incentive Plan.

For the years ended December 31, 2022, and 2021, the company recorded a recovery of $247,017 and an expense of $938,000 for stock-based compensation related to the RSUs, respectively.

Total shared-based compensation expense related to non-vested awards not yet recognized was approximately $1,729,000 as December 31, 2021.

The table below reflects the RSU’s activity for the years ended December 31, 2022, and 2021:

RSU’s
Nonvested as of December 31, 2020	500,000
Granted	—
Vested	(150,000)
Forfeited	(83,333)
Nonvested as of December 31,2021	266,667
Granted	—
Vested	(16,667)
Forfeited	(250,000)
Nonvested as of December 31,2022	—

DLQ INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 — LOSS PER SHARE

Basic loss per share is computed by dividing net income available to Common Stockholders (the numerator) by the weighted average number of Common Stock outstanding for the period (the denominator). The computation of net loss per share as of December 31 is as follows:

	2022	2021
Net Loss	$(5,565,317)	$(4,535,311)

Weighted-average common shares outstanding – Basic and Diluted	2,000	2,000
Net loss per share – Basic and Diluted	$(2,782.66)	$(2,267.66)

NOTE 11 — COMMITMENTS AND CONTINGENCIES

Operating lease

In 2020, through the Push acquisition, the Company was assigned an operating lease for approximately 30,348 square feet of office and warehouse space located in Minneapolis, Minnesota, at a rate of $367,200 per annum. This lease was through a related party. The terms of the lease acquired were to expire on December 31, 2021. On September 1, 2021, the operating lease was amended to reduce the square footage leased to 26,954 at a rate of $26,300 per month. On November 1, 2021, the operating lease was amended to further reduce the square footage leased to 12,422 at a rate of $17,500 per month and to expire on December 31, 2022; however, the lease was extended from January 1, 2023 through April 30, 2023.

Based on the present value of the lease payments for the remaining lease term acquired on January 8, 2020, the right-of-use assets and lease liabilities were approximately $668,000 with an effective present value rate of 5.25%. Under the amended contract the operating lease right-of-use and liabilities were approximately $206,000 at December 31, 2021, utilizing an effective present value rate at 3.25%.

For the years ended December 31, 2022, and 2021, the Company recorded approximately $3,600 and $10,000, respectively, in amortization expense. The Company’s net rental expense was approximately $155,000 and $267,000 for the years ended December 31, 2022, and 2021, respectively. During a portion of 2021, the Company had two sub-lease agreements under the master operating lease. As of December 31, 2021, the Company had no sub-lease agreements and had a future commitment of rental payments of $210,000 due during the year ended December 31, 2022, which has been realized.

NOTE 12 — LEGAL

From time to time, the Company is subject to various legal proceedings and claims, either asserted or unasserted, that arise in the ordinary course of business. Although the outcome of the various legal proceedings and claims cannot be predicted with certainty, management does not believe that any of these proceedings or other claims will have a material effect on the Company’s business, financial condition, results of operations or cash flows.

DLQ INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13 — RELATED PARTIES

In both 2022 and 2021, the Company made advances to two related parties and obtained funding from Logiq, Inc. to support the operations of the business. The related party receivable as of December 31, 2022 and 2021, amounts to approximately $3,779,924 and $2,200,000, respectively. The related party payable as of December 31, 2022 and 2021, amount to approximately $7,863,000 and $6,325,000, respectively.

On November 8, 2022, the Company entered into a Managed Services Agreement (the “MSA”) with a significant new client (the “Client”) and will provide certain affiliate management, website development, lead generation, email management, and search engine optimization services (collectively, the “Services”) to Client through the Company’s platform. The MSA will terminate on October 31, 2023, provided that the term may be extended beyond such date by mutual written agreement of the parties. Notwithstanding the foregoing, Client may terminate the MSA at any time after January 1, 2023, without cost or any penalty, in the event that it is dissatisfied with the Services provided thereunder.

In connection with the MSA, on November 8, 2022, DLQ Parent and Client also entered into an Independent Contractor Agreement (the “IC Agreement,” and together with the MSA, the “Agreements”), pursuant to which Client will provide, on a non-exclusive basis, certain business development strategies and execution and consulting services regarding e-commerce, digital marketing, and online advertising, including lead generation, affiliate marketing and brand development to the Company. The term of the IC Agreement coincides with the term of the MSA.

As compensation for the services to be provided by Client to the Company under the IC Agreement, the Company agreed to issue Client 1,750,000 restricted shares of Logiq, Inc. common stock (the “Initial Shares”) upon execution of the Agreements. In the event that the proposed acquisition of a wholly owned subsidiary of the Company by Abri SPAC I, Inc., which proposed acquisition was previously disclosed by the Company in that Current Report on Form 8-K filed with the Securities and Exchange Commission on September 12, 2022, is not completed on or before April 1, 2023, then the Company shall issue Client an additional 1,750,000 restricted shares of Logiq, Inc. common stock (such additional shares together with the Initial Shares, the “Registrable Shares”) as further contingent consideration pursuant to the Agreements. In addition, the Company agreed to reimburse up to $25,000 of legal fees paid by Client in connection with the Agreements.

The compensation expense for the services rendered by the Client to the Company are born by the Company.

NOTE 14 — SUBSEQUENT EVENTS

The Company has evaluated subsequent events occurring through the date these financial statements were issued, for their potential impact on the carve-out consolidated financial statements and disclosures and there were no subsequent events to report.

UNAUDITED INTERIM CARVE-OUT CONSOLIDATED FINANCIAL STATEMENTS

DLQ INC.
Carve-out Consolidated Balance Sheets

	(unaudited)
	September 30, 2023	December 31, 2022
ASSETS
Current assets
Cash and cash equivalents	$262,539	$417,074
Restricted cash	5,000,000	-
Accounts receivable, net	595,323	1,436,545
Other current assets	31,591	31,591
Total current assets	5,889,453	1,885,210

Related party receivable	3,784,133	3,779,924
Right of use assets - operating lease	-	58,122
Intangible assets, net	5,622,156	6,755,312
Property and equipment, net	53,052	85,430
Goodwill	5,991,208	5,991,208
Total assets	$21,340,002	$18,555,206

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities
Accounts payable	$1,796,345	$2,644,856
Accrued expenses	2,186,695	1,508,373
Convertible Promissory Note	5,000,000	-
Total Current Liabilities	8,983,040	4,153,229

Related party payable	8,946,280	7,863,129
Lease liability - operating lease	-	16,589
Note payable	265,783	216,329
Total liabilities	18,195,103	12,249,276

STOCKHOLDER’S EQUITY
Common Stock, par value $0.001, 2,000 shares authorized, issued, and outstanding	-	-
Additional Paid-in-Capital	21,477,415	20,347,165
Accumulated Deficit	(18,332,516)	(14,041,235)
Total Stockholder’s equity	3,144,899	6,305,930
Total liabilities and stockholder’s equity	$21,340,002	$18,555,206

The accompanying notes are an integral part of these unaudited carve-out consolidated financial statements.

DLQ INC.
Carve-out Consolidated Statements of Operations (unaudited)

	For the Nine Months Ended September 30,
	2023	2022

Revenue	$11,663,762	$11,774,742

Operating expenses:
Platform operations	10,790,605	8,439,397
Depreciation and amortization	1,165,534	1,021,600
General and administrative	3,806,841	4,563,802
Sales and marketing	60,000	974,329
Total Operating Expenses	15,822,980	14,999,128

Loss from Operations	(4,159,218)	(3,224,386)

Other Income (Expense):
Interest expense	(132,063)	(3,349)
Total Other Income (Expense)	(132,063)	(3,349)

Loss before Income Taxes	(4,291,281)	(3,227,735)

Income Taxes	-	-

Net Loss	$(4,291,281)	(3,227,735)
Loss per Share:
Basic and Diluted	$(2,145.64)	$(1,613.87)
Weighted Average Shares Outstanding:
Basic and Diluted	2,000	2,000

The accompanying notes are an integral part of these unaudited carve-out consolidated financial statements.

DLQ INC.
Carve-out Consolidated Statements of Stockholder’s Equity (unaudited)

For the Nine Months Ended	Common Stock		Additional Paid-in	Accumulated	Total Stockholder's
September 30, 2022	Shares	Amount	Capital	Deficit	Equity

Balance, December 31, 2022	2,000	$-	$20,347,165	$(14,041,235)	$6,305,930

Share-based compensation	-	-	1,130,250	-	1,130,250
Net Loss	-	-	-	(4,291,281)	(4,291,281)

Balance, September 30, 2023	2,000	$-	$21,477,415	$(18,332,516)	$3,144,899

For the Nine Months Ended	Common Stock		Additional Paid-in	Accumulated	Total Stockholder's
September 30, 2022	Shares	Amount	Capital	Deficit	Equity

Balance, December 31, 2021	2,000	$-	$17,909,570	$(8,475,917)	$9,433,653

Acquisition of Battle Bridge	-	-	2,679,612	-	2,679,612
Share-based compensation	-	-	(242,017)	-	(242,017)
Net Loss	-	-	-	(3,227,735)	(3,227,735)

Balance, September 30, 2022	2,000	$-	$20,347,165	$(11,703,652)	$8,643,513

The accompanying notes are an integral part of these unaudited carve-out consolidated financial statements.

DLQ INC.
Carve-out Consolidated Statements of Cash Flows (unaudited)

	For the Nine Months Ended September 30,
	2023	2022
CASH FLOW FROM OPERATING ACTIVITIES:

Net loss	$(4,291,281)	$(3,227,735)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation expense	32,378	34,924
Amortization expense	1,133,156	986,676
Share-based compensation	1,130,250	(242,017)
Non-cash operating lease expense	58,122	154,132

Changes in operating assets and liabilities:
Accounts receivable	(142,804)	1,971,271
Other current assets	-	(7,058)
Accounts payable	(848,511)	758,697
Accrued expenses	678,321	276,580
Lease liability - operating lease	(16,589)	(154,132)

Net cash (used in) provided by operating activities	(2,266,958)	551,338

INVESTING ACTIVITIES:

Cash paid for the acquisition of Battle Bridge	-	(250,000)
Net cash used in investing activities	-	(250,000)

FINANCING ACTIVITIES:

Funding from related party	1,083,151	515,722
Funding repaid to related party	-	-
Funding from convertible promissory note	5,000,000	-
Proceeds from factor	1,033,480	-
Funding to related party	(4,208)	(1,479,408)
Net cash provided by (used in) financing activities	7,112,423	(963,686)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	4,845,465	(662,348)

Cash and Cash Equivalents and Restricted Cash, Beginning of the Period	417,074	826,152
Cash and Cash Equivalents and Restricted Cash, End of the Period	$5,262,539	$163,804

Supplemental disclosure of cash flow information:
Cash paid for interest	$132,063	$3,349

Supplemental disclosure of non-cash flow investing and financing activities:
Issuance of stock related to acquisition of Battle Bridge	$-	$2,679,612

The accompanying notes are an integral part of these unaudited carve-out consolidated financial statements.

NOTE 1 — ORGANIZATION AND BUSINESS DESCRIPTION

Corporate Information and Business Overview

DLQ, Inc. is a Nevada corporation (“DLQ”), originally incorporated in 2019 as Origin8, Inc. DLQ is a wholly owned subsidiary of Logiq, Inc., a Delaware corporation (“Logiq, Inc”), whose common stock is quoted on the OTCQX Market under the ticker symbol, “LGIQ.” DLQ has three wholly owned subsidiaries, (i) Tamble Inc., a Delaware corporation (“Tamble”), (ii) Push Interactive, LLC, a Minnesota limited liability company (“Push”), and (iii) Battle Bridge Acquisition Co. LLC, a Nevada corporation (“Battle Bridge”). DLQ is headquartered in Minneapolis, Minnesota, USA.

Tamble, Inc. is not an operating business. Its sole purpose is to hire independent contractors for the Company’s marketing business.

On January 8, 2020, the Company completed the acquisition of substantially all of the assets of Push Holdings, Inc. and the assets were transferred to Push Interactive, LLC. This acquired business operates a consumer data management platform powered by lead generation, online marketing, and multichannel reengagement strategies through its owned and operated brands. The Company has developed a proprietary data management platform and integrated with several third-party service providers to optimize the return on its marketing efforts. The Company focuses on consumer engagement and enrichment to maximize its return on acquisition through repeat monetization of each consumer. As part of the transaction, Logiq, Inc. issued 35,714,285 shares to Conversion Point Technologies, Inc. as consideration for the acquisition of all the assets of Push Holdings, Inc. in the amount of $14,285,714.

On March 31, 2022, the Company completed the acquisition of certain customer contractual agreements of Battle Bridge Labs, LLC, including those of Section 2383 LLC, a Tulsa, Oklahoma based digital brand marketing agency.

Battle Bridge became the third wholly owned subsidiary of the Company. Battle Bridge is a full-service branding and digital marketing agency serving both external clients and internal parts of the Company. Battle Bridge offers branding and identity development in additional to digital strategy and media busing services, as well as all of the requisite ancillary and supporting services to enable the branding and digital practices.

On September 9, 2022, the Company entered into a definitive merger agreement for a business combination whereby it will merge with Abri Merger Sub Inc., a wholly owned subsidiary of Abri SPAC I, Inc., a special purpose acquisition company (“SPAC”).

The business combination between Abri and the Company will be affected through the merger of Abri Merger Sub, Inc. with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of Abri. Upon the closing of the acquisition, the Company originally planned to change its name to “DataLogiq, Inc.”; however, on July 20, 2023, Abri and the Company agreed to change the name of the surviving corporation to “Collective Audience, Inc.” Abri will issue 11.4 million shares in exchange for all of the outstanding shares of the Company. The Board of Directors of Logiq, Inc. and Abri, have unanimously approved the transaction. Closing the transaction will require the approval of both Logiq, Inc. and Abri stockholders. The transaction closed on November 2, 2023 and the Company was listed to NASDAQ under the name Collective Audience, Inc.

The accompanying unaudited carve-out consolidated financial statements represent the financial position and result of operations of the Company as a carve-out of Logiq, Inc.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION AND PRINCIPLES OF CONSOLIDATION

The carve-out consolidated financial statements have been prepared on an accrual basis of accounting of the Company in accordance with the accounting principles generally accepted in the United States of America (“US GAAP”) and include the operations of the Company. The accompanying unaudited interim carve out consolidated financial statements have been prepared based upon U.S. Securities and Exchange Commission rules that permit reduced disclosure for interim periods. Therefore, they do not include all information and footnote disclosures necessary for a complete presentation of the Company’s financial position, results of operations and cash flows, in conformity with generally accepted accounting principles. All intercompany transactions have been eliminated in consolidation.

USE OF ESTIMATES

The preparation of the Company’s carve-out consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the carve-out consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Management makes its best estimate of the ultimate outcome for these items based on historical trends and other information available when the carve-out consolidated financial statements are prepared. Actual results could differ from those estimates.

BUSINESS COMBINATIONS

The Company allocates the purchase price of the acquisition to the tangible assets, liabilities and identifiable intangible assets acquired based on their estimated fair values. The excess of the purchase price over those fair values is recorded as goodwill. Acquisition related expenses and integration costs are expensed as incurred.

SEGMENT REPORTING

Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker and the Chief Executive Officer, in making decisions regarding resource allocation and assessing performance. The Company views its operations and manages its business as one operating segment in the United States.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The assets are valued using a fair market basis as defined in the Financial Accounting Standards Board (FASB ASC 820, Fair Value Measurement). Fair value is the price the Company would receive to sell an asset or pay to transfer a liability in an orderly transaction with a market participant at the measurement date. The Company uses a three-level hierarchy established by the Financial Accounting Standards Board (FASB) that prioritizes fair value measurements based on the types of inputs used for the various valuation techniques (market approach, income approach and cost approach). The levels of the fair value hierarchy are described below:

●	Level 1:	Quoted prices in active markets for identical assets or liabilities.

●	Level 2:	Inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly; these include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

●	Level 3:	Unobservable inputs with little or no market data available, which require the reporting entity to develop its own assumptions.

The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability. Financial assets and liabilities are classified in their entirety based on the most conservative level of input that is significant to the fair value measurement. The fair value of certain assets and liabilities assumed in the acquisition of Push Holdings, Inc. were determined utilizing the level 3 inputs.

LIQUIDITY

The Company requires substantial amounts of operating cash for operating activities, including salaries and wages paid to the employees and contractors, general and administrative expenses, and others. As of September 30, 2023, the Company had $5,262,539 in cash and cash equivalents and restricted cash. As of December 31, 2023, the Company had $611,449 in cash and cash equivalents and no restricted cash. Of the total cash and cash equivalents and restricted cash at September 30 2023, the Company had $5,000,000 in restricted cash related to the DLQ Investment and DLQ Notes (Refer to NOTE 13 — CONVERTIBLE PROMISSORY NOTES). At December 31, 2022, the Company had no restricted cash.

The Company incurred operating losses and negative operating cash flows for the nine months ended September 30, 2023, of $4,159,218 and $2,266,958 respectively. These factors raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the carve-out consolidated financial statement was available to be issued.

Management of DLQ will explore strategic alliances with enterprise investors that have a specific investment focus on digital marketing, advertising technology and lead generation companies. DLQ is already acquainted with investment groups that have portfolio companies which could form strategic investment/partnerships with DLQ. DLQ will explore these opportunities after the business combination.

While it is anticipated that one of the above will provide assistance to address the liquidity concerns, these carve-out consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might result from this uncertainty.

There can be no assurance that the Company will be able to raise additional funds or that the terms and conditions of any future financing will be workable or acceptable to the Company or its shareholders. If the Company is unable to fund its operations from existing cash on hand, operating cash flows, additional borrowings, or raising equity capital, the Company may not continue operations.

RISKS AND UNCERTAINTIES

The Company relies on cloud-based hosting through a global accredited hosting provider. Management believes that alternate sources are available; however, disruption or termination of this relationship could adversely affect our operating results in the near-term.

GOODWILL

Goodwill is recorded as the difference between the aggregate consideration in a business combination and the fair value of the acquired net tangible and intangible assets. The Company evaluates goodwill for impairment on an annual basis in the fourth quarter or more frequently if indicators of impairment exist that would more likely than not reduce the fair value of a reporting unit below its carrying amount. The Company first assesses qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying value. Based on that qualitative assessment, if it is more likely than not that the fair value of a reporting unit is less than its carrying value, the Company conducts a quantitative goodwill impairment test, which involves comparing the estimated fair value of the reporting unit with its carrying value, including goodwill. The Company estimates the fair value of a reporting unit using a combination of the income and market approach. If the carrying value of the reporting unit exceeds its estimated fair value, an impairment loss is recorded for the difference. As of the nine months period ended September 30, 2023 and 2022, the Company had recorded no impairment charges, respectively.

INTANGIBLE ASSETS

The Company’s intangible assets consist of a trademark name and software technology that was acquired as part of the acquisition of Push Holdings, Inc. as well as the customer contractual agreements as part of the Battle Bridge acquisition. The trademark name is amortized using the straight-line method over 15 years. The software is amortized using the straight-line method over 7 years. The customer contractual agreements are amortized using the straight-line method over 5 years.

IMPAIRMENT OF LONG-LIVED ASSETS

The Company classifies its long-life assets into: (i) computer and office equipment; (ii) furniture and fixtures, (iii) leasehold improvements, and (iv) finite life intangible assets.

The Company evaluates the recoverability of long-lived assets annually, or more frequently whenever events or changes in circumstances indicate the assets might be impaired

LEASES

The Company leases its offices which are classified as operating leases in accordance with Topic 842. Under Topic 842, lessees are required to recognize the following for all leases (with the exception of short-term leases) on the commencement date: (i) lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis; and (ii) right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term.

At the commencement date, the Company recognizes the lease liability at the present value of the lease payments not yet paid, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, the Company’s incremental borrowing rate for the same term as the underlying lease. The right-of-use asset is recognized at the present value of future lease payments. (Refer to NOTE 10 — COMMITMENTS AND CONTINGENCIES)

ACCOUNTS RECEIVABLE

Accounts receivable consists of trade receivables from customers. The Company records accounts receivable at its net realizable value, recognizing an allowance for doubtful accounts based on our best estimate of probable credit losses on our existing accounts receivable. The Company individually reviews all balances on an annual basis that exceed 90 days from the invoice date and assess for provisions for doubtful accounts based on an assessment of the balance that will be collected. Balances are written off against the allowance after all means of collection have been exhausted and the possibility of recovery is considered remote.

The allowance for doubtful accounts as of September 30, 2023 and December 31, 2022 is $602,751. Bad debt expense for the nine months ended September 30, 2023 and 2022 was $42,564 and $0, respectively. The bad debt expense was booked as a recourse liability to account for the chargebacks incurred with the factored receivables.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents represent cash on hand, demand deposits, and other short-term highly liquid investments placed with banks, which have original maturities of three months or less and are readily convertible to known amounts of cash.

RESTRICTED CASH

The Company classifies all cash whose use is limited by contractual provisions as restricted cash. The restricted cash for the Company relates to the convertible promissory notes. (Refer to NOTE 13 — CONVERTIBLE PROMISSORY NOTES).

RECONCILIATION OF CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	September 30, 2023	December 31, 2022
Cash and cash equivalents	$262,539	$417,074
Restricted cash:
Cash set aside for convertible promissory note	5,000,000	-
Total restricted cash	5,000,000	-
Total cash, cash equivalents, and restricted cash	$5,262,539	$417,074

ACCOUNTS RECEIVABLE AND DUE TO FACTOR

The Company factors designated trade receivables pursuant to a factoring agreement with Bayview Funding LLC, an unrelated factor (the “Factor”). The agreement specifies that eligible trade receivables are factored with recourse. The Company submits selected trade receivables to the factor and receives up to 85% of the face value of the receivable by wire transfer or ACH. The Factor withholds 15% as retainage. Upon payment by the customer, the Company receives the remainder of the amount due from the Factor, less fees.

Trade receivables assigned to the Factor are carried at the original invoice amount less an estimate made for doubtful accounts. Under the terms of the recourse provision, the Company is required to reimburse the Factor for factored receivables that are not paid on time. Accordingly, these receivables are accounted for as a secured financing arrangement and not as a sale of financial assets.

The Company presents the receivables, net of allowances, as current assets and presents the amount potentially due to the Factor as a secured financing in the non-current liabilities. Of the total accounts receivable at September 30, 2023 and December 31, 2022, the total amount of receivables factored with recourse was $275,852 and $270,599, respectively.

CONCENTRATIONS OF RISK

The Company’s financial instruments are potentially subject to concentrations of credit risk. The Company places its cash with high quality credit institutions. From time to time, the Company maintains cash balances at certain institutions in excess of the FDIC limit. Currently, the Company has $4,750,000 that is in excess of the FDIC limits. Management believes that the risk of loss is not significant and has not experienced any losses in such accounts.

During the nine months ended September 30, 2023 and 2022, two customer represented approximately 89% and one customer represented approximately 37% of revenues, respectively.

As of September 30, 2023, there was one customer that represented 29% of accounts receivable. As of December 31, 2022, there was one customer that represented 10% of accounts receivable.

As of September 30, 2023, two vendors accounted for approximately 22% of the accounts payable, and as of December 31, 2022, there were no significant vendors.

REVENUE RECOGNITION

The Company generates revenue derived from managed service contracts in accordance with Accounting Standards Update 2014-09, Revenue from Contracts with Customers (Topic ASC 606) (Refer to NOTE 5 — REVENUE RECOGNITION).

INCOME TAXES

The Company uses the asset and liability method of accounting for income taxes in accordance with Accounting Standards Codification 740, “Income Taxes” (ASC 740). Under this method, income tax expense is recognized as the amount of: (i) taxes payable or refundable for the current year and (ii) future tax consequences attributable to differences between carve-out consolidated financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of available evidence it is more likely than not that some portion or all of the deferred tax assets will not be realized. Management has determined that it is more likely than not that the Company will not realize its net deferred tax asset, and accordingly, a valuation allowance has been deemed necessary.

The Company is subject to income tax filings requirements in U.S. federal and various state jurisdictions. The Company’s tax returns for years from 2020, 2021 and 2022 are subject to U.S. federal, state, and local income tax examinations by tax authorities.

The Company reports income tax related interest and penalties within our income tax line item on our carve-out consolidated statements of operations. We likewise report the reversal of income tax-related interest and penalties within such line item to the extent we resolve our liabilities for uncertain tax positions in a manner favorable to our accruals.

SHARE-BASED COMPENSATION

Compensation expense related to employee awards is measured and recognized in the carve-out consolidated financial statements based on the fair value of the awards granted. The Company awarded restricted stock to employees at the fair value of the underlying stock on the grant date. The Company also awarded restricted stock units (“RSU”) that are recognized over the required service term on a straight-line basis, based on the fair value of the underlying stock of the grant date. Forfeitures are recorded as they occur. (Refer to NOTE 8 — STOCKHOLDER’S EQUITY)

RESTATEMENT

In the previously issued audited carveout consolidated financial statements for the year ended December 31, 2022 and 2021, included in the Registration Statement on Form S-4 of Abri SPAC 1, Inc. (File No. 333-268133), the Company calculated a loss per share using pro-forma weighted-average common shares outstanding. It was determined that the Company should have calculated the loss per share using the historical weighted-average shares outstanding.

RECENT ACCOUNTING PRONOUNCEMENTS

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s carve-out consolidated financial statement.

NOTE 3 — ACQUISITION

On March 31, 2022, the Company completed the acquisition of certain customer contractual agreements of Battle Bridge Labs, LLC, including those of Section 2383 LLC, a Tulsa, Oklahoma-based digital brand marketing agency. Under ASC 805, Business Combinations, the assets acquired do not meet the definition of a business. As such, the Company has accounted for the transaction as an asset acquisition. The purchase price for the acquired assets was $2,929,612 and consisted of the issuance of 2,912,621 shares of restricted common stock of Logiq, Inc. with a fair value of $2,679,612 and cash consideration of $250,000.

NOTE 4 — INTANGIBLE ASSETS, NET

Intangibles, net, consists of the following:

Intangible Assets	September 30, 2023	December 31, 2022
	(unaudited)
Trademarks/Names	$1,060,000	$1,060,000
Software	5,980,000	5,980,000
Customer list	2,929,612	2,929,612
Less accumulated amortization	(4,347,456)	(3,214,300)
Intangibles, net	$5,622,156	$6,755,312

The estimated future amortization of intangible assets as of September 30, 2023, is as follows:

Remainder of 2023	$377,719
2024	1,510,875
2025	1,510,875
2026	1,510,875
2027	217,147
Thereafter	494,665
$5,622,156

The amortization expense totaled $1,133,156 and $986,676 for the nine months ended September 30, 2023 and 2022, respectively, which is included in the accompanying carve-out consolidated statements of operations.

NOTE 5 — REVENUE RECOGNITION

ASC 606, Revenue from Contracts with Customers

Under ASC 606, revenue is recognized when a customer obtains control of promised goods or services in an amount that reflects the consideration the Company expects to receive in exchange for those goods or services. The Company measures revenue based on the consideration specified in the customer arrangement, and revenue is recognized when the performance obligations in the customer arrangement are satisfied. A performance obligation is a promise in a contract to transfer a distinct service or product to the customer. The transaction price of a contract is allocated to each distinct performance obligation and recognized as revenue when or as the customer receives the benefit of the performance obligation.

In determining the appropriate amount of revenue to be recognized as it fulfills its obligations under its agreements, the Company performs the following steps (i) identification of contracts with customers; (ii) identification of performance obligations; (iii) determination of the transaction price; (iv) allocation of the transaction price to performance obligations; and (v) recognition of revenue when or as the Company satisfies each performance obligation.

Typical payment terms are between net 30 and net 60 days.

The Company negotiates managed service agreements with the customers to specify the terms and conditions (including rights and obligations) and services to be provided. The services provided are based on three primary streams of revenue: lead generation, affiliate management and reengagement.

Lead Generation Revenue

For its Lead Generation revenue, the Company provides leads by purchasing ads to direct consumers to specific pages which are auctioned to the customer base. The Company’s performance obligation is to deliver the leads to customers in accordance with the terms of the agreement. The Company has concluded that this constitutes a single performance obligation for financial reporting purposes and that such obligation is recognized at a point of time, for which the Company is transferring value to the customer through delivery.

Affiliate Management Revenue

For its Affiliate Management revenue, the Company places ads on behalf of its customers after identifying the appropriate platforms to place the ads, determining the most advantageous amount of ad spend per platform, determining the prices for each ad, and producing the marketing materials. The Company has concluded that this constitutes a single performance obligation for financial reporting purposes and that such obligation is recognized at a point of time, for which the Company is transferring value to the customer through delivery.

Reengagement Revenue

For its Reengagement revenue, the Company provides links and advertisements via online, email, and In-App that generate views which are paid for by the customer. The Company’s performance obligation is to deliver the activity of clicks on advertisements in accordance with the terms of the agreement. The Company has concluded that this constitutes a single performance obligation for financial reporting purposes and that such obligation is recognized at a point of time, for which the Company is transferring value to the customer through delivery.

Both streams of revenue above are recorded on a gross basis. The Company is responsible for fulfilling the delivery of services, establishing the selling price for the delivery, and the Company performs billing and collections, including ultimately retaining credit risk. The Company therefore determined that is serves as a principal and that gross presentation of revenue is appropriate.

Revenue consists of the following as of September 30:

	Point in Time
	2023	2022
	(unaudited)	(unaudited)

Lead Generation	$2,135,469	$10,610,937
Affiliate Management	9,189,208	-
Reengagement	339,085	1,163,805
Revenue	$11,663,762	$11,774,742

NOTE 6 — PROPERTY AND EQUIPMENT, NET

Property and equipment, net, consists of the following:

	September 30, 2023	December 31, 2022
	(unaudited)
Computer and equipment	$59,169	$59,169
Leasehold improvements	165,957	165,957
	225,126	225,126
Less accumulated depreciation	(172,074)	(139,696)
Property and equipment, net	$53,052	$85,430

Depreciation expense for the nine months ended September 30, 2023 and 2022 amounted to $32,378 and $34,924, respectively.

NOTE 7 — ACCRUED EXPENSES

Accrued expenses consist of the following:

	September 30, 2023	December 31, 2022
	(unaudited)
Credit cards	$434,500	$604,661
Payroll	1,695,822	892,755
Other	56,373	10,957
Accrued expenses	$2,186,695	$1,508,373

NOTE 8 — STOCKHOLDER’S EQUITY

Logiq, Inc., the parent of the Company, authorized a 2020 Equity Incentive Plan, which provides the issuance of common stock and restricted stock units (“RSU”) to be granted to eligible employees and consultants of Logiq, Inc, including those employed by DLQ, Inc.

Logiq, Inc. issued shares of common stock to certain employees and consultants of the Company for services rendered (the “Compensation Awards”). The Compensation awards were issued at the grant date fair value derived from OTCQX, the top tier of the three marketplaces for the OTC trading of stocks, under the symbol “LGIQ”. On April 28, 2022, a total of 100,000 shares were granted at $0.534 per unit. On July 8, 2022, a total of 250,000 shares were granted at $0.365 per unit. In the periods ended September 30, 2023 and 2022, there were no shares of common stock issued. For the period ended September 30, 2023, the Company recorded an expense of $1,130,250 for share-based compensation related to common stock issued in November 2022 as compensation for an Independent Contractor Agreement (refer to NOTE 12 – RELATED PARTIES). This expense included the recognition of the costs related to the consideration of an additional 1,750,000 restricted shares of Logiq, Inc. common stock as the Abri SPAC I, Inc., merger did not complete by April 1, 2023.

For the period ended September 30, 2022, there was no expense recorded for the issuance of common stock. As of September 30, 2023, there was approximately $154,833 of shared-based compensation remaining to be expensed related to the Independent Contractor Agreement.

RSU’s vest ratably every six months over three years. In the event the participant ceases to be a service provider for any reason before participant’s RSUs vest, the RSUs and participant’s right to acquire any shares will immediately terminate. To the extent actual forfeiture occurs, the amount will be recorded as adjustment to compensation expense in the period in which it occurred. On November 20, 2020, the Company granted 500,000 of RSUs to employees at $7.50 per unit. On July 16, 2021, one employee’s RSUs were forfeited in exchange of 130,000 shares of common stock. On January 7, 2022, two employee’s RSUs were terminated, and 200,000 non-vested shares were forfeited. On July 8, 2022, one employee’s RSUs were forfeited in exchange of 250,000 shares of common stock. All RSU’s have been forfeited as of December 31, 2022, and no shared-based compensation expense is remaining for future periods. Going forward the Company will no longer issue RSU’s under the 2020 Equity Incentive Plan.

For the period ended September 30, 2023, the Company recorded no expense for share-based compensation related to the RSUs. For the nine months ended September 30, 2022, a net recovery of share-based compensation related to the RSUs of $242,017 due to the forfeitures, offset by ongoing expense for non-forfeited RSUs, was recorded in general and administrative expenses on the carve-out consolidated financials.

NOTE 9 — LOSS PER SHARE

Basic loss per share is computed by dividing net loss applicable to Common Stockholders (the numerator) by the weighted average number of Common Stock shares outstanding for the period (the denominator). The computation of net loss per share as of September 30 is as follows:

	For the Nine Months Ended September 30,
	2023	2022
	(unaudited)	(unaudited)

Net Loss	$(4,291,281)	$(3,227,735)
Weighted-average common shares outstanding – Basic and Diluted	2,000	2,000
Loss per share – Basic and Diluted	$(2,145.64)	$(1,613.87)

NOTE 10 — COMMITMENTS AND CONTINGENCIES

Operating lease

In 2020, through the Push acquisition, the Company was assigned an operating lease for approximately 30,348 square feet of office and warehouse space located in Minneapolis, Minnesota, at a rate of $367,200 per annum. The terms of the lease acquired were to expire on December 31, 2021. On September 1, 2021, the operating lease was amended to reduce the square footage leased to 26,954 at a rate of $26,300 per month. On November 1, 2021, the operating lease was amended to further reduce the square footage leased to 12,422 at a rate of $17,500 per month to expire on December 31, 2022; however, the lease was extended from January 1, 2023 through April 30, 2023 at a rate of $4,150 per month.

Under the amended contract, there was no operating lease right-of-use asset and liability at September 30, 2023 and an operating lease right-of-use asset and liability of $58,122 and $16,589 at December 31, 2022, respectively, utilizing an effective present value rate at 3.25%.

For the nine months ended September 30, 2023 and 2022, the Company recorded approximately $58,122 and $154,132 in amortization expense, respectively. The Company’s net rental expense was approximately $76,188 and $158,000 for the nine-months ended September 30, 2023 and 2022, respectively. As of September 30, 2023, the lease has expired and there is no additional commitment.

NOTE 11 — LEGAL

From time to time, the Company is subject to various legal proceedings and claims, either asserted or unasserted, that arise in the ordinary course of business. Although the outcome of the various legal proceedings and claims cannot be predicted with certainty, management does not believe that any of these proceedings or other claims will have a material effect on the Company’s business, financial condition, results of operations or cash flows.

NOTE 12 — RELATED PARTIES

In both 2023 and 2022, the Company made advances to two related parties and obtained funding from Logiq, Inc. to support the operations of the business. The related party receivables are due from entities under common control of Logiq, Inc. and as of September 30, 2023 and December 31, 2022, amounts to approximately $3,784,000 and $3,780,000, respectively. The related party payable is due to Logiq, Inc. and as of September 30, 2023 and December 31, 2022, amounts to approximately $8,946,000 and $7,863,000, respectively.

On November 8, 2022, the Company entered into a Managed Services Agreement (the “MSA”) with a significant new client (the “Client”) and will provide certain affiliate management, website development, lead generation, email management, and search engine optimization services (collectively, the “Services”) to Client through the Company’s platform. The MSA will terminate on October 31, 2023, provided that the term may be extended beyond such date by mutual written agreement of the parties.

In connection with the MSA, on November 8, 2022, the Company and Client also entered into an Independent Contractor Agreement (the “IC Agreement,” and together with the MSA, the “Agreements”), pursuant to which Client will provide, on a non-exclusive basis, certain business development strategies and execution and consulting services regarding e-commerce, digital marketing, and online advertising, including lead generation, affiliate marketing and brand development to the Company. The term of the IC Agreement coincides with the term of the MSA.

As compensation for the services to be provided by Client to the Company under the IC Agreement, the Company agreed to issue Client 1,750,000 restricted shares of Logiq, Inc. common stock (the “Initial Shares”) upon execution of the Agreements. In the event that the proposed acquisition of a wholly owned subsidiary of the Company by Abri SPAC I, Inc., which proposed acquisition was previously disclosed by the Company in that Current Report on Form 8-K filed with the Securities and Exchange Commission on September 12, 2022, is not completed on or before April 1, 2023, then the Company shall issue Client an additional 1,750,000 restricted shares of Logiq, Inc. common stock (such additional shares together with the Initial Shares, the “Registrable Shares”) as further consideration pursuant to the Agreements.

The Initial Shares had a fair value of $805,000 and the Company is recognizing the expense over the term of the agreement. In March, the Company deemed it probable that the acquisition would not be completed on or before April 1, 2023 upon receipt of the SEC comment letter dated February 28, 2023. In accordance with ASC 718, Compensation — Stock Compensation, the Company deemed the fair value of the shares on February 29, 2023 to be $490,000 and is recognizing the expense over the remaining term of the agreement. Since the proposed acquisition by Abri SPAC I, Inc. was not completed by April 1, 2023, the Company has issued Client an additional 1,750,000 restricted shares of Logiq, Inc. common stock.

During the nine months ended September 30, 2023, the Company recognized $1,130,250 as compensation expense, which is included in general and administrative expenses on the accompanying carve-out consolidated statement of operations.

NOTE 13 — CONVERTIBLE PROMISSORY NOTES

On August 28, 2023 DLQ entered into an agreement with certain institutional investors (the “Investors”) for a $5 million investment in DLQ (the “DLQ Investment”) in the form of convertible promissory notes issued by DLQ (the “DLQ Notes”). The DLQ Notes shall convert into such number of shares of common stock of DLQ (the “Conversion Shares”), that would be exchanged for 1,600,000 Merger Consideration Shares at the Closing. Certain non-affiliated stockholders of DLQ will separately escrow 1,500,000 Merger Consideration Shares which may be issued to the Investors to cover any reset in the amount of Merger Consideration Shares to cover the DLQ Investment amount until the DLQ Investment has been recouped by the Investors. In addition, the Management Shares shall be placed in an escrow account until the DLQ Investment amount has been recouped by the Investors.

The DLQ Investment will be held in escrow with CST, (also acting as the “Funds Escrow Agent”), until the closing of the business combination, and will be immediately available to the Company upon the closing of the business combination in accordance with and subject to the terms of the escrow agreement by and among the Company, the placement agent and the Funds Escrow Agent. If the business combination had not closed by November 15, 2023, the funds would have been returned to the Investors and the DLQ Notes will have been canceled.

The assessment of the embedded conversion features within the convertible notes involved a comprehensive analysis under ASC Subtopic 815-15 (Derivatives and Hedging - Embedded Derivatives). Although the embedded features meets the definition of a derivative under ASC Topic 815, the embedded conversion features fall outside the scope of ASC Topic 815. The embedded features are scoped out of the guidance because they are considered to be indexed to the Company’s equity, based on guidance under ASC Subtopic 815-40 (Derivatives and Hedging - Contracts in Entity's Own Equity).

NOTE 14 — SUBSEQUENT EVENTS

The Company has evaluated subsequent events occurring through the date these financial statements were issued, for their potential impact on the carve-out consolidated financial statements and disclosures and there were no subsequent events to report except the following:

On November 2, 2023, the business combination between Abri and the Company was completed.

On December 5, 2023, the Board of Directors of Collective Audience, Inc. accepted the resignation of Brent Suen, the Company’s current Chief Executive Officer. Concurrently, on December 5, 2023, the Board approved the appointment of Peter Bordes to succeed Mr. Suen as the Company’s Chief Executive Officer. Mr. Bordes was granted restricted stock of 71,459 shares of the Company’s restricted stock as an inducement to enter into employment with the Company. The grant was made outside of a written equity incentive plan.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth all expenses to be paid by the Registrant, other than underwriting discounts and commissions, in connection with this offering. All amounts shown are estimates.

SEC registration fee	$587.52
FINRA filing fee	$—
Exchange listing fee	*
Printing and engraving	*
Legal fees and expenses	*
Accounting fees and expenses	*
Blue sky fees and expenses (including legal fees)	*
Transfer agent and registrar fees	*
Miscellaneous	*
Total	$587.52

*	Except for the SEC registration fee, estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this Registration Statement on Form S-1. To the extent required, any applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable in respect of any offering of securities under the registration statement.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law (“DGCL”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the DGCL are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933, as amended (the “Securities Act”).

As permitted by the DGCL, the Company’s Second Amended and Restated Certificate of Incorporation (as amended from time to time, the “Amended and Restated Certificate of Incorporation”) contains provisions that eliminate the personal liability of its directors for monetary damages for any breach of fiduciary duties as a director, except, as permitted by the DGCL, liability in the following instances:

●	a director violated his or her duty of loyalty to the Corporation or its stockholders;

●	acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions; or

●	derived improper personal benefit from its actions as a director.

As permitted by the DGCL, the Company’s Amended and Restated Bylaws (as amended from time to time, the “Bylaws”) provide that:

●	the Company shall indemnify its directors and officers, subject to very limited exceptions;

●	the Company shall advance expenses, as incurred, to its directors and officers in connection with a legal proceeding, subject to limited exceptions; and

●	the rights conferred in the Bylaws are not exclusive.

The Company has entered into indemnification agreements with its directors and executive officers, which provide for indemnification and advancements by the Company of certain expenses and costs under certain circumstances. At present, there is no pending litigation or proceeding involving a director or executive officer of the Registrant for which indemnification is sought. The indemnification provisions in the Amended and Restated Certificate of Incorporation, Bylaws and the indemnification agreements entered into between the Company and each of its directors and executive officers may be sufficiently broad to permit indemnification of the Company’s directors and executive officers for liabilities arising under the Securities Act.

The Company has directors’ and officers’ liability insurance for securities matters.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

We have sold the securities described below within the past three years which were not registered under the Securities Act. All of the sales listed below were made pursuant to an exemption from registration afforded by Section 4(a)(2) of the Securities Act (and Regulation D thereunder) or Rule 701 promulgated under Section 3(b) of the Securities Act.

Founder Shares

On April 12, 2021, the Sponsor paid $25,000, or $0.017 per share, to cover certain offering costs in consideration for 1,437,500 founder shares. Up to 187,500 founder shares were subject to forfeiture by the Sponsor depending on the extent to which the underwriters’ over-allotment option was exercised. On August 23, 2021, the Underwriters partially exercised the over-allotment option to purchase 276,250 Private Units. As a result, 4,020 founder shares were forfeited.

On the date of the IPO, the founder shares were placed into an escrow account maintained in New York, New York by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions, these shares will not be transferred, assigned, sold or released from escrow (subject to certain limited exceptions) for a period ending on (1) with respect to fifty percent (50%) of the founder shares, the earlier of one year after the date of the consummation of Abri’s initial business combination and the date on which the closing price of Abri’s shares of Common Stock equals or exceeds $12.50 per share (as adjusted for share splits, share capitalizations, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after Abri’s initial business combination and (2) with respect to the remaining fifty percent (50%) of the founder shares, one year after the date of Abri’s consummation of the initial business combination, or earlier, in either case, if, subsequent to the initial business combination, Abri consummates a liquidation, merger, stock exchange or other similar transaction which results in all of the stockholders having the right to exchange their shares of Common Stock for cash, securities or other property.

Private Units

Simultaneously with the closing of the IPO, the Company consummated the sale of 276,250 Private Units at a price of $10.00 per Private Unit in the Private Placement to the Sponsor, generating gross proceeds of $2,762,500. Each Private Unit consists of (i) one shares of Common Stock, and (ii) one Warrant. The Company granted the Underwriters in the IPO a 45-day option to purchase up to 750,000 additional Public Units to cover over-allotments, if any. On August 23, 2021, the Underwriters partially exercised the over-allotment option to purchase 733,920 Public Units, generating an aggregate of gross proceeds of $7,339,200. In connection with the Underwriters’ exercise of their over-allotment option, the Company also consummated the sale of an additional 18,348 Private Units at $10.00 per Private Unit to the Sponsor, generating gross proceeds of $183,480.

Consulting Agreements

On September 21, 2021, the Company entered into a Consulting Agreement with Chardan Capital Markets LLC (“Abri Consulting Agreement”) whereby Chardan was to provide certain merger and acquisition and capital markets advisory services to the Company with respect to their efforts to engage in an initial business combination transaction. Chardan will receive 30,000 shares of Common Stock upon the closing of the Business Combination with DLQ in connection with this agreement. On the date of the Closing, based on a stock price of $10.00, the shares would have a value of $300,000. This is a fixed fee arrangement, and in addition to the $1,500,000 deferred underwriting fee due to Chardan pursuant to the Underwriting Agreement dated August 9, 2021 in connection with the IPO.

Promissory Note — Related Party

On April 20, 2021, the Sponsor agreed to loan Abri up to $300,000 to be used for a portion of the expenses of the IPO (the “Promissory Note”). These loans were non-interest bearing, unsecured and were due at the earlier of December 31, 2021 or the closing of the IPO. As of December 31, 2021, there was a zero balance outstanding under the note.

On March 8, 2022, the Company issued a convertible promissory note (the “First Working Capital Note”) to the Sponsor. Pursuant to the First Working Capital Note, the Sponsor agreed to loan us an aggregate principal amount of $300,000. On April 4, 2022, the Company issued a second convertible promissory note for an aggregate principal amount of $500,000 (the “Second Working Capital Note”) to the Sponsor. On August 26, 2022, the Company issued a third convertible promissory note for an aggregate principal amount of $300,000 (the “Third Working Capital Note”) to the Sponsor. On November 22, 2022, the Company issued a fourth convertible promissory note for an aggregate principal amount of $150,000 (the “Fourth Working Capital Note”) to the Sponsor. On January 17, 2023, the Company issued a fifth convertible promissory note for an aggregate principal amount of $200,000 (the “Fifth Working Capital Note”) to the Sponsor. On February 10, 2023, the Company issued a sixth convertible promissory note for an aggregate principal amount of $150,000 (the “Sixth Working Capital Note”) to the Sponsor and on July 31, 2023, the Company issued a seventh working capital note in the amount of $11,250 (the “Seventh Working Capital Note”) to the Sponsor (the First Working Capital Note through the Seventh Working Capital Notes are hereinafter referred to as the “Working Capital Notes”). The Working Capital Notes were issued to fund working capital of the Company. The Working Capital Notes are non-interest bearing and all outstanding amounts under the Working Capital Notes will be due on the date on which we consummate our initial business combination (the “Maturity Date”).

Securities Purchase Agreement- Related Party

On December 19, 2023, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with certain related party investors (the “Investors”), pursuant to which the Company agreed to issue and sell to the Investors in a private placement (the “PIPE Offering”) (i) 465,118 shares (the “PIPE Shares”) of Common Stock of the Company, $0.0001 par value for a purchase price of $1.29 per share which was equal to the “Minimum Price” under Nasdaq rules, and (ii) warrants to purchase up to 697,678 shares of Common Stock (the “PIPE Warrants” and together with the shares underlying the Warrants, the “PIPE Warrants,” and the Shares, the “Securities”) for a total aggregate gross proceeds of approximately $600,000. The PIPE Offering closed on December 19, 2023.

The Purchase Agreement contains the customary representations, warranties, indemnification rights and obligations of the parties in agreements of this type, including that the Company will make reasonable efforts to file a registration statement on Form S-1 under the Securities Act of 1933, as amended (the “Securities Act”), to register the Securities within fifteen (15) days following the closing. No underwriter or placement agent participated in the Offering. The Company also granted a secondary right of refusal to one of the Investors to purchase future securities of the Company for six months following the closing date.

The PIPE Warrants

On December 19, 2023, the Company issued PIPE Warrants to purchase an aggregate of 697,678 shares of Common Stock, representing 150% of the number of PIPE Shares.  The PIPE Warrants are exercisable for shares of Common Stock immediately, at an exercise price of $2.19 per share and expire three (3) years from the date of issuance. The exercise price is subject to customary adjustments for stock dividends, stock splits, reclassifications and similar corporate events, as described in the Warrants.

Related Party Policy

Effective upon Closing, the Company adopted a related party transaction policy that sets forth its procedures for the identification, review, consideration and approval or ratification of related party transactions. The policy will become effective upon Closing. For purposes of the Company’s policy only, a related party transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which the Combined Company and any related party are, were or will be participants in which the amount involved exceeds $120,000. Transactions involving compensation for services provided to the Combined Company as an employee or director are not covered by this policy. A related party is any executive officer, director or beneficial owner of more than five percent (5%) of any class of the Combined Company’s voting securities and any of their respective immediate family members and any entity owned or controlled by such persons.

Under the policy, if a transaction has been identified as a related party transaction, including any transaction that was not a related party transaction when originally consummated or any transaction that was not initially identified as a related party transaction prior to consummation, the Combined Company’s management must present information regarding the related person transaction to the Combined Company’s audit committee, or, if audit committee approval would be inappropriate, to another independent body of the Combined Company’s Board of Directors, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to the Combined Company of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, the Combined Company will collect information that the Combined Company deems reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable the Combined Company to identify any existing or potential related-person transactions and to effectuate the terms of the policy. In addition, under the Combined Company’s Code of Conduct that the Combined Company expects to adopt prior to the closing of the Business Combination, the Combined Company’s employees and directors will have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. In considering related person transactions, the Combined Company’s audit committee, or other independent body of the Combined Company’s board of directors, will take into account the relevant available facts and circumstances including, but not limited to:

●	the risks, costs and benefits to the Combined Company;

●	the impact on a director’s independence in the event that the related party is a director, immediate family member of a director or an entity with which a director is affiliated;

●	the availability of other sources for comparable services or products; and

●	the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The policy requires that, in determining whether to approve, ratify or reject a related party transaction, the Combined Company’s audit committee, or other independent body of the Combined Company’s Board of directors, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the Combined Company’s best interests and those of the Combined Company’s stockholders, as the Combined Company’s audit committee, or other independent body of the Combined Company’s board of directors, determines in the good faith exercise of its discretion.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)     Exhibits.    We have filed the exhibits listed on the accompanying Exhibit Index of this registration statement.

Exhibit Number	Description of Exhibit	Schedule/Form	File Number	Exhibits	Filing Date
2.1†	Merger Agreement dated as of September 9, 2022 by and among Logiq, Inc., DLQ Inc., Abri SPAC I, Inc. and Abri Merger Sub, Inc.	Form 8-K	001-40723	2.1	September 12, 2022
2.2	First Amendment to the Merger Agreement dated as of May 1, 2023, by and among Logiq, Inc., Abri SPAC I, Inc., Abri Merger Sub, Inc., and DLQ, Inc.	Form 8-K	001-40723	2.2	May 2, 2023
2.3	Second Amendment to the Merger Agreement dated as of June 8, 2023, by and among Logiq, Inc., Abri SPAC I, Inc., Abri Merger Sub, Inc., and DLQ, Inc.	Form 8-K	001-40723	2.3	June 9, 2023
2.4	Third Amendment to the Merger Agreement dated as of July 20, 2023, by and among Logiq, Inc., Abri SPAC I, Inc., Abri Merger Sub, Inc., and DLQ, Inc.	Form 8-K	001-40723	2.4	July 25, 2023
2.5	Fourth Amendment to the Merger Agreement dated as of August 28, 2023 by and among Logiq, Inc., Abri SPAC I, Inc., Abri Merger Sub, Inc., and DLQ, Inc.	Form 8-K	000-51815	2.5	August 31, 2023
3.1	Second Amended and Restated Certificate of Incorporation	Form 8-K	000-51815	3.1	November 7, 2023
3.2	Amended and Restated Bylaws	Form S-4	333-268133	Annex C	September 27, 2023
4.1	Specimen Common Stock Certificate	Form S-1	333-257916	4.2	July 15, 2021
4.2	Specimen Warrant Certificate	Form S-1	333-257916	4.3	July 15, 2021
4.3	Warrant Agreement dated August 9, 2021, by and between Continental Stock Transfer and Trust Company and Abri	Form 8-K	001-40723	4.1	August 13, 2021
4.4	Specimen Unit Certificate	Form S-1	333-257916	4.1	July 15, 2021
4.5	Form of Warrant	Form 8-K	001-40723	4.1	December 26, 2023
5.1*	Opinion of Procopio, Cory, Hargreaves & Savitch, LLP
10.1	Form of Amended and Restated Registration Rights Agreement	Form S-4	333-268133	10.9	November 3, 2022
10.2	Form of Voting Agreement	Form S-4	333-268133	10.14	November 3, 2022
10.3	Form of Management Earnout Agreement	Form S-4	333-268133	10.12	November 3, 2022
10.4	Form of Sponsor Earnout Agreement	Form S-4	333-268133	10.13	November 3, 2022
10.5	Form of Warrant Revenue Sharing Side Letter	Form S-4	333-268133	10.15	November 3, 2022
10.6	Form of Lock-up Agreement	Form S-4	333-268133	10.10	November 3, 2022
10.7	Form of Indemnification Agreement	Form S-1	333-257916	10.6	July 15, 2021
10.8	Form of Parent Stockholder Support Agreement	Form 8-K	001-40723	10.1	September 12, 2022
10.9	Form of Escrow Agreement between DLQ, Inc. and Continental Stock Transfer	Form 8-K	001-40723	10.9	November 7, 2023
10.10	Form of Escrow Agreement between Logiq, Inc, and Continental Stock Transfer	Form 8-K	001-40723	10.10	November 7, 2023
10.11	Right of First Refusal Agreement	Form 8-K	001-40723	10.11	November 7, 2023
10.12+	Employment Agreement between Collective Audience, Inc. and Peter Bordes, dated December 5, 2023	Form 8-K	001-40723	10.1	December 11, 2023
10.13	Form of Securities Purchase Agreement	Form 8-K	001-40723	10.1	December 26, 2023
10.14+	Collective Audience 2024 Equity Incentive Plan	Form 8-K	001-40723	10.2	January 5, 2023
21.1	Subsidiaries of the Company	Form 8-K	001-40723	21.1	November 7, 2023
23.1*	Consent of Frazier & Deeter, LLC
23.2*	Consent of Procopio, Cory, Hargreaves & Savitch, LLP (included in exhibit 5.1)
24.1*	Power of Attorney (included in signature page)
104	Cover Page Interactive Data File (embedded within Inline XBRL document)
107*	Filing Fee Table

*	Filed herewith
+	Indicates a management or compensatory plan.
†	Schedules to this exhibit have been omitted pursuant to Item 601(b)(2) of Registration S-K. The Registrant hereby agrees to furnish a copy of any omitted schedules to the SEC upon request.

ITEM 17. UNDERTAKINGS.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	If the registrant is subject to Rule 430C (§ 230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 12, 2024.

COLLECTIVE AUDIENCE, INC.

By:	/s/ Peter Bordes
Peter Bordes Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Peter Bordes as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, proxy and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Peter Bordes	Chief Executive Officer	January 12, 2024
Pete Bordes	(Principal Executive Officer)
/s/ Robb Billy	Chief Financial Officer	January 12, 2024
Robb Billy	(Principal Financial and Accounting Officer)
/s/ Christopher Hardt	Director	January 12, 2024
Christopher Hardt
/s/ Denis Duncan	Director	January 12, 2024
Denis Duncan
/s/ Elisabeth DeMarse	Director	January 12, 2024
Elisabeth DeMarse
/s/ Nadine Watt	Director	January 12, 2024
Nadine Watt

/s/ Brent Suen	Director	January 12, 2024
Brent Suen